Exhibit 10.1

AMENDED AND RESTATED
LOAN AGREEMENT
between

THE SHOPS AT SUMMERLIN NORTH, LP
and
THE SHOPS AT SUMMERLIN SOUTH, LP
as Borrower

and

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent,

U.S. BANK NATIONAL ASSOCIATION
as Syndication Agent

and

THE FINANCIAL INSTITUTIONS NOW OR HEREAFTER SIGNATORIES HERETO AND THEIR ASSIGNEES PURSUANT TO SECTION 16.13, as Lenders,

WELLS FARGO SECURITIES, L.L.C.,
as Sole Lead Arranger and Sole Bookrunner,

Entered into as of July 15, 2014

WFB LOAN NO. 1009684

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3.6	WITHHOLDING OF ADVANCES; RETENTION	37

3.7	DEVELOPER’S FEES	37

ARTICLE 4. IMPOUNDS		38

4.1	TAX IMPOUND	38

4.2	INSURANCE IMPOUND	38

4.3	GENERAL	38

4.4	GRANT OF SECURITY INTEREST IN IMPOUNDS, ACCOUNTS; APPLICATION OF FUNDS	39

ARTICLE 5. CONSTRUCTION		39

5.1	COMMENCEMENT AND COMPLETION	39

5.2	COMMENCEMENT AND COMPLETION OF OFFSITE IMPROVEMENTS	40

5.3	FORCE MAJEURE	40

5.4	CONSTRUCTION AGREEMENT	40

5.5	ARCHITECT’S AGREEMENT	40

5.6	PLANS AND SPECIFICATIONS	40

5.7	CONTRACTOR/CONSTRUCTION INFORMATION	41

5.8	PROHIBITED CONTRACTS	42

5.9	LIENS	42

5.10	CONSTRUCTION RESPONSIBILITIES	42

5.11	ASSESSMENTS AND COMMUNITY FACILITIES DISTRICTS	42

5.12	DELAY	42

5.13	INSPECTIONS	43

5.14	SURVEYS	43

5.15	NOTICE OF COMPLETION	43

ARTICLE 6. INSURANCE		43

6.1	TITLE INSURANCE	43

6.2	PROPERTY INSURANCE	44

6.3	FLOOD HAZARD INSURANCE	44

6.4	LIABILITY INSURANCE	44

6.5	OTHER COVERAGE	44

6.6	GENERAL	44

6.7	COLLATERAL PROTECTION INSURANCE NOTICE	44

6.8	BLANKET INSURANCE	45

ARTICLE 7. REPRESENTATIONS AND WARRANTIES		45

7.1	AUTHORITY/ENFORCEABILITY	45

7.2	BINDING OBLIGATIONS	45

7.3	FORMATION AND ORGANIZATIONAL DOCUMENTS	45

7.4	NO VIOLATION	45

7.5	COMPLIANCE WITH LAWS	45

7.6	LITIGATION	46

7.7	FINANCIAL CONDITION	46

7.8	NO MATERIAL ADVERSE CHANGE	46

7.9	LOAN PROCEEDS AND ADEQUACY	46

7.10	ACCURACY	46

7.11	TAX LIABILITY	46

7.12	TITLE TO ASSETS; NO LIENS	46

7.13	MANAGEMENT AGREEMENTS	46

7.14	UTILITIES	46

7.15	COMPLIANCE	47

7.16	AMERICANS WITH DISABILITIES ACT COMPLIANCE	47

7.17	ANCHOR AGREEMENTS	47

7.18	BUSINESS LOAN	47

7.19	OFAC	47

7.20	PROJECT INFORMATION	47

7.21	REAFFIRMATION AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES	47

7.22	FULL FORCE AND EFFECT	48

ARTICLE 8. REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING SPECIAL PURPOSE ENTITY (“SPE”) STATUS		48

8.1	REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING SPECIAL PURPOSE ENTITY (“SPE”) STATUS	48

ARTICLE 9. HAZARDOUS MATERIALS		50

9.1	SPECIAL REPRESENTATIONS AND WARRANTIES	50

9.2	HAZARDOUS MATERIALS COVENANTS	50

9.3	INSPECTION BY ADMINISTRATIVE AGENT	51

9.4	HAZARDOUS MATERIALS INDEMNITY	51

9.5	LEGAL EFFECT	52

ARTICLE 10. SET ASIDE LETTERS		52

10.1	SET ASIDE LETTERS	52

ARTICLE 11. COVENANTS OF BORROWER		53

11.1	EXPENSES	53

11.2	ERISA COMPLIANCE	53

11.3	LEASING	53

11.4	APPROVAL OF LEASES	53

11.5	INCOME FROM PROPERTY	55

11.6	INCOME TO BE APPLIED TO DEBT SERVICE	55

11.7	SUBDIVISION MAPS	56

11.8	OPINION OF LEGAL COUNSEL	56

11.9	FURTHER ASSURANCES	56

11.10	MERGER, CONSOLIDATION, TRANSFER OF ASSETS	56

11.11	ASSIGNMENT	56

11.12	MANAGEMENT OF PROPERTY	57

11.13	APPRAISAL	57

11.14	CHANGE IN STRUCTURE OR MANAGEMENT	57

11.15	EXISTENCE	57

11.16	TAXES AND OTHER LIABILITIES	57

11.17	NOTICE	57

11.18	INSURANCE	58

11.19	REPAIR	58

11.20	SNDA DELIVERY	58

11.21	SWAP AGREEMENT	58

11.22	REQUIREMENTS OF LAW	58

11.23	LIMITATIONS ON DISTRIBUTIONS, ETC.	58

11.24	AMERICANS WITH DISABILITIES ACT COMPLIANCE	58

11.25	ANCHOR AGREEMENTS	58

11.26	INTENTIONALLY OMITTED	58

11.27	CASH TRAP EVENT PERIOD	58

11.28	POST CLOSING REQUIREMENTS	59

11.29	DEVELOPMENT MANAGEMENT AGREEMENT	59

ARTICLE 12. REPORTING COVENANTS		60

12.1	FINANCIAL INFORMATION	60

12.2	BOOKS AND RECORDS	61

12.3	LEASING REPORTS	61

12.4	ANNUAL BUDGET	61

12.5	OPERATING STATEMENTS FOR PROPERTY AND IMPROVEMENTS	61

12.6	KNOWLEDGE OF DEFAULT; ETC.	61

12.7	LITIGATION, ARBITRATION OR GOVERNMENT INVESTIGATION	61

12.8	ENVIRONMENTAL NOTICES	61

12.9	CERTIFICATE OF BORROWER	61

12.10	OTHER INFORMATION	62

12.11	FORM; WARRANTY	62

ARTICLE 13. DEFAULTS AND REMEDIES		62

13.1	DEFAULT	62

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13.2	ACCELERATION UPON DEFAULT; REMEDIES	65

13.3	ACCELERATION UPON LOSS OF SECURITY	65

13.4	APPLICATION OF PROCEEDS AFTER ACCELERATION	65

13.5	DISBURSEMENTS TO THIRD PARTIES	66

13.6	ADMINISTRATIVE AGENT’S COMPLETION OF CONSTRUCTION	66

13.7	ADMINISTRATIVE AGENT’S CESSATION OF CONSTRUCTION	66

13.8	REPAYMENT OF FUNDS ADVANCED	67

13.9	SETOFF	67

13.10	RIGHTS CUMULATIVE, NO WAIVER	67

ARTICLE 14. DUE ON SALE/ENCUMBRANCE		67

14.1	PROPERTY TRANSFERS	67

14.2	EQUITY TRANSFERS	68

14.3	CERTIFICATES OF OWNERSHIP	69

ARTICLE 15. THE ADMINISTRATIVE AGENT; INTERCREDITOR PROVISIONS		69

15.1	APPOINTMENT AND AUTHORIZATION	69

15.2	WELLS FARGO AS LENDER	70

15.3	LOAN DISBURSEMENTS	71

15.4	DISTRIBUTION AND APPORTIONMENT OF PAYMENTS; DEFAULTING LENDERS	71

15.5	PRO RATA TREATMENT	72

15.6	SHARING OF PAYMENTS, ETC.	73

15.7	COLLATERAL MATTERS; PROTECTIVE ADVANCES	73

15.8	POST-FORECLOSURE PLANS	74

15.9	APPROVALS OF LENDERS	75

15.10	NOTICE OF DEFAULTS	75

15.11	ADMINISTRATIVE AGENT’S RELIANCE, ETC.	75

15.12	INDEMNIFICATION OF ADMINISTRATIVE AGENT	76

15.13	LENDER CREDIT DECISION, ETC.	77

15.14	SUCCESSOR ADMINISTRATIVE AGENT	77

15.15	NO SET-OFFS	78

ARTICLE 16. MISCELLANEOUS PROVISIONS		78

16.1	INDEMNITY	78

16.2	FORM OF DOCUMENTS	78

16.3	NO THIRD PARTIES BENEFITED	79

16.4	NOTICES	79

16.5	ATTORNEY-IN-FACT	79

16.6	ACTIONS	79

16.7	RIGHT OF CONTEST	79

16.8	RELATIONSHIP OF PARTIES	79

16.9	DELAY OUTSIDE LENDER’S CONTROL	79

16.10	ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT	80

16.11	IMMEDIATELY AVAILABLE FUNDS	80

16.12	AMENDMENTS AND WAIVERS	80

16.13	SUCCESSORS AND ASSIGNS	81

16.14	ADDITIONAL COSTS	83

16.15	NO WAIVER	84

16.16	SIGNS	84

16.17	LENDER’S AGENTS	85

16.18	TAX SERVICE	85

16.19	WAIVER OF RIGHT TO TRIAL BY JURY	85

16.20	SEVERABILITY	85

16.21	TIME	85

16.22	HEADINGS	85

16.23	GOVERNING LAW; CONSENT TO JURISDICTION	85

16.24	USA PATRIOT ACT NOTICE; COMPLIANCE	86

16.25	ELECTRONIC DOCUMENT DELIVERIES	86

16.26	INTEGRATION; INTERPRETATION	86

16.27	JOINT AND SEVERAL LIABILITY	87

16.28	POWERS OF ATTORNEY	87

16.29	RULES OF CONSTRUCTION	87

16.30	USE OF SINGULAR AND PLURAL; GENDER	87

16.31	EXHIBITS, SCHEDULES AND RIDERS	87

16.32	INCONSISTENCIES	87

16.33	COUNTERPARTS	87

16.34	CONTRIBUTIONS AND WAIVERS	87

16.35	PRIOR LOAN DOCUMENTS	91

EXHIBITS AND SCHEDULES

SCHEDULE 1.1 - PRO RATA SHARES
SCHEDULE 7.6 -LITIGATION DISCLOSURE
SCHEDULE 9.1 - ENVIRONMENTAL REPORTS
SCHEDULE 11.28 - POST CLOSING REQUIREMENTS

SCHEDULE 16.34 – ALLOCATED LOAN AMOUNT

EXHIBIT A - DESCRIPTION OF PROPERTY
EXHIBIT A-1 - SITE PLAN
EXHIBIT B – DOCUMENTS
EXHIBIT C - DISBURSEMENT BUDGET
EXHIBIT D - FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT E - FORM OF PROMISSORY NOTE
EXHIBIT F - DISBURSEMENT INSTRUCTION AGREEMENT
EXHIBIT G-1 - U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT G-2 - U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT G-3 - U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT G-4 - U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

AMENDED AND RESTATED LOAN AGREEMENT

THIS AMENDED AND RESTATED LOAN AGREEMENT (“Agreement”) dated as of July 15, 2014 by and among THE SHOPS AT SUMMERLIN NORTH, LP, a Delaware limited partnership (“Summerlin North”) and THE SHOPS AT SUMMERLIN SOUTH, LP, a Delaware limited partnership (“Summerlin South”, together with  Summerlin North, herein collectively called “Borrower”), each of the financial institutions initially a signatory hereto together with their assignees under Section 16.13 (“Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”) as contractual representative of the Lenders to the extent and in the manner provided in Article 14 (in such capacity, the “Administrative Agent”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”) as Syndication Agent.  Wells Fargo Securities, L.L.C., is the Sole Lead Arranger and Sole Bookrunner (the “Arranger”).

R E C I T A L S

A.                                    Borrower owns certain real property described in Exhibit A hereto (“Property”).

B.                                    Borrower proposes to construct a mixed-used development on the Property consisting of (i) an outdoor regional mall containing approximately 1,084,446 rentable square feet, which shall be anchored by Dillard’s and Macy’s, and which component is hereinafter referred to as the “Fashion Center”, (ii) a power center containing approximately 278,471 rentable square feet, and which component is hereinafter referred to as the “Market Center”, and (iii) an eight story office tower containing approximately 202,516 rentable square feet constructed on top of the ground floor retail located in the Fashion Center (the “Office Tower”), and which mixed-use development is located within the Summerlin Master Planned Community in Las Vegas, Nevada, together with all appurtenances, fixtures, and Tenant Improvements now or hereafter located on the Property (all of the foregoing, as the same may be modified or changed as permitted herein, herein collectively called the “Improvements”). The Improvements shall be constructed in accordance with plans and specifications which Borrower has heretofore delivered, or will hereafter deliver to Administrative Agent, as amended in order to comply with the terms and conditions of this Agreement (as the same may be modified or changed as permitted herein, the “Plans and Specifications”).  Borrower has requested from Lenders a loan for the purpose of such construction.

NOW, THEREFORE, Borrower, Administrative Agent and Lenders agree as follows:

ARTICLE 1.  DEFINITIONS

1.1                               DEFINED TERMS.  The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below.  Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

“Accounts” — shall have the meaning ascribed to such term in the Cash Management Agreement, together with any other accounts of Borrower maintained with Administrative Agent.

“Account Funds” - means all sums now or hereafter on deposit in the Accounts.

“ADA” - means the Americans with Disabilities Act, of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. § 12101, et seq., as amended from time to time.

“Administrative Agent” - means Wells Fargo Bank, National Association, or any successor Administrative Agent appointed pursuant to Section 15.14.

“Advance” - means any advance of Loan proceeds or Borrower’s Funds under this Agreement.

“Affiliate” - means, with respect to any Person, (a) in the case of any such Person which is a partnership or limited liability company, any partner or member in such partnership or limited liability company, respectively, (b) any other Person which is directly or indirectly Controlled by, Controls or is under common Control with such Person or one or more of the Persons referred to in the preceding clause (a), (c) any other Person who is an officer, director, trustee or employee of, or partner in, such Person or any Person referred to in the preceding clauses (a) and (b), (d) any other Person who is a member of the immediate family of such Person or of any Person referred to in the preceding clauses (a) through (c), and (e) any other Person that is a trust solely for the benefit of one or more Persons referred to in clause (d) and of which such Person is sole trustee; provided, however, in no event shall (x) Administrative Agent or any Lender or any of their Affiliates or (y) any “regional center” or other entity established to provide investment in Borrower through the EB-5 Program be an Affiliate of Borrower.

“Agreement” - shall have the meaning given to such term in the preamble hereto.

“Anchor Agreements” means, collectively, (i) the Anchor Leases, (ii) the Macy’s Separate Agreement, (iii) the Dillard’s Separate Agreement and (iv) the COREA.

“Anchor Lease” means, collectively, (i) the Macy’s Lease and (ii) any lease entered into covering the Future Anchor Parcel.

“Applicable Law” means all applicable provisions of constitutions, statutes, rules, regulations and orders of any Governmental Authority, including all orders and decrees of all courts, tribunals and arbitrators.

“Applicable Spread” means two and one-fourth percent (2.25%); provided, at such time as (i) Final Completion of all Improvements has been achieved, (ii) the Property and Improvements achieves a Debt Service Coverage Ratio of at least 1.15:1.0 for two consecutive calendar quarters, and (iii) no Default is then existing, then the Applicable Spread shall be reduced to two percent (2.0%).  The reduction in the Applicable Spread set forth above shall become effective on the first day of the first calendar month following Borrower having provided to Administrative Agent written confirmation, in form and detail reasonably satisfactory to Administrative Agent, that the applicable conditions have been satisfied.

“Appraisal” - means a written appraisal prepared by an independent MAI appraiser acceptable to Administrative Agent and subject to Administrative Agent’s customary independent appraisal requirements and prepared in compliance with all applicable regulatory requirements, including the Financial Institutions Recovery, Reform and Enforcement Act of 1989, as amended from time to time, subject to review and adjustment consistent with Administrative Agent’s standard practices.

“Appraisal Debt Yield” means the Appraisal NOI, divided by the stated amount of the Loan (i.e., $311,800,000).

“Appraisal NOI” means the “as-if stabilized” Net Operating Income as set forth in the Appraisal obtained in connection with the closing of the Loan, and subject to review and adjustment consistent with Administrative Agent’s standard practices (including but not limited to, a minimum management fee of three percent (3.0%) of Operating Revenues and a minimum $.20 per rentable square foot replacement reserve), and approved by Administrative Agent.

“Appraised Value” means the as-if appraised value for the Property (on an “as-is” or “as-if stabilized” basis, as provided herein) as indicated by an Appraisal approved by Administrative Agent and prepared by an appraiser designated by Administrative Agent, in Administrative Agent’s sole discretion.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.

“Approved Lease Form” - means the standard lease form or forms for the Property approved by Administrative Agent from time to time, and which shall include estoppel, subordination, attornment and mortgagee protection provisions satisfactory to Administrative Agent in Administrative Agent’s reasonable discretion.

“Approved Leases” - shall have the meaning given to such term in Section 11.4(b).  Notwithstanding anything to the contrary contained in this Agreement, for purposes of computing Net Operating Income or In Place NOI, a Lease shall not be an Approved Lease (or shall cease to be an Approved Lease) if (i) the tenant under such Lease becomes insolvent or becomes subject to a voluntary or involuntary petition under any bankruptcy proceeding, (ii) a material default by the tenant has occurred and is existing under such Lease, (iii) such Lease has expired or been terminated, (iv) the tenant under the Lease fails to operate its business continuously in the leased premises covered by such Lease, (v) less than six (6) months is remaining in the term of the Lease and either (1) there is no exercisable option contained in the terms of the Lease or (2) the tenant has not yet given notice of its exercise of any exercisable option contained in the terms of the Lease, (vi) subject to the immediately following sentence, the tenant under the Lease has not commenced the payment of any rent (excluding security deposits) under the Lease or (vii) the tenant has asserted, or has the right to assert, its rights under a co-tenancy, volume out provision or similar lease provision (after expiration of any applicable cure period provided to landlord under the Lease to cure such condition).  Notwithstanding the foregoing, clause (vi) in the preceding sentence shall not apply to any Lease with a Credit Tenant so long as contractual base rent (following any concession period) will commence within six (6) months of the date of such computation, as provided in the definition of In Place NOI.

“Architect” - means collectively, (i) Altoon + Porter Architects, LLP (“Altoon”), and (ii) ELS Architecture and Urban Design (“ELS”).

“Architect’s Agreement” — means, collectively, (i) the Architectural Services Agreement dated September 6, 2012 by and between Summerlin Centre, LLC (whose interest thereunder has been assigned to Development Manager) and Altoon, and (ii) the Architectural Services Agreement dated August 14, 2012 by and between Summerlin Centre, LLC (whose interest thereunder has been assigned to Development Manager) and ELS.

“Assignee” - shall have the meaning given to such term in Section 16.13(c).

“Assignment and Assumption Agreement” - means an Assignment and Assumption Agreement among a Lender, an Assignee and the Administrative Agent, substantially in the form of Exhibit D.

“Bankruptcy Code” - means the Bankruptcy Reform Act of 1978 (11 USC § 101-1330) as now or hereafter amended or recodified.

“Bonded Work” - shall have the meaning given to such term in Section 10.1.

“Borrower” - shall have the meaning given to such term in the preamble hereto.

“Borrower’s Account” - means an account with Wells Fargo, account number      in the name of Borrower, into which Loan proceeds when qualified for disbursement shall be deposited, and into which funds from the Lockbox Account shall be transferred on a daily basis pursuant to the Cash Management Agreement so long as no Cash Trap Event Period is then existing.

“Borrower’s Equity” - means the sum of $167,893,000, which amount is required to be contributed by Borrower to pay for the costs of construction of the Improvements in accordance with the Disbursement Budget before any Advance by Lenders under this Agreement.  The Borrower’s Equity shall be in the form of (i) the land described in Exhibit A attached hereto (which is deemed to have a value of $78,436,000) and (ii) cash equity in the amount of $89,457,000.

“Borrower’s Funds” - means all funds of Borrower deposited with Administrative Agent, for the benefit of Lenders, pursuant to the terms and conditions of this Agreement.

“Borrower’s Funds Account” - means an account with Wells Fargo in the name of Borrower into which any Borrower’s Funds, if required hereunder shall be deposited.

“Business Day” - means (a) any day of the week other than Saturday, Sunday or other day on which the offices of Administrative Agent in San Francisco, California are authorized or required to close and (b) with reference to the One-Month LIBO Rate or LIBOR Market Index Rate, any such day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.  Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Cash Management Agreement” — means that certain Cash Management Agreement dated of even date with this Agreement entered into by and between Borrower and Administrative Agent, for the benefit of the Lenders.

“Cash Trap Event Period” — has the meaning given to such term in Section 11.27 of this Agreement.

“Charges” shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Lenders in connection with the transactions relating to the Notes and the other Loan Documents, which are treated as interest under applicable law.

“Collateral” - means the Property, Improvements and any personal property or other collateral with respect to which a Lien or security interest was granted to Administrative Agent, for the benefit of Lenders, pursuant to the Loan Documents.

“Commitment” - means, as to each Lender, such Lender’s obligation to make disbursements pursuant to Article 3 and Section 15.3, in an amount up to, but not exceeding the amount set forth for such Lender on Schedule 1.1 attached hereto as such Lender’s “Commitment Amount” or as set forth in the applicable Assignment and Assumption Agreement, as the same may be reduced from time to time pursuant to the terms of this Agreement or as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 16.13.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Construction Agreement” - means the agreements to construct the Improvements by and between Borrower or Development Manager, on the one hand, and Contractor or any other party on the other hand, including, but not limited to, that certain Construction Management Agreement dated as of August 29, 2013 between Development Manager and Contractor.

“Contractor” - means VCC, LLC, d/b/a CMSI and any other party engaged by a Borrower or Development Manager to construct any of the Improvements.

“Control” - means (including with respect to its correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“COREA” - means that certain Construction, Operation and Reciprocal Easement Agreement dated as of November 1, 2013, executed by and among Summerlin North, Dillard’s and Macy’s, and recorded as Instrument No. 201311010001604 in the official records of Clark County, Nevada.

“Credit Tenant” - means either (i) a tenant with a minimum credit rating of at least “BBB” from S&P or “Baa2” from Moody’s, or better (or a tenant under an Approved Lease whose obligations under such Lease are guaranteed by an entity with such credit rating); provided, however, that if a tenant under an Approved Lease (or such lease guarantor) has a credit rating from both S&P and Moody’s, then the lowest credit rating of the two shall be used for purposes of this definition, or (ii) an otherwise creditworthy tenant as determined by Administrative Agent in its sole discretion.

“Debt Service Coverage Ratio” - means the ratio achieved by dividing the In Place NOI as of the applicable Determination Date by the greater of:  (a) the actual debt service payments due under the Loan for the prior calendar quarter (including without limitation, accrued interest and any scheduled principal payments, if any), which amount shall be annualized; (b) the amount obtained by multiplying the outstanding principal balance of the Loan by a debt service constant based on the then prevailing ten (10) year Treasury Rate plus two and one-fourth percent (2.25%) and a thirty (30) year amortization schedule; and (c) the amount obtained by multiplying the outstanding principal amount of the Loan by a debt service constant equal to 8.87%.

“Default” - shall have the meaning given to such term in Section 13.1.

“Defaulting Lender” - means any Lender which fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation or, if no time frame is specified, if such failure or refusal continues for a period of five (5) Business Days after notice from Administrative Agent.

“Default Rate” - is a rate of interest per annum five percent (5%) in excess of the applicable Effective Rate in effect from time to time.

“Delinquency Date” - shall have the meaning given to such term in Section 4.1.

“Determination Date” - means a specific date on which the Debt Service Coverage Ratio or Loan-to-Value Ratio are calculated from time to time for purposes of this Agreement as more particularly provided herein.  With respect to the calculation of the Debt Service Coverage Ratio for the First Option to Extend and the Second Option to Extend, the Determination Date shall mean the last day of the first month which is at least thirty (30) days prior to the Original Maturity Date (in the case of the First Option to Extend) or the First Extended Maturity Date (in the case of the Second Option to Extend).

“Development Management Agreement” means that certain Development Management Agreement dated August 20, 2013, executed by and between Summerlin Centre, LLC (whose interest thereunder has been assigned to Borrower), and Development Manager.

“Development Manager” means Summerlin Development, LLC, a Delaware limited liability company, being the development manager engaged by Borrower to supervise and oversee the construction of the Improvements, which Development Manager is an Affiliate of Guarantor.

“Dillard’s Separate Agreement” - means that certain Separate Agreement dated as of November 1, 2013 executed by and between Summerlin North and Dillard Investment Co., Inc. (“Dillard’s”).

“Disbursement Budget” - shall have the meaning given in Exhibit C hereto.

“Disbursement Instruction Agreement” - means a Disbursement Instruction Agreement in the form of attached hereto as Exhibit F, or such other form as Administrative Agent may require from time to time.

“Dollars” and “$” - means the lawful money of the United States of America.

“Due Date” - shall have the meaning given to such term in Section 2.8(a).

“EB-5 Entity” means any “regional center” or other entity established to provide investment in Borrower through the EB-5 Program.

“EB-5 Program” means that certain program designed specifically to serve non-U.S. citizens seeking to immigrate to the United States by making a qualifying investment through a “regional center,” as such term is defined at 8 CFR 204.6(e), approved under the USCIS’ Immigrant Investor Pilot Program, as provided at 8 CFR 204.6(m).

“Effective Date” - means the earlier of (i) date the Security Instrument is recorded in the Office of the County Recorder of the county where the Property is located and (ii) the date Administrative Agent authorizes the Initial Advance to be disbursed to Borrower.

“Effective Rate” - shall have the meaning given to such term in Section 2.8(e).

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and (ii) unless a Default exists, Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include Borrower or any of Borrower’s Affiliates or subsidiaries.

“Embargoed Person” - means any person, entity or country which is a sanctioned person, entity or country under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder (including regulations administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury and the Specially Designated Nationals List maintained by OFAC) with the result that the investment in Borrower and/or Guarantor, as applicable (whether directly or indirectly), is prohibited by, or the Loan made by Lenders is in violation of, any applicable federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting Borrower or any property (real or personal) securing the Loan, or any part thereof, whether now or hereafter enacted and in force.

“ERISA” - means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“Excess Cash Reserve Account” - has the meaning given to such term in the Cash Management Agreement.

“Excluded Rate Contract Obligation” means, with respect to any Loan Party Guarantor, any guarantee of any Swap Obligations under a Secured Rate Contract if, and only to the extent that and for so long as, all or a portion of the guarantee of such Loan Party Guarantor of, or the grant by such Loan Party Guarantor of a security interest to secure, such Swap Obligation under a Secured Rate Contract (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of such Loan Party Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation under a Secured Rate Contract.  If a Swap Obligation under a Secured Rate Contract arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation under a Secured Rate Contract that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loan or Commitment pursuant to an Applicable Law in effect on the date on which (x) such Lender acquires such interest in the Loan or Commitment) or (y) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section  2.15(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Fashion Center” - shall have the meaning given to such term in Recital B.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Final Completion” means completion of construction of all of the Improvements (exclusive of Tenant Improvements that are not, under the terms of the respective Lease, required to be completed by the Final Completion Date), free and clear of liens.  Final Completion shall be deemed to have occurred upon (a) (i) Administrative Agent’s receipt of a written statement or certificate executed by the architect designated or shown on the Plans and Specifications certifying, without qualification or exception, that the Improvements are completed in substantial accordance with the Plans and Specifications, (ii) Administrative Agent’s receipt of all Permits required for occupancy for all of the Improvements issued by the local Governmental Authority having jurisdiction and authority to issue same, (iii) Administrative Agent’s receipt of an all bills paid affidavit from the Contractor confirming that all bills and invoices for work and materials provided in connection with the construction of the Improvements have been paid in full (or otherwise bonded around in accordance with Applicable Law and otherwise in a manner reasonably acceptable to Administrative Agent so that no mechanic’s or materialman’s liens encumber the Property), (iv) the expiration of the statutory period(s) within which valid mechanic’s liens, materialman’s liens may be recorded and/or served by reason of the construction of the Improvements, or, alternatively, Administrative Agent’s receipt of valid, unconditional releases thereof from all persons entitled to record said liens and (v) receipt by Administrative Agent of a final down date endorsement to the Title Policy confirming that no mechanic’s or materialmen’s liens have been filed and remain outstanding against the Property; or at Administrative Agent’s option, (b) Administrative Agent’s receipt of such other evidence of lien free completion of the Improvements in accordance with the Plans and Specifications as Administrative Agent deems satisfactory in its reasonable discretion.

“Final Completion Date” - means June 30, 2015, the date by which Final Completion of all Improvements must be achieved.

“First Extended Maturity Date” - means July 15, 2018.

“First Option to Extend” - means Borrower’s option, subject to the terms and conditions of Section 2.10, to extend the term of the Loan from the Original Maturity Date to the First Extended Maturity Date.

“Foreign Lender” means (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funding Date” - means the date on which an Advance is requested by Borrower to be made (which shall in no event be earlier than ten (10) Business Days and shall be made no later than fifteen (15) Business Days following submittal by Borrower to Administrative Agent of the Request for Advance and Administrative Agent’s approval of same, together with all related supporting information required by this Agreement), and the satisfaction by Borrower of each applicable condition to disbursement set forth in this Agreement.

“Future Anchor Parcel” - means the parcel identified on the Site Plan as Parcel U.  The Future Anchor Parcel is included in the definition of Release Parcel.

“Governmental Authority” - means any nation or government, any federal, state, local, municipal or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Gross Operating Expenses” - shall mean the following expenses to the extent that such expenses are reasonable in amount and customary for properties of this type: ( i) taxes and assessments imposed upon the Property and Improvements to the extent that such taxes and assessments are required to be paid by Borrower and are actually paid or reserved for by Borrower; (ii) bond assessments; (iii) insurance premiums for casualty insurance (including, without limitation, earthquake and terrorism coverage) and liability insurance carried in connection with the Property and Improvements, provided, however, if any, insurance is maintained as part of a blanket policy covering the Property and Improvements and other properties, the insurance premium included in this subparagraph shall be the premium fairly allocable to the Property and Improvements; and (iv) operating expenses incurred by Borrower for the management, operation, cleaning, leasing, maintenance and repair of the Property and Improvements.  Gross Operating Expenses shall not include any interest or principal payments on the Loan or any allowance for depreciation.

“Gross Operating Income” - shall mean the sum of any and all amounts, payments, fees, rentals, additional rentals, expense reimbursements (including, without limitation, all reimbursements by tenants, lessees, licensees and other users of the Property and Improvements) discounts or credits to Borrower, income, interest and other monies directly or indirectly received by or on behalf of or credited to Borrower from any person with respect to Borrower’s ownership, use, development, operation, leasing, franchising, marketing or licensing of the Property and Improvements, including, without limitation, from parking operations. Gross Operating Income shall be computed on a cash basis and shall include for each quarterly statement all amounts actually received in such quarter whether or not such amounts are attributable to a charge arising in such quarter.

“Guarantor” - means The Howard Hughes Corporation, a Delaware corporation, and any other Person who, or which, in any manner, is or becomes obligated to Administrative Agent and Lenders under any guaranty now or hereafter executed in connection with respect to the Loan (collectively or severally as the context thereof may suggest or require).

“Guaranty” - means, that certain Guaranty Agreement of even date herewith executed and delivered by Guarantor to Administrative Agent for the benefit of Lenders.

“Hazardous Materials” - shall have the meaning given to such term in Section 9.1(a).

“Hazardous Materials Claims” - shall have the meaning given to such term in Section 9.1(c).

“Hazardous Materials Laws” - shall have the meaning given to such term in Section 9.1(b).

“Impositions” - shall have the meaning given to such term in Section 4.1.

“Impounds” - shall have the meaning given to such term in Section 4.3.

“Improvements” - shall have the meaning given to such term in Recital B.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

“Indemnitees” - means Administrative Agent, Lenders, and their respective parents, subsidiaries and affiliates, any holder of or Participant in the Loan and all directors, officers, employees, agents, successors and assigns of any of the foregoing.

“Indemnitor” - means The Howard Hughes Corporation, a Delaware corporation, and any other Person who, or which, in any manner, is or becomes obligated to Administrative Agent and/or Lenders under any indemnity now or hereafter executed in connection with respect to the Loan (collectively or severally as the context thereof may suggest or require), but specifically excluding any Person that is not an Affiliate of Borrower or Guarantor.

“Independent Inspecting Architect” means any architect, engineer, agent, consultant or other inspector selected and retained by Administrative Agent, at Borrower’s expense, to inspect the construction of the Improvements or any other construction work at any of the Property and Improvements on behalf of the Administrative Agent and the Lenders.

“Initial Advance” - means the first Advance funded by Lenders to Borrower.

“Initial Improvements” - means all of “Improvements” other than (x) any portion located on the parcel identified as “A-1” on the Site Plan and (y) any Tenant Improvements otherwise to be located on the Property that are not, in accordance with the terms of the respective Lease, required to be completed by the Opening Completion Date.

“In Place NOI” - means the in place Net Operating Income; provided that the in place Net Operating Income shall be adjusted to include the rents payable under executed Approved Leases with Credit Tenants (that would not otherwise be includable due to clause (vi) of the definition of Approved Leases) so long as the commencement of contractual base rent (after any concession period) is within six (6) months of the calculation of the In Place NOI, notwithstanding that such amounts are not included in determining Net Operating Income, as hereinafter defined.

“Insurance Expiration Date” - shall have the meaning given to such term in Section 4.2.

“Insurance Impound” - shall have the meaning given to such term in Section 4.2.

“Insurance Impound Account” - means a subaccount of the Lockbox Account established and maintained by Administrative Agent into which the Insurance Impound is to be deposited.

“Insurance Premiums” - shall have the meaning given to such term in Section 4.2.

“Interest Reserve” - means any interest reserve maintained in accordance with the Disbursement Budget set forth in Exhibit C hereto.

“Lease” and “Leases” - mean any and all present and future leases of any of the Property and/or Improvements or any portion thereof and all licenses and all other agreements of any kind for the use or occupancy of the Property and/or Improvements or any portion thereof.

“Lease Materials” - mean, with respect to any Lease submitted to Administrative Agent and/or Lenders for approval as set forth in this Agreement, a copy of the proposed Lease, and proposed estoppel letter and subordination, nondisturbance and attornment agreement for such Lease, and financial statements and other information necessary for Administrative Agent and/or Lenders to review the creditworthiness of the proposed tenant under such Lease.

“Leasing Commissions” - mean any leasing commissions payable in connection with Approved Leases.

“Lender” - means each financial institution from time to time party hereto as a “Lender”, together with its respective successors and permitted assigns.  With respect to matters requiring the consent or approval of all Lenders at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and, for voting purposes only, “all Lenders” shall be deemed to mean “all Lenders other than Defaulting Lenders”.

“Lending Office” - means, for each Lender and for each type of Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption Agreement, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.

“LIBOR Loan” - means any portion of the Loan bearing interest at a rate based on the One-Month LIBO Rate.

“LIBO Rate” is the rate of interest per annum determined by Administrative Agent on the basis of the rate for United States dollar deposits for delivery on the first (1st) day of each One-Month LIBO Rate Period, for a period approximately equal to such One-Month LIBO Rate Period, as reported on Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 a.m., London  time, two (2) Business Days prior to the first day of the One-Month LIBO Rate Period (or if not so reported, then as determined by Administrative Agent from another recognized source or interbank quotation).

“LIBOR Market Index Rate” - means at any time the rate of interest, rounded up to the nearest whole multiple of one-hundredth of one percent (.01%), obtained by dividing (i) the rate of interest quoted by the Administrative Agent from time to time as the London Inter-Bank Rate for one-month deposits in U.S. Dollars at approximately 9:00 a.m. Pacific time, two (2) Business Days prior to the first Business Day of the period; provided, if such day is not a Business Day, the immediately preceding Business Day by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors, of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America).  Any change in such maximum rate shall result in a change in the LIBOR Market Index Rate on the date on which such change in such maximum rate becomes effective.

“Lien” - means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights-of-way,

zoning restrictions and the like), lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including without limitation any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or document having similar effect (other than a financing statement filed by a “true” lessor pursuant to Section 9-505 (or a successor section) of the Uniform Commercial Code) naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

“Loan” - means the principal sum that Lenders agree to lend and Borrower agrees to borrow pursuant to the terms and conditions of this Agreement, which amount shall not exceed the lesser of (i) THREE HUNDRED ELEVEN MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($311,800,000.00), (ii) sixty-five percent (65%) of the total cost of developing the Property and constructing the Improvements, as determined by the final Disbursement Budget approved by Administrative Agent, (iii) sixty-five percent (65%) of the Appraised Value of the Property (on an “as-if stabilized” basis), as determined by an Appraisal obtained by Administrative Agent in connection with the closing of the Loan and (iv) an amount that would produce an Appraisal Debt Yield of not less than ten percent (10%).

“Loan Account” shall have the meaning given such term in Section 2.13.

“Loan Documents” - means those documents, as hereafter amended, supplemented, replaced or modified, properly executed and in recordable form, if necessary, listed in Exhibit B as Loan Documents.

“Loan Party” - means Borrower, Guarantor, and any other person or entity obligated under the Loan Documents or Other Related Documents for the payment of the Loan or performance of Borrower’s or Guarantor’s obligations thereunder.

“Loan Party Guarantor” means each Borrower and Guarantor.

“Loan-to-Value Ratio” - means the quotient obtained by dividing (i) the sum of the outstanding principal amount of the Loan, plus any Loan proceeds then available to be disbursed to Borrower under this Agreement as of the date of the calculation of the Loan-to-Value Ratio (if any), by (ii) the Appraised Value of the Property (after adjustment for senior liens and regular and special tax assessments) then subject to the Security Instrument, expressed as a percentage.

“Lockbox Account” means, collectively, one or more blocked, restricted deposit accounts for Borrower established and maintained with Administrative Agent or another financial institution acceptable to Administrative Agent, in the name of Borrower or Borrower’s designee for the benefit of Administrative Agent, or such other name as Administrative Agent may direct in writing, into which all revenues and income received from the Property and Improvements shall be deposited, and any required Impounds shall also be deposited by Borrower at such times as required by this Agreement.

“Macy’s Lease” - means that certain Retail Lease with Purchase Option between Summerlin North, as lessor, and Macy’s West Stores, Inc., an Ohio corporation (“Macy’s”), as lessee.

“Macy’s Separate Agreement” - means that certain Separate Agreement dated as of November 1, 2013 executed by and between Summerlin North and Macy’s.

“Manager” — means Howard Hughes Management Co., LLC, and any replacement property manager approved by Administrative Agent.

“Management Agreement” - means the management agreement between Borrower and Manager regarding the management of the Property and Improvements, and any replacement management agreement approved by Administrative Agent in its reasonable discretion.

“Market Center” - shall have the meaning given to such term in Recital B.

“Material Adverse Effect” — means a materially adverse effect on (a) the business, assets, liabilities, financial condition, results of operations or business prospects of (i) Borrower or any member, manager, managing member, or general partner of Borrower, (ii) any Guarantor (but only to the extent it affects such Guarantor’s compliance or ability to comply with the financial covenants set forth in the Guaranty), (iii) the Property or Improvements, (b) the ability of Borrower or Guarantor to perform their respective obligations under any Loan Document or Other Related Document to which it is a party, (c) the validity or enforceability of any of the Loan  Documents, (d) the rights and remedies of Administrative Agent or Lenders under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loan or other amounts payable in connection therewith.

“Maturity Date” - means the Original Maturity Date, subject to being extended to the First Extended Maturity Date pursuant to the First Option to Extend and the Second Extended Maturity Date pursuant to the Second Option to Extend as provided for in this Agreement.

“Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lenders in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Lenders to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges (as herein defined) made in connection with the transaction evidenced by the Notes and the other Loan Documents.

“Minor Lease” - means any Lease covering less than 10,000 rentable square feet of the Improvements.

“Net Cash Flow” - means, for any period, (i) the Gross Operating Income received by Borrower from the operation of the Property and Improvements for such period, plus any other cash receipts received by Borrower in connection with the Property and Improvements during such period not included in Gross Operating Income, less (ii) Gross Operating Expenses incurred and paid by Borrower in connection with the operation and maintenance of the Property and Improvements during such period, plus, to the extent not included in Gross Operating Expenses, debt service payments under the Loan during such period, capital expenditures incurred and paid in connection with the Property and Improvements during such period, and the cost of Leasing Commissions and any Tenant Improvements incurred and paid by Borrower during such period with respect to Approved Leases to the extent not included in Gross Operating Expenses.

“Net Effective Rent” - means, for any Lease, the starting base rent scheduled under such Lease, as reduced for any amounts paid by the landlord directly to or on behalf of the tenant for the purpose of inducing the tenant to enter into such Lease (including without limitation, an excessive tenant improvement allowance, moving expenses, free rent periods or abatements or lease buyouts), as amortized over the life of the Lease.

“Net Operating Income” - means, as of the applicable Determination Date, the Operating Revenues from the Property and Improvements for the previous twelve (12) month period prior to the applicable Determination Date, less Operating Expenses from such Property and Improvements for the previous twelve (12) month period prior to the applicable Determination Date; provided, however, Operating Revenues shall be adjusted so that only revenue from Approved Leases is included in such calculation, and shall be further adjusted in calculating In Place NOI as provided in the definition of In Place NOI.

“Non-Pro Rata Advance” - shall mean a Protective Advance or a disbursement under the Loan with respect to which fewer than all Lenders have funded their respective Pro Rata Shares in breach of their obligations under this Agreement.

“Note” or “Notes” - means each Promissory Note Secured by Security Instrument, collectively in the original principal amount of the Loan, executed by Borrower and payable to the order of a Lender, together with such other replacement notes as may be issued from time to time pursuant to Section 16.13, as hereafter amended, supplemented, replaced or modified.

“Obligations” means all present and future debts, obligations and liabilities of Borrower to Administrative Agent and Lenders arising pursuant to, or on account of, the provisions of this Agreement, the Note, the Security Instrument, and any of the other Loan Documents, and all amounts secured by the Security Instrument (and included within the description of “Secured Obligations” described in the Security Instrument), including the obligations: (a) to pay all principal, interest, late charges, prepayment premiums (if any) and other amounts due at any time under the Note; (b) to pay all fees, charges, costs and expenses, indemnification payments, and other amounts due at any time under the Security Instrument or any of the other Loan Documents, together with interest thereon as provided in the Security Instrument or such Loan Document; (c) to pay and perform all Obligations of Borrower under any Secured Rate Contract; and (d) to perform, observe and comply with all of the terms, covenants and conditions, expressed or implied, which Borrower is required to perform, observe or comply with pursuant to the terms of the Security Instrument or any of the other Loan Documents; provided that the Obligations of any Loan Party Guarantor shall not include any Excluded Rate Contract Obligations of such Loan Party Guarantor.

“Obligee” - shall have the meaning given to such term in Section 10.1.

“OFAC” - shall have the meaning as set forth in the definition of “Embargoed Person”.

“Office Tower” - shall have the meaning given to such term in Recital B.

“One-Month LIBO Rate” - is the rate of interest equal to the sum of: (a) the Applicable Spread plus (b) the LIBO Rate.

“One-Month LIBO Rate Period” - is the period of one month from the first (1st) Business Day of a calendar month to, but not including, the first (1st) Business Day of the next calendar month; provided, however, no One-Month LIBO Rate Period shall extend beyond the Maturity Date.

“One-Month LIBO Rate Portion” - is the principal balance of the Loan which is subject to a One-Month LIBO Rate.  In the event Borrower is subject to a principal amortization schedule under the terms and conditions of the Loan Documents, the One-Month LIBO Rate Portion shall in no event exceed the maximum outstanding principal balance which will be permissible on the last day of the One-Month LIBO Rate Period.

“One-Month LIBO Rate Price Adjustment” - shall have the meaning set forth in Section 2.8(g).

“One-Month LIBO Rate Taxes” - are, collectively, all withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign Governmental Authority and related in any manner to a One-Month LIBO Rate.

“Opening Completion” — means substantial completion of the Initial Improvements in substantial accordance with the Plans and Specifications sufficient to allow Borrower to obtain temporary or permanent certificates of occupancy (or the equivalent thereof issued by the appropriate Governmental Authority if such Governmental Authority does not issue certificates of occupancy) and any other Permits required for the opening of the Initial Improvements, excluding any punch-list or other items that would not preclude the opening for business of the Initial Improvements, and the payment of all costs incurred in connection with such construction of the Initial Improvements (excluding the most recent pending draw request from the Contractor, provided the same is not past due and owing, and any costs to be incurred to complete such punch-list or other items).

“Opening Completion Date” — means September 15, 2014, the date by which Opening Completion of the Initial Improvements shall have been achieved.

“Operating Expenses” - shall mean all reasonable operating expenses of the Property and Improvements, including, without limitation, (a) ad valorem real estate taxes and assessments (on an accrual basis); (b) insurance premiums (on an accrual basis); (c) operating expenses incurred by Borrower for the management, operation, cleaning, marketing, maintenance and repair of the Property and Improvements, including management fees equal to the greater of (1) actual management fees incurred with respect to the Property and Improvements, (2) management fees included in the Appraisal pro forma or (3) management fees equal to three percent (3.0%) of Gross Operating Income; and (d) a reserve for replacements in the amount of $.20 per rentable square foot per year.  Operating Expenses for this purpose shall exclude (1) any capital expenditures (including the cost of any Tenant Improvements incurred in connection with any Approved Leases); (2) any payment or expense to which Borrower was or is to be reimbursed for costs from proceeds of insurance, eminent domain, or any source other than Operating Revenues; (3) debt service payments made under the Loan, (4) Leasing Commissions incurred in connection with obtaining Approved Leases, (5) any non-cash expense item such as depreciation or amortization, as such terms are used for accounting or federal income tax purposes and (6) any expense properly classified as a non-recurring expense, subject to Administrative Agent’s review and approval, such approval not to be unreasonably withheld.

“Operating Revenues” - shall mean all cash receipts of the Property and Improvements or otherwise arising with respect to the Property and Improvements actually received by Borrower, including (without limitation): (a) receipts from Approved Leases of the Property and Improvements; (b) scheduled expense recoveries recognized by generally accepted accounting principles; (c) other miscellaneous operating sources from the Property and Improvements; and (d) proceeds of loss of rents insurance, if any; provided, however, Operating Revenues shall exclude (1) security deposits until and unless forfeited by the depositor; (2) lump sum payments to Borrower for capital items, such as telephone, cable and security installation and equipment; (3) any payment to Borrower from the proceeds of the Loan, insurance or any other source other than Operating Revenues for reimbursement of costs; and (4) advances or loans to Borrower from any partners of Borrower.

“Operating Statement” - shall have the meaning given to such term in Section 12.5.

“Original Maturity Date” - means July 15, 2017.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Other Related Documents” - means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit B as Other Related Documents.

“Partial Release” shall have the meaning given to such term in Section 2.14.

“Participant” - shall have the meaning given to such term in Section 16.13.

“Permit” - means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under any applicable Requirement of Law.

“Permitted Liens” - means:

(a)                                 Liens (other than environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due;

(b)                                 any laws, ordinances or regulations affecting the Property;

(c)                                  Liens imposed by laws, such as mechanics’ liens and other similar liens, arising in the ordinary course of business which secure payment of obligations not more than thirty (30) days past due or that have been bonded over by Borrower in accordance with Section 5.9 and/or Section 16.7 of this Agreement;

(d)                                 All matters shown on the Title Policy as exceptions to Lenders’ coverage thereunder;

(e)                                  Liens in favor of Administrative Agent, for the benefit of Lenders, under the Security Instrument;

(f)                                   Easements that (i) are necessary or expedient to the development, use and enjoyment of the Property, (ii) have no material adverse effect on the use, value, economic feasibility or marketability of any of the Property, (iii) do not create any encroachments with respect to any of the Improvements constructed or to be constructed on the Property (except as may be contemplated by the Anchor Agreements and approved by Administrative Agent in its reasonable discretion) and (iv) Administrative Agent and Lenders are not required or requested to provide a written consent or subordination thereto, provided that Borrower shall in any event provide a copy of any such easement to Administrative Agent within thirty (30) days of execution of same.  Any easement not satisfying the requirements of clauses (i) through (iv) in the preceding sentence shall (x) be submitted to Administrative Agent prior to execution of same and Administrative Agent shall have given its written approval of same, such approval not to be unreasonably withheld, conditioned or delayed so long as such easement does not have a material adverse effect on the use, value, economic feasibility or marketability of any of the Property (which approval shall include, if requested by Borrower, a subordination of the Security Instrument to such easement in the event Administrative Agent approves such easement) and (y) be duly recorded in the appropriate real property records upon Administrative Agent’s approval of same.

“Person” - means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

“Plans and Specifications” - shall have the meaning given to such term in Recital B.

“Post Closing Requirements” - means the post closing requirements set forth on Schedule 11.28.

“Potential Default” - means an event, circumstance or condition which has occurred or is existing and with respect to which Administrative Agent has delivered written notice to Borrower and which, with the lapse of time, would constitute a Default if not cured by Borrower within the applicable cure period.

“Price Adjustment Date” - shall have the meaning set forth in Section 2.8(g).

“Pro Forma Rent” means the pro forma rent set forth in the Appraisal obtained by Administrative Agent prior to the closing of the Loan (including, but not limited to, the lease term, Net Effective Rent, expense recovery and tenant improvement/concession package).

“Prohibited Equity Transfer” - shall have the meaning set forth in Section 14.2(a).

“Prohibited Property Transfer” - shall have the meaning set forth in Section 14.1(a).

“Property” - shall have the meaning given to such term in Recital A.

“Pro Rata Share” - means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Commitment to (b) the aggregate amount of the Commitments of all Lenders hereunder; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the “Pro Rata Share” of each Lender shall be the Pro Rata Share of such Lender in effect immediately prior to such termination or reduction.

“Protective Advance” - shall mean any advances made by Administrative Agent in accordance with the provisions of Section 15.7(e) to protect the Collateral securing the Loan.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation under a Secured Rate Contract, each Loan Party Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation under a Secured Rate Contract or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Rate Contract” means any and all Swap Agreements designed to provide protection against fluctuations in interest or currency exchange rates and any other agreements or arrangements designed to provide such protection.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Release Parcel” - shall have the meaning set forth in Section 2.14.

“Regulatory Change” - means, with respect to any Lender, any change effective after the Effective Date in applicable law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any applicable law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.

“Regulatory Costs” - are, collectively, future, supplemental, emergency or other increases in the Reserve Percentage or the FDIC assessment rates, or any other new or increased requirements or costs imposed by any domestic or foreign Governmental Authority to the extent that they are attributable to Administrative Agent having entered into the Loan Documents or the performance of Administrative

Agent’s obligations thereunder, and which result in a reduction in Lenders’ rate of return from the Loan, Lenders’ rate of return on overall capital or any amount due and payable to Lenders under any Loan Document.  Regulatory Costs shall not, however, include any requirements or costs that are incurred or suffered by Administrative Agent or Lenders as a direct result of Administrative Agent’s or any Lender’s willful misconduct.

“Related Indebtedness” shall mean any and all debt paid or payable by Borrower to Administrative Agent and/or Lenders pursuant to the Loan Documents or any other communication or writing by or between Borrower and Administrative Agent and/or Lenders related to the transaction or transactions that are the subject matter of the Loan Documents, except such debt which has been paid or is payable by Borrower to Lenders under the Notes.

“Related Person” - shall have the meaning ascribed to such term Section 3.4 hereof.

“Rent Roll” - means the rent roll relating to any Leases and delivered to Administrative Agent which contains basic rent roll information as approved by Administrative Agent, including, without limitation, name of tenant, date of Lease, monthly or other periodic rent amount, amount of security deposit, Lease expiration date, option periods, and other matters reasonably requested by Administrative Agent.

“Request for Advance” - shall have the meaning set forth in Section 3.1(k).

“Requirements of Law” - means, as to any entity, the charter and by-laws, partnership agreement or other organizational or governing documents of such entity, and any law, rule or regulation, Permit, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such entity or any of its property or to which such entity or any of its property is subject, including without limitation, applicable securities laws and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or occupational safety or health law, rule or regulation.

“Requisite Lenders” - means, as of any date, Lenders (which must include the Lender then acting as Administrative Agent) having at least 66-2/3% of the aggregate amount of the Commitments, or, if the Commitments have been terminated or reduced to zero, Lenders holding at least 66-2/3% of the principal amount outstanding under the Loan, provided that (a) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Pro Rata Shares of the Loan of Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of the Loan of such Defaulting Lenders, and (b) at all times when two or more Lenders are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders.

“Reserve Percentage” - is at any time the percentage announced by Administrative Agent as the reserve percentage under Regulation D for loans and obligations making reference to a One-Month LIBO Rate.  The Reserve Percentage shall be based on Regulation D or other regulations from time to time in effect concerning reserves for Eurocurrency Liabilities as defined in Regulation D from related institutions as though Administrative Agent were in a net borrowing position, as promulgated by the Board of Governors of the Federal Reserve System, or its successor.

“Restricted Party” shall mean each of (i) Borrower, (ii) Guarantor, (iii) any Person obligated under any guaranty or indemnity that is a Loan Document or Other Related Document made in favor of Administrative Agent and Lenders in connection with the Loan and (iv) any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, Guarantor, or any other such Person obligated under a guaranty or indemnity made in favor of Administrative Agent and Lenders in connection with the Loan; provided, however, in no event shall the term Restricted Party include any EB-5 Entity or any investors in an EB-5 Entity (unless any such investors are Borrower, Guarantor or any of their respective Affiliates).

“Second Extended Maturity Date” - means July 15, 2019.

“Second Option to Extend” - means Borrower’s option, subject to the terms and conditions of Section 2.11, to extend the term of the Loan from the First Extended Maturity Date to the Second Extended Maturity Date.

“Secured Rate Contract” means any (i) Rate Contract between a Borrower (or Affiliate of Borrower) and a Secured Swap Provider or (ii) any Rate Contract for which Administrative Agent has acknowledged in writing constitutes a “Secured Rate Contract” hereunder; provided that such Rate Contract relates to some or all of the indebtedness evidenced by the Notes.

“Secured Obligations” - shall have the meaning given to such term in the Security Instrument.

“Secured Swap Provider” means (i) a Lender or an Affiliate of a Lender (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of a Rate Contract) who has entered into a Rate Contract approved by Administrative Agent with any Borrower, or (ii) a Person with whom any Borrower has entered into a Rate Contract provided or arranged by Wells Fargo or an Affiliate of Wells Fargo, or for which Wells Fargo or an Affiliate of Wells Fargo has provided credit enhancement through either an assignment right or a letter of credit in favor of such Person, and any assignee thereof, in each case, to the extent that such Rate Contract pertains to some or all of the indebtedness evidenced by the Notes.

“Security Instrument” - means the Amended and Restated Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date herewith executed by Borrower, as Trustor, to the Trustee named therein, in favor of Administrative Agent, for the benefit of Lenders, as Beneficiary, as hereafter amended, supplemented, replaced or modified.

“Separateness Provisions” - shall have the meaning set forth in Section 8.1(c).

“Set Aside Letter” - shall have the meaning given to such term in Section 10.1.

“Site Plan” - means the site plan of the Property and proposed Improvements attached hereto as Exhibit A-1.

“Subdivision Map” - shall have the meaning given to such term in Section 11.7.

“Surety” - shall have the meaning given to such term in Section 10.1.

“Swap Agreement” - means a “swap agreement” as defined in Section 101 of the Bankruptcy Code, entered into by Borrower and Wells Fargo (or with another financial institution which is reasonably acceptable to Administrative Agent and which is a Lender), together with all modifications, extensions, renewals and replacements thereof.

“Swap Obligation” means, with respect to any Loan Party Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Impound” - shall have the meaning given to such term in Section 4.1.

“Tax Impound Account” - means a subaccount of the Lockbox Account established and maintained by Administrative Agent into which the Tax Impound is to be deposited.

“Tenant Improvements” means any tenant improvements to be constructed by or paid for by Borrower pursuant to Approved Leases covering a portion of the Property and Improvements.

“Title Policy” - means the ALTA Lender’s Policy of Title Insurance as issued and underwritten by First American Title Insurance Company.

“Transfer” - shall mean any sale, installment sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, whether voluntarily, involuntarily or by operation of law or otherwise.

“Treasury Rate” -means the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the applicable Business Day, in Federal Reserve statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to ten (10) years.  Such implied yield shall be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between reported yields.

“UCC” - means the Uniform Commercial Code in effect from time to time in the state where Borrower is organized.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“Variable Rate” shall mean the sum of (a) the LIBOR Market Index Rate and (b) the Applicable Spread.

“Variable Rate Portion” - is the principal balance of the Loan which is subject to a Variable Rate, including without limitation, any Advances of the Loan made on a date other than a Due Date, or any portion of the Loan for which Borrower affirmatively elects to bear interest at the Variable Rate as provided in Section 2.8(e) hereof.

“Wells Fargo” - shall have the meaning given to such term in the preamble hereto.

“Withholding Agent” means (a) Borrower, (b) any other Loan Party and (c) the Administrative Agent, as applicable.

1.2                               SCHEDULES AND EXHIBITS INCORPORATED.  Schedules 1.1, 7.6, 9.1, 11.28 and 16.34, and Exhibits A, B, C, D, E, F, G-1, G-2, G-3 and G-4 all attached hereto, are hereby incorporated into this Agreement.

ARTICLE 2.  LOAN

2.1                               LOAN.  Subject to the terms of this Agreement, Lenders severally agree to lend to Borrower, in accordance with each Lender’s Commitment, and Borrower agrees to borrow from Lenders, the principal sum equal to the lesser of (i) THREE HUNDRED ELEVEN MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($311,800,000.00), (ii) sixty-five percent (65%) of the total cost of developing the Property and constructing the Improvements, as determined by the final Disbursement Budget approved by Administrative Agent, (iii) sixty-five percent (65%) of the Appraised Value of the Property (on an “as-if stabilized” basis), as determined by an Appraisal obtained by Administrative Agent in connection with the closing of the Loan; or (iv) an amount that would produce an Appraisal Debt Yield of not less than ten percent (10%); said sum to be evidenced by the Notes.  This Loan is not a revolving credit line, and no payments or credits shall increase the maximum amount of Advances available from the Loan. The Notes shall be secured, in part, by the Security Instrument encumbering certain real property and improvements as legally defined therein.  Notwithstanding anything to the contrary contained in this Agreement, any principal payments made by Borrower under the Loan shall reduce

Lenders’ Commitment by a like amount, and any such amounts repaid by Borrower may not be reborrowed.  Amounts disbursed to or on behalf of Borrower pursuant to the Notes shall be used to finance the acquisition and construction of the Property and Improvements and for such other purposes and uses as may be permitted under this Agreement and the other Loan Documents.

2.2                               GRANT OF SECURITY INTEREST IN ACCOUNTS.  As security for repayment of the Loan and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower, as Debtor, hereby pledges and assigns to Administrative Agent, and grants to Administrative Agent, for the benefit of the Lenders, a security interest in, all Borrower’s right, title and interest in and to all Impounds, Borrower’s Account, Borrower’s Funds Account, Excess Cash Reserve Account, Lockbox Account and any other Accounts and all funds held therein.  Borrower shall not, without obtaining the prior written consent of Administrative Agent, further pledge, assign or grant any security interest in the Impounds, Borrower’s Account, Borrower’s Funds Account, Excess Cash Reserve Account, Lockbox Account or any other Account, or permit any lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements to be filed thereon, except those naming Administrative Agent as the secured party, to be filed with respect thereto.  This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC.  Upon the occurrence and during the continuance of a Default, Administrative Agent may apply all or any part of the Impounds and/or Account Funds against the amounts outstanding under the Loan in any order and in any manner as Administrative Agent shall elect in Administrative Agent’s sole discretion without seeking the appointment of a receiver and without adversely affecting the rights of Administrative Agent to foreclose the liens and security interests securing the Loan or exercise its other rights under the Loan Documents.  The Impounds and Account Funds shall not constitute trust funds and may be commingled with other monies held by Administrative Agent.  All interest which accrues on the Impounds and Account Funds shall be at a rate established by Administrative Agent, which may or may not be the highest rate then available, shall accrue for the benefit of Borrower and shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued.  Upon repayment in full of all indebtedness under the Loan and the termination of the Commitments, all remaining Impounds and Account Funds, if any, shall be disbursed to Borrower within upon Borrower’s request.

2.3                               ADDITIONAL SECURITY INTEREST.  Borrower hereby grants and assigns to Administrative Agent, for the benefit of the Lenders, a security interest, to secure payment and performance of all Obligations, in all of Borrower’s right, title and interest, now or hereafter acquired, to the payment of money from any Secured Swap Provider to Borrower under any Secured Rate Contract.

2.4                               LOAN FEES.  Borrower shall pay to Administrative Agent, at Loan closing, a loan fee as set forth in a separate letter agreement by and among Borrower, Administrative Agent, Arranger and Lenders, dated April 25, 2014 (the “Fee Letter”).  Additionally, Borrower shall pay to Administrative Agent, for the sole benefit of Administrative Agent, certain other fees, each in the amount and at the times as set forth in the Fee Letter.

2.5                               LOAN DOCUMENTS.  Borrower shall execute and deliver to Administrative Agent (or cause to be executed and delivered) concurrently with this Agreement each of the documents, properly executed and in recordable form, as applicable, described in Exhibit B as Loan  Documents, together with those documents described in Exhibit B as Other Related Documents.

2.6                               EFFECTIVE DATE.  The Effective Date of the Loan Documents shall have the meaning as set forth in Section 1.1.

2.7                               MATURITY DATE.  The maturity date of the Loan shall be on the Maturity Date, at which time all sums due and owing under this Agreement and the other Loan Documents shall be repaid in full.  All payments due to Administrative Agent and Lenders under this Agreement, whether at the Maturity Date or otherwise, shall be paid in Dollars in immediately available funds.

2.8                               INTEREST ON THE LOAN.

(a)                                 Interest Payments.  Accrued but unpaid interest on the outstanding principal balance of the Loan through the prior month’s end shall be due and payable, in the manner provided in Section 2.9, on the eleventh (11th) day of each month (the “Due Date”) commencing with the first month after the Effective Date.

(b)                                 Default Interest.  Notwithstanding the rates of interest specified in Section 2.8(e) below and the payment dates specified in Section 2.8(a), at Requisite Lenders discretion at any time following the occurrence and during the continuance of any Default, the principal balance of the Loan then outstanding and, to the extent permitted by applicable law, any interest payments on the Loan not paid when due, shall bear interest payable upon demand at the Default Rate.  All other amounts due Administrative Agent or Lenders (whether directly or for reimbursement) under this Agreement or any of the other Loan Documents if not paid when due, or if no time period is expressed, if not paid within ten (10) days after demand, shall likewise, at the option of Requisite Lenders, bear interest from and after demand at the Default Rate.

(c)                                  Late Fee.  Borrower acknowledges that late payment to Administrative Agent will cause Administrative Agent and Lenders to incur costs not contemplated by this Agreement.  Such costs include, without limitation, processing and accounting charges.  Therefore, if Borrower fails timely to pay any sum due and payable hereunder through the Maturity Date (other than payment of the entire outstanding balance of the Loan on the Maturity Date), unless waived by Administrative Agent, a late charge of four cents ($.04) for each dollar of any such principal payment, interest or other charge due hereon and which is not paid within fifteen (15) days after such payment is due, shall be charged by Administrative Agent (for the benefit of Lenders) and paid by Borrower for the purpose of defraying the expense incident to handling such delinquent payment.  Borrower and Administrative Agent agree that this late charge represents a reasonable sum considering all of the circumstances existing on the date hereof and represents a fair and reasonable estimate of the costs that Administrative Agent and Lenders will incur by reason of late payment.  Borrower and Administrative Agent further agree that proof of actual damages would be costly and inconvenient.  Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue installment, and shall not prevent Administrative Agent from exercising any of the other rights available hereunder or any other Loan Document.  Such late charge shall be paid without prejudice to any other rights of Administrative Agent.

(d)                                 Computation of Interest.  Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest or fees accrue and a year of three hundred sixty (360) days on the principal balance of the Loan outstanding from time to time.  In computing interest on the Loan, the date of the making of a disbursement under the Loan shall be included and the date of payment shall be excluded.  Notwithstanding any provision in this Section 2.8, interest in respect of the Loan shall not exceed the Maximum Lawful Rate.

(e)                                  Effective Rate.  The “Effective Rate” upon which interest shall be calculated for the Loan shall, from and after the Effective Date of this Agreement, be one or more of the following:

(i)                                     Provided no Default exists under this Agreement:

(A)                               Initial Advance; Subsequent Advances During Any Calendar Month.  For the Initial Advance of principal under this Agreement, and for any subsequent Advances of principal during any calendar month which are not made on a Due Date, the Effective Rate on such principal amount shall be the Variable Rate on the date of disbursement as determined by Administrative Agent.  Such Effective Rate shall apply to such principal amount from the date of disbursement through and including the date immediately preceding the first (1st) Business Day of the next calendar month.

(B)                               Monthly Reset of One-Month LIBO Rate.  On the first (1st) Business Day of a calendar month, any principal outstanding under the Notes and which is not a Variable Rate Portion shall be the One-Month LIBO Rate Portion for purposes of calculation of the Effective Rate under this section. Commencing with the first (1st) Business Day of the first (1st) calendar month after the Initial Advance of principal under this Agreement, and continuing thereafter on the first (1st) Business Day of each succeeding calendar month, the Effective Rate on the outstanding One-Month LIBO Rate Portion under the Loan (i.e., all outstanding principal on such first (1st) Business Day which is not a Variable Rate Portion) shall be reset to the One-Month LIBO Rate, as determined by Administrative Agent on each such first (1st) Business Day.

(C)                               Selection of Variable Rate.  With respect to any Advance under this Agreement that bears interest at the Variable Rate, if Borrower desires to have such portion of the Loan continue to bear interest at the Variable Rate after the date of an Advance, or if Borrower otherwise desires to have any portion of the Loan bear interest at the Variable Rate at any other time, then Borrower shall deliver to the Administrative Agent, Wells Fargo Bank, N.A., Minneapolis Loan Center, 608 2nd Avenue South, 11th Floor, MAC N9303-10, Minneapolis, MN  55402-1916, or such other addresses as Administrative Agent shall designate, an original or facsimile notice (a “Variable Rate Notice”) no later than 1:00 P.M. (California time), not less than three (3) Business Days prior to end of the calendar month, which Variable Rate Notice shall specify the amount of principal Borrower desires to bear interest at the Variable Rate (which shall be a Variable Rate Portion).  Notwithstanding the preceding sentence, upon election of a Variable Rate in accordance with the foregoing, the Variable Rate Portion of the Loan shall thereafter bear interest at the Variable Rate unless and until Borrower thereafter sends written notice to Administrative Agent that Borrower elects to have such Variable Rate Portion bear interest at the One-Month LIBO Rate.

(ii)                                  During such time as a Default exists under this Agreement; or from and after the date on which all sums owing under the Notes become due and payable by acceleration or otherwise; or from and after the date on which the Collateral or any portion thereof or interest therein, is sold, transferred, mortgaged, assigned, or encumbered, whether voluntarily or involuntarily, or by operation of law or otherwise, without Administrative Agent’s prior written consent or not otherwise expressly permitted under the Loan Documents (whether or not the sums owing under the Notes become due and payable by acceleration); or from and after the Maturity Date, then at the option of Requisite Lenders in each case, the interest rate applicable to the then outstanding principal balance of the Loan shall be the Default Rate.

(iii)                               Recalculation of Interest Rate.  The parties understand that the Applicable Spread used in determining the Effective Rate at which interest accrues on the outstanding principal of the Loan shall be determined and/or adjusted from time-to-time based upon certain financial ratios and/or other information to be provided or certified to Administrative Agent by Borrower (the “Borrower Information”).  If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including without limitation because of a subsequent restatement of earnings by Borrower) at the time it was delivered to Administrative Agent, and if the applicable interest rate calculated for any period was lower than it should have been had the correct information been timely provided, then, the Applicable Spread used in determining the Effective Rate for such period shall be automatically recalculated using the correct Borrower Information.  Administrative Agent shall promptly notify Borrower in writing of any additional interest due because of such recalculation, and Borrower shall pay to the Administrative Agent, for the account of each Lender as applicable, such additional interest within five (5) Business Days of receipt of such written notice.  Any recalculation of interest required by this provision shall survive termination of this Agreement and this provision shall not in any way limit any of Administrative Agent’s or any Lender’s other rights and remedies under this Agreement or any of the other Loan Documents.

(f)                                   One-Month LIBO Rate Taxes, Regulatory Costs and Reserve Percentages.

(i)                                     Upon Administrative Agent’s demand, Borrower shall pay to Administrative Agent for the account of each Lender, in addition to all other amounts which may be, or become, due and payable under this Agreement and the other Loan Documents, any and all One-Month LIBO Rate Taxes and Regulatory Costs, to the extent they are not internalized by calculation of an Effective Rate.  Further, at Administrative Agent’s option, the Effective Rate shall be automatically adjusted by adjusting the Reserve Percentage, as determined by Administrative Agent in its prudent banking judgment, from the date of imposition (or subsequent date selected by Administrative Agent) of any such Regulatory Costs.  Administrative Agent shall give Borrower notice of any One-Month LIBO Rate Taxes and Regulatory Costs as soon as practicable after their occurrence, but Borrower shall be liable for any One-Month LIBO Rate Taxes and Regulatory Costs regardless of whether or when notice is so given.

(ii)                                  In the event that any Lender incurs additional costs on account of any increased Regulatory Costs, changes in the Reserve Percentage, or capital adequacy requirements pursuant to Section 16.14(a) of this Agreement, and such Lender elects to have Borrower pay or reimburse it for such additional costs, Administrative Agent shall give Borrower thirty (30) days prior written notice thereof, with a reasonably detailed estimate of the amount of such additional costs.

(g)                                  One-Month LIBO Price Adjustment.  Borrower acknowledges that prepayment or acceleration of a One-Month LIBO Rate Portion during a One-Month LIBO Rate Period shall result in Lenders’ incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities.  Therefore, on the date a One-Month LIBO Rate Portion is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise (“Price Adjustment Date”), Borrower will pay Administrative Agent, for the account of each Lender (in addition to all other sums then owing to Lenders) an amount (“One-Month LIBO Rate Price Adjustment”) equal to the then present value of (i) the amount of interest that would have accrued on the One-Month

LIBO Rate Portion for the remainder of the One-Month LIBO Rate Period at the One-Month LIBO Rate set on the first (1st) Business Day of the month in which such amount is prepaid or becomes due, less (ii) the amount of interest that would accrue on the same One-Month LIBO Rate Portion for the same period if the One-Month LIBO Rate were set on the Price Adjustment Date at the One-Month LIBO Rate in effect on the Price Adjustment Date.  The present value shall be calculated by the Administrative Agent, for the benefit of the Lenders, using as a discount rate the One-Month LIBO Rate quoted on the Price Adjustment Date.

(h)                                 Purchase, Sale and Matching of Funds.  Borrower understands, agrees and acknowledges the following: (a) Lenders have no obligation to purchase, sell and/or match funds in connection with the use of a One-Month LIBO Rate as a basis for calculating an Effective Rate or One-Month LIBO Rate Price Adjustment; (b) a One-Month LIBO Rate is used merely as a reference in determining an Effective Rate and One-Month LIBO Rate Price Adjustment; and (c) Borrower has accepted a One-Month LIBO Rate as a reasonable and fair basis for calculating an Effective Rate and a One-Month LIBO Rate Price Adjustment.  Borrower further agrees to pay the One-Month LIBO Rate Price Adjustment, One-Month LIBO Rate Taxes and Regulatory Costs, if any, whether or not any Lender elects to purchase, sell and/or match funds.

(i)                                     Usury.  It is expressly stipulated and agreed to be the intent of Borrower and Lenders at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Notes or the Related Indebtedness (or applicable United States federal law to the extent that it permits Lenders to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law).  Accordingly, if applicable law (or any judicial interpretation thereof) renders usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to the Notes, any of the other Loan Documents or any other communication or writing by or between Borrower and Lenders related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged or received by reason of Lenders’ exercise of the option to accelerate the maturity of the Notes and/or the Related Indebtedness, or (iii) Borrower will have paid or Lenders will have received by reason of any voluntary prepayment by Borrower of the Notes and/or the Related Indebtedness, then it is Borrower’s and Lenders’ express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically cancelled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lenders shall be credited on the principal balance of the Notes and/or the Related Indebtedness (or, if the Notes and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and, to the fullest extent permitted under applicable law, the provisions of the Notes and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of  any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Notes have been paid in full before the end of the stated term of the Notes, then Borrower and Lenders agree that Lenders shall either refund such excess interest to Borrower and/or credit such excess interest against the Notes and/or any Related Indebtedness then owing by Borrower to Lenders.  To the fullest extent permitted under applicable law, Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lenders, Borrower will provide written notice to Lenders, advising Lenders in reasonable detail of the nature and amount of the violation, and Lenders shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Notes and/or the Related Indebtedness then owing by Borrower to Lenders.  All sums contracted for, charged or received by Lenders for the use, forbearance or detention of any debt evidenced by the Notes and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Notes and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Notes and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Notes and/or the Related Indebtedness for so long as debt is outstanding.  In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Notes and/or the Related Indebtedness.  Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lenders to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.  To the fullest extent permitted under applicable law, Borrower and Lenders hereby agree that any and all suits alleging the contracting for, charging or receiving of usurious interest shall lie in Dallas County, Texas, and each irrevocably waive the right to venue in any other county.  To the extent that Lenders are relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Notes and/or the Related Indebtedness, Lenders will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended.  To the extent United States federal law permits Lenders to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lenders will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate.  Additionally, to the extent permitted by applicable law now or hereafter in effect, Lenders may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

2.9                               PAYMENTS.

(a)                                 Manner and Time of Payment.  All payments of principal, interest and fees hereunder payable to Administrative Agent or the Lenders shall be made without condition or reservation of right and free of set-off or counterclaim, in Dollars and by wire transfer (pursuant to Administrative Agent’s written wire transfer instructions) of immediately available funds, to Administrative Agent, for the account of each Lender as applicable, not later than 11:00 A.M. (San Francisco, California time) on the date due; and funds received by Administrative Agent after that time and date shall be deemed to have been paid on the next succeeding Business Day.

(b)                                 Payments on Non-Business Days.  Whenever any payment to be made by Borrower hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder and of any fees due under this Agreement, as the case may be.

(c)                                  Voluntary Prepayment.  Borrower may, upon not less than three (3) Business Days’ prior written notice to Administrative Agent not later than 11:00 A.M. (San Francisco, California time) on the date given, at any time and from time to time, prepay all or any portion of the Loan without penalty, except as otherwise expressly set forth in this Section 2.9(c).  Any notice of prepayment given to Administrative Agent under this Section 2.9(c) shall specify the date of prepayment and the principal amount of the prepayment.  Any such prepayment shall be accompanied by any additional amounts required to be paid hereunder (e.g., “LIBOR breakage costs”, which term, for all purposes of this Agreement, includes any One-Month LIBO Rate Price Adjustment) and termination payments under any Secured Rate Contract.  Amounts prepaid shall be applied first to any portion of the Loan that is not subject to a Secured Rate Contract, if any.  Any principal balance reduction shall reduce Lenders’ Commitment by a like amount, and any such amounts repaid by Borrower may not be reborrowed.

2.10                        FIRST OPTION TO EXTEND.  Borrower shall have the option to extend the term of the Loan from the Original Maturity Date to the First Extended Maturity Date, upon satisfaction of each of the following conditions precedent:

(a)                                 Borrower shall provide Administrative Agent with written notice of Borrower’s request to exercise the First Option to Extend not more than one hundred twenty (120) days but not less than forty-five (45) days prior to the Original Maturity Date;

(b)                                 As of the date of Borrower’s delivery of notice of request to exercise the First Option to Extend, and as of the Original Maturity Date, no Default nor Potential Default shall have occurred and be continuing, and Borrower shall so certify in writing;

(c)                                  Borrower shall execute or cause the execution of all documents reasonably required by Administrative Agent to exercise the First Option to Extend and shall deliver to Administrative Agent, at Borrower’s sole cost and expense, such title insurance endorsements reasonably required by Administrative Agent;

(d)                                 There shall have occurred no material adverse change, as determined by Administrative Agent in its reasonable discretion, in the financial condition of Borrower or any Guarantor from that which existed on the Effective Date;

(e)                                  Final Completion of all Improvements shall have occurred and Borrower shall have delivered to Administrative Agent copies of all applicable certificates of occupancy and any other required occupancy permit(s);

(f)                                   Borrower shall have provided Administrative Agent evidence reasonably satisfactory to Administrative Agent that not less than eighty-five percent (85%) of the net rentable square feet of the Improvements comprised within the Property and Improvements (exclusive of the space occupied or leased by Macy’s and Dillard’s) are leased pursuant to Approved Leases, with tenants in occupancy of their respective leased premises thereunder;

(g)                                  The Property and Improvements shall have achieved a Debt Service Coverage Ratio of not less than 1.15:1.0 as of the Determination Date immediately preceding the Original Maturity Date; provided, however, in the event the Property and Improvements do not meet such Debt Service Coverage Ratio, then Borrower may pay down the outstanding principal balance of the Loan on or before the Original Maturity Date such that said Debt Service Coverage Ratio may be met, and any principal balance reduction by Borrower pursuant to this Section 2.10(g) shall reduce Lenders’ ongoing aggregate commitment under the Loan by a like amount;

(h)                                 Administrative Agent shall have received an Appraisal of the Property, prepared at Borrower’s sole cost and expense, showing a Loan-to-Value Ratio of no more than sixty -five percent (65%), based on the “as-is” value of the Property and Improvements; provided, however, in the event such fair market value is not adequate to meet the required Loan-to-Value Ratio, then Borrower may pay down the outstanding principal balance of the Loan prior to the Original Maturity Date by an amount such that said Loan-to-Value Ratio is met in order to satisfy this condition.  The valuation date of such Appraisal shall be within ninety (90) days of the Original Maturity Date.  Any principal balance reduction by Borrower pursuant to this Section 2.10(h) shall reduce Lenders’ ongoing aggregate commitment under the Loan by a like amount; and

(i)                                     On or before the Original Maturity Date, Borrower shall pay to Administrative Agent an extension fee in an amount equal to twenty one-hundredths of one percent (.20%) of the sum of (i) the then outstanding principal balance of the Loan and (ii) the aggregate remaining amount of any Commitments which Lenders remain obligated to disburse under this Agreement, such fee to be distributed to the Lenders to the extent and in the amounts determined by Administrative Agent, in its sole discretion.

Except as modified by this First Option to Extend, the terms and conditions of this Agreement and the other Loan Documents as modified and approved by Administrative Agent and the Lenders shall remain unmodified and in full force and effect.  Without limiting the foregoing, in the event the Maturity Date is extended to the First Extended Maturity Date pursuant to the First Option to Extend, then commencing on the first (1st) Due Date of the first (1st) month following the Original Maturity Date and continuing on each Due Date of each month thereafter during the period of the First Option to Extend, Borrower shall pay a monthly payment of principal in an amount equal to the average of the principal portion of the monthly amortization payment on the then outstanding principal of the Loan that would be repaid over the first 12 months of a 30 year mortgage amortization schedule, calculated using a per annum interest rate equal to six percent (6%), which monthly principal installments shall be in addition to the monthly payments of accrued interest due and payable under the Note.

2.11                        SECOND OPTION TO EXTEND.  Borrower shall have the option to extend the term of the Loan from the First Extended Maturity Date to the Second Extended Maturity Date, upon satisfaction of each of the following conditions precedent:

(a)                                 Borrower shall provide Administrative Agent with written notice of Borrower’s request to exercise the Second Option to Extend not more than one hundred twenty (120) days but not less than forty-five (45) days prior to the First Extended Maturity Date;

(b)                                 As of the date of Borrower’s delivery of notice of request to exercise the Second Option to Extend, and as of the First Extended Maturity Date, no Default nor Potential Default shall have occurred and be continuing, and Borrower shall so certify in writing;

(c)                                  Borrower shall execute or cause the execution of all documents reasonably required by Administrative Agent to exercise the Second Option to Extend and shall deliver to Administrative Agent, at Borrower’s sole cost and expense, such title insurance endorsements reasonably required by Administrative Agent;

(d)                                 There shall have occurred no material adverse change, as determined by Administrative Agent in its reasonable discretion, in the financial condition of Borrower or any Guarantor from that which existed on the Effective Date;

(e)                                  Borrower shall have previously extended the Maturity Date from the Original Maturity Date to the First Extended Maturity Date pursuant to and in accordance with Section 2.10 hereof;

(f)                                   Borrower shall have provided Administrative Agent evidence reasonably satisfactory to Administrative Agent that not less than eighty-five percent (85%) of the net rentable square feet of the Improvements comprised within the Property and Improvements (exclusive of the space occupied or leased by Macy’s and Dillard’s) are leased pursuant to Approved Leases, with tenants in occupancy of their respective leased premises thereunder;

(g)                                  The Property and Improvements shall have achieved a Debt Service Coverage Ratio of not less than 1.15:1.0 as of the Determination Date immediately preceding the First Extended Maturity Date; provided, however, in the event the Property and Improvements do not meet such Debt Service Coverage Ratio, then Borrower may pay down the outstanding principal balance of the Loan on or before the First Extended Maturity Date such that said Debt Service Coverage Ratio may be met, and any principal balance reduction by Borrower pursuant to this Section 2.11(g) shall reduce Lenders’ ongoing aggregate commitment under the Loan by a like amount;

(h)                                 Administrative Agent shall have received an Appraisal of the Property, prepared at Borrower’s sole cost and expense, showing a Loan-to-Value Ratio of no more than sixty -five percent (65%), based on the “as-is” value of the Property and Improvements; provided, however, in the event such fair market value is not adequate to meet the required Loan-to-Value Ratio, then Borrower may pay down the outstanding principal balance of the Loan prior to the First Extended Maturity Date by an amount such that said Loan-to-Value Ratio is met in order to satisfy this condition.  The valuation date of such Appraisal shall be within ninety (90) days of the First Extended Maturity Date.  Any principal balance reduction by Borrower pursuant to this Section 2.11(h) shall reduce Lenders’ ongoing aggregate commitment under the Loan by a like amount; and

(i)                                     On or before the First Extended Maturity Date, Borrower shall pay to Administrative Agent an extension fee in an amount equal to twenty one-hundredths of one percent (.20%) of the sum of (i) the then outstanding principal balance of the Loan and (ii) the aggregate remaining amount of any Commitments which Lenders remain obligated to disburse under this Agreement, such fee to be distributed to the Lenders to the extent and in the amounts determined by Administrative Agent, in its sole discretion.

Except as modified by this Second Option to Extend, the terms and conditions of this Agreement and the other Loan Documents as modified and approved by Administrative Agent and the Lenders shall remain unmodified and in full force and effect.  Without limiting the foregoing, in the event the Maturity Date is extended to the Second Extended Maturity Date pursuant to the Second Option to Extend, then Borrower shall continue to pay monthly payments of principal in an amount equal to the average of the principal portion of the monthly amortization payment on the then outstanding principal of the Loan that would be repaid over the first 12 months of a 30 year mortgage amortization schedule, calculated using a per annum interest rate equal to six percent (6%), which monthly principal installments shall be in addition to the monthly payments of accrued interest due and payable under the Note.

2.12                        FULL REPAYMENT AND RECONVEYANCE.  Upon receipt of all sums owing and outstanding under the Loan Documents, and the full performance of all other obligations secured by the Security Instrument, Administrative Agent shall reconvey, satisfy or release the Property and Improvements from the lien of the Security Instrument and terminate any assignment of leases and rents or UCC-financing statements related to the Collateral; provided, however, that all of the following conditions shall be satisfied at the time of, and with respect to, such reconveyance, satisfaction or release: (a) Administrative Agent shall have received all escrow, closing and recording costs, the costs of preparing and delivering such reconveyance, satisfaction or release, the payment of any and all sums then due and payable under the Loan Documents, and the full payment and performance of all other obligations secured by the Security Instrument, including, without limitation, those set forth in the Note and the Security Instrument; and (b) Administrative Agent shall have received a written release satisfactory to Administrative Agent of any set aside letter, letter of credit or other form of undertaking which Administrative Agent has issued to any surety, governmental agency or any other party in connection with the Loan and/or the Property.  Lenders obligation to make further disbursements under the Loan shall terminate as to any portion of the Loan undisbursed as of the date of issuance of such reconveyance, satisfaction or release, and any commitment of Lenders to lend any undisbursed portion of the Loan shall be cancelled.  Any repayment shall be without prejudice to Borrower’s obligations under any Swap Agreement, which shall remain in full force and effect subject to the terms of such Swap Agreement (including provisions that may require a reduction, modification or early termination of a swap transaction, in whole or in part, in the event of such repayment, and may require Borrower to pay any fees or other amounts for such reduction, modification or early termination), and no such fees or amounts shall be deemed a penalty hereunder or otherwise.

2.13                        LENDERS’ ACCOUNTING.  Administrative Agent shall maintain a loan account (the “Loan Account”) on its books in which shall be recorded (a) the names and addresses and the Pro Rata Shares of the commitment of each of the Lenders, and principal amount of the Loan owing to each Lender from time to time, and (b) all repayments of principal and payments of accrued interest, as well as payments of fees required to be paid pursuant to this Agreement.  All entries in the Loan Account shall be made in accordance with Administrative Agent’s customary accounting practices as in effect from time to time.  Monthly or at such other interval as is customary with Administrative Agent’s practice, Administrative Agent will render a statement of the Loan Account to Borrower and will deliver a copy thereof to each Lender.  Each such statement shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein (absent manifest error).

2.14                        PARTIAL RELEASES.  At any time prior to the Maturity Date of the Loan, Administrative Agent shall, at Borrower’s request, issue partial releases of the Security Instrument (“Partial Releases”) covering those portions of the Property identified on the Site Plan as (x) a “Future Development Parcel”, and consisting of eight (8) different lots described on Exhibit A-1 attached hereto and made a part hereof for all purposes and/or (y) the Future Anchor Parcel (each, a “Release Parcel”); provided, however, that prior to or simultaneously with each such Partial Release of a Release Parcel, each and every one of the following conditions shall be satisfied:

(a)                                 No Default shall exist under the Loan Documents, or would exist with notice or passage of time, or both;

(b)                                 Final Completion of all Improvements shall have occurred;

(c)                                  The Property and Improvements shall have achieved a Debt Service Coverage Ratio of not less than 1.15:1.0, using a Determination Date ending on the calendar quarter immediately preceding the partial release in question;

(d)                                 If requested by Administrative Agent, Administrative Agent shall have received a current Appraisal of the Property and Improvements (i.e., dated within 90 days of the partial release in question), prepared at Borrower’s sole cost and expense, showing a Loan-to-Value Ratio of no more than sixty-five percent (65%), based on the “as-is” value of the Property and Improvements;

(e)                                  Borrower shall pay all escrow, closing and recording costs, the costs of preparing and delivering such partial release, and the cost of any title insurance endorsements to the Title Policy required by Administrative Agent, including, without limitation, a partial release endorsement.

(f)                                   Administrative Agent shall have received evidence reasonably satisfactory to Administrative Agent that:  (i) the portion of the Property to be released and the portion of the Property which shall remain encumbered by the Security Instrument (the “Remaining Property”) are each legal parcels lawfully created in compliance with all applicable Requirements of Law and ordinances pertaining to subdivisions, parcel maps, condominiums or other land divisions and, at Borrower’s sole cost, Administrative Agent shall have received any title insurance endorsements to that effect requested by Administrative Agent and available in Nevada; and (ii) that the Remaining Property (which shall remain encumbered by the Security Instrument) has the benefit of all utilities, easements, public and/or private streets, covenants, conditions and restrictions as may be reasonably necessary, in Administrative Agent’s opinion, for the anticipated development and improvement thereof.  Without limiting the foregoing, Administrative Agent shall have received evidence satisfactory to Administrative Agent in its reasonable discretion that the Remaining Property and all Improvements thereon continue to be in compliance with the COREA and all other restrictive covenants and encumbrances on the Remaining Property, and all applicable Requirements of Law, including without limitation, confirmation that the Remaining Property will continue to have sufficient parking, after giving effect to such partial release, such that the Remaining Property will continue to be in compliance with all applicable Requirements of Law, the COREA and all other restrictive covenants and encumbrances on the Remaining Property;

(g)                                  Administrative Agent shall have received a written release satisfactory to Administrative Agent of any set aside letter, letter of credit or other form of undertaking which Administrative Agent has issued to any surety, governmental agency or any other party in connection with the Release Parcel, if any.

(h)                                 Administrative Agent shall have received evidence satisfactory to Administrative Agent that any tax, bond or assessment which constitutes a lien against the Property and Improvements has been properly allocated between the Release Parcel which is the subject of the Partial Release and the Remaining Property.

(i)                                     Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the partial release of the Future Anchor Parcel is further subject to the condition that, if the Future Anchor Parcel is to be developed as a department store, Borrower shall obtain agreements acceptable to Administrative Agent from a department store of a quality substantially similar to Macy’s and Dillard’s (a “Future Anchor Store”) to open and operate a store on the Future Anchor Parcel, including without limitation, an operating covenant to operate a department store on the Future Anchor Parcel that expires no sooner than the later of the expiration of the operating covenant of Macy’s or the expiration of the operating covenant of Dillard’s, and otherwise is reasonably acceptable to Administrative Agent.  In the alternative to obtaining a partial release of the Future Anchor Parcel, Borrower may ground lease the Future Anchor Parcel to a Future Anchor Store or other ground lease, subject to Administrative Agent’s review and approval of such ground lease, such approval not to be unreasonably withheld, and which ground lease shall be subject to the assignment of leases and rents contained in the Security Instrument and Administrative Agent shall, upon request of Borrower, sign a Subordination, Nondisturbance and Attornment Agreement in form and substance acceptable to Administrative Agent in favor of the tenant under such ground lease.

(j)                                    The issuance of any Partial Release by Administrative Agent shall not affect Borrower’s obligation to repay all amounts owing under the Loan Documents or under the lien of the Security Instrument on the Remaining Property. Upon the consummation of a partial release of a Release Parcel, as evidenced by the recordation of a partial release executed by Administrative Agent covering such Release Parcel, the Release Parcel in question shall cease to be included in the definition of “Property” for the purposes of this Agreement and the other Loan Documents.

2.15                        TAXES.

(a)                                 Applicable Laws.  For purposes of this Section, the term “Applicable Law” includes FATCA.

(b)                                 Payments Free of Taxes.  Any and all payments by or on account of any obligation of Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law.  If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower or other applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)                                  Payment of Other Taxes by Borrower.  Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)                                 Indemnification by Borrower.  Borrower shall (to the extent Borrower has not paid such amounts in accordance with Section 2.15(b) above), indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to

Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)                                  Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower or another Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes or remitted such Taxes to the applicable Governmental Authorities, and without limiting the obligation of Borrower and the other Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 16.13 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection.

(f)                                   Evidence of Payments.  As soon as practicable after any payment of Taxes by Borrower or any other Loan Party to a Governmental Authority pursuant to this Section, Borrower or such other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)                                  Status of Lenders.

(i)                                     Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and the Administrative Agent, at the time or times reasonably requested by Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower or the Administrative Agent as will enable Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person:

(A)                               any Lender that is a U.S. Person shall deliver to Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), 2 executed originals of IRS Form W-9 (or any successor form)

certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), whichever of the following is applicable:

(I)                                   in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)                              executed originals of IRS Form W-8ECI;

(III)                         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(IV)                          to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower or the Administrative Agent as may be necessary for Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)                                 Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15, it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)                                     Survival.  Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE 3.  DISBURSEMENT

3.1                               CONDITIONS PRECEDENT.  Administrative Agent’s and Lenders’ obligation to make the Initial Advance or any other Advance or disbursements or take any other action under the Loan Documents shall be subject at all times to satisfaction of each of the following conditions precedent  (in addition to those set forth in any other applicable provision hereof):

(a)                                 There shall exist no Default or Potential Default, as defined in this Agreement, or Default as defined in any of the other Loan Documents or in the Other Related Documents.

(b)                                 Receipt and approval by Administrative Agent of an executed original of this Agreement, each of the Loan Documents, the Other Related Documents and any and all other documents, instruments, policies and forms of evidence or other materials which are required pursuant to this Agreement or any of the other Loan Documents or as otherwise required by Administrative Agent, each in form and content acceptable to Administrative Agent.

(c)                                  Any undisbursed Loan funds together with all sums, if any, to be provided by Borrower as shown in Exhibit C shall be at all times equal to or greater than the amount which Administrative Agent from time to time determines is necessary to:  (i) pay, through Final Completion of the Improvements, all costs of development, construction, marketing and leasing of the Property and Improvements in accordance with the Loan Documents; (ii) pay all sums which may accrue under the Loan Documents prior to repayment of the Loan; and (iii) enable Borrower to perform and satisfy all of the covenants of Borrower contained in the Loan Documents.  If Administrative Agent determines at any time that the undisbursed Loan funds are insufficient for said purposes, Borrower shall deposit the amount of such deficiency in the Borrower’s Funds Account in the form of cash within fourteen (14) days of Administrative Agent’s written demand, and in all events prior to any further disbursements under the Loan.

(d)                                 Administrative Agent shall have received and approved in form and substance satisfactory to Administrative Agent:  (i) a soils report for the Property and Improvements; (ii) an environmental questionnaire and environmental site assessment with respect to the presence, if any, of Hazardous Materials on the Property and Improvements; (iii) two sets of the Plans and Specifications, certified as complete by the Architect, together with evidence of all necessary or appropriate approvals of governmental agencies; (iv) copies of all agreements which are material to completion of the Improvements; and (v) copies of all building permits and Permits then required under any applicable Requirements of Law in connection with the development of the Property and Improvements.

(e)                                  The Security Instrument shall be a valid Lien upon the Property and be prior and superior to all other Liens thereon except the Permitted Liens.

(f)                                   Administrative Agent shall have received the Title Policy covering the Property and surveys of the Property in form and substance acceptable to Administrative Agent.

(g)                                  Lenders shall have no obligation to disburse any Loan proceeds until Administrative Agent has received evidence satisfactory to Administrative Agent that Borrower has used all of the Borrower’s Equity to pay for the costs of acquisition of the Property and development and construction of the Improvements in accordance with the Disbursement Budget.

(h)                                 With respect to the Initial Advance, Administrative Agent shall have received tenant estoppel letters and subordination, nondisturbance and attornment agreements from such tenants of the Property as may be required by Administrative Agent, which shall be in form and content satisfactory to Administrative Agent.  Without limiting the foregoing, Administrative Agent shall have received evidence satisfactory to Administrative Agent that (i) each of the Anchor Agreements shall be in full force and effect, (ii) the executed Approved Leases are on economic terms that are not materially less favorable in the aggregate than as disclosed to Administrative Agent as noted on Borrower’s proforma statement dated November 5, 2013 previously delivered to Administrative Agent, and (iii) Borrower has obtained fully executed Approved Leases for not less than the following:  (1) fifty percent (50%) of the leasable ground floor space in the Fashion Center, excluding the space covered by the Macy’s Lease and the space in the store owned by Dillard’s, of which no more than 176,388 square feet shall be comprised of in-line shop and restaurant space, (2) fifty percent (50%) (or 100,827 square feet) of the leasable area in the Market Center junior anchor space, and (3) fifty percent (50%) (or 38,409 square feet) of the leasable area in the Market Center in-line shop and restaurant space.

(i)                                     Borrower shall have delivered to Administrative Agent (i) a request for the Advance (a “Request for Advance”), (ii) a copy of Contractor’s application for payment to Borrower, signed by Architect and confirmed by the Independent Inspecting Architect, on AIA Forms G702 and G703/G703A or other forms acceptable to Administrative Agent, (iii) if requested by Administrative Agent, paid invoices or receipts and unconditional statutory lien waivers for all construction work and costs included in the previous Request for Advance, and evidence reasonably satisfactory to Administrative Agent that all prior Advances have been used for purposes described in this Agreement and in accordance with the Disbursement Budget; (iv) a down date endorsement to the Title Policy, in form and substance reasonably acceptable to Administrative Agent, confirming that no mechanic’s or materialmen’s liens have been filed against the Property and Improvements, or that any such liens have been bonded over in accordance with Applicable Laws and otherwise to Administrative Agent’s reasonable satisfaction such that such liens are not an encumbrance on the Property and Improvements; (v) if requested by Administrative Agent, evidence that any inspection required by any Governmental Authority has been completed with results satisfactory to that Governmental Authority and a detailed itemization of the Construction Agreement and allocated costs of any work to be performed thereunder on AIA Form G702 or such other forms as may be acceptable to Administrative Agent, (vi) a true and correct current statement of all obligations incurred for labor performed and materials ordered or delivered, and (vii) such certifications of job progress, in form reasonably satisfactory to Administrative Agent, as Administrative Agent may request.  In this regard, Administrative Agent shall have the right to inspect all books, records and accounts relating to such work, and may, at its option, require execution by Borrower, Development Manager and any contractors, subcontractors, laborers and materialmen of such affidavits, endorsements and releases as Administrative Agent deems necessary.

(j)                                    Lenders shall not be obligated to disburse the retainage withheld by Lenders under Section 3.4 hereof until Final Completion of all Improvements has been achieved.

(k)                                 The representations and warranties of Borrower contained in this Agreement shall be true and correct in all material respects.

(l)                                     Administrative Agent shall have received evidence acceptable to Administrative Agent that each Loan Party is in existence and in good standing in its state of formation, and that Borrower is duly registered to transact business in the State of Nevada.

(m)                             As to the Initial Advance only, Borrower has delivered to Administrative Agent, at Borrower’s expense, an opinion of legal counsel in form and content satisfactory to Administrative Agent to the effect that:  (a) upon due authorization, execution and recordation or filing as may be specified in the opinion, each of the Loan Documents shall be legal, valid and binding instruments, enforceable against the makers thereof in accordance with their respective terms; (b) Borrower is duly formed and has all requisite authority to enter into the Loan Documents; and (c) as to such other matters, incident to the transactions contemplated hereby, as Administrative Agent may reasonably request.

(n)                                 Administrative Agent shall have received from each Lender such Lender’s Pro Rata Share of such disbursement.

3.2                               BORROWER’S ACCOUNT, PLEDGE AND ASSIGNMENT, AND DISBURSEMENT AUTHORIZATION.  The proceeds of the Loan (and if applicable, funds in any other accounts referenced in this Agreement, to the extent that Administrative Agent has control over disbursements from such accounts (the “Controlled Accounts”)), and, except as otherwise provided in this Agreement, shall be deposited into the Borrower’s Account or otherwise disbursed to or for the benefit or account of Borrower under the terms of this Agreement, and any Borrower’s Funds shall be deposited into the Borrower’s Funds Account; provided, however, that any direct disbursements from the Loan which are made by means of wire transfer shall be subject to the provisions of Section 3.3 below and the Disbursement Instruction Agreement attached hereto as Exhibit F, as amended or replaced from time to time in accordance with the terms thereof.  As additional security for Borrower’s performance under the Loan Documents, Borrower hereby irrevocably pledges and assigns to Administrative Agent, for the benefit of the Lenders, all monies at any time deposited in the Borrower’s Account, Borrower’s Funds Account, the Controlled Accounts, all Borrower’s Funds and all Account Funds.

3.3                               DISBURSEMENTS.  Borrower hereby authorizes Administrative Agent to disburse the proceeds of the Loan made by Lenders or their affiliates pursuant to the Loan Documents as requested by an authorized representative of Borrower, and if applicable, funds in any Controlled Accounts, in accordance with the terms of  the Loan Documents and the terms of the Disbursement Instruction Agreement attached hereto as Exhibit F, as amended or replaced from time to time in accordance with the terms thereof.

3.4                               LOAN DISBURSEMENTS.  Subject to all conditions precedent set forth above, the proceeds of the Loan and any Borrower’s Funds shall be disbursed in accordance with the Disbursement Budget attached hereto as Exhibit C, to pay for costs of construction actually incurred, subject to a ten percent (10%) retention for any hard costs or any other costs that could result in a lien on the Property and Improvements, by deposit into the Borrower’s Account.  In no event will Lenders make disbursements (i) more frequently than monthly, or (ii) in excess of the percentage of construction completed.  The maximum amount of Advances which Borrower may request for the Improvements or for any component or phase thereof shall be as set forth in the Disbursement Budget.  Lenders shall not be obligated to disburse Loan proceeds for the payment of any cost if the amount of such cost, together with the amounts of other costs included within the same “line-item” in the Disbursement Budget for which requests for Advances have previously been submitted and approved, exceeds the amount set forth in the Disbursement Budget for such line-item, unless Borrower furnishes to Administrative Agent documentary evidence satisfactory to Administrative Agent that any such excess cost is offset by a reduction, in nature satisfactory to Administrative Agent, of at least an equal amount in another line-item in the Disbursement Budget, and Administrative Agent approves a revision to the Disbursement Budget.  At Administrative Agent’s option, disbursements of Loan proceeds may be made directly to Lenders for the payment of interest which accrues and becomes due under the Notes, if and to the extent the Disbursement Budget includes a line-item for Advances from the Interest Reserve.  At Administrative Agent’s option, Administrative Agent’s and/or Lenders may make disbursements to cover any expenses or charges which are to be borne by Borrower, including but not limited to, the cost of any required legal fees, appraisals, inspections, certifications or surveys.  At Administrative Agent’s sole option, disbursements of Loan proceeds may be made by payment to Borrower or jointly to Borrower and any contractor, subcontractor, supplier, or other person performing work or furnishing materials in connection with the construction of the Improvements.  All disbursements shall be applied by Borrower solely for the purposes for which the funds have been disbursed.  All disbursements shall be made first from Borrower’s Funds and then from available Loan funds.  The Loan shall bear interest and be repaid in accordance with the provisions of the Loan Documents.  If the outstanding principal balance of the Loan ever exceeds the maximum loan amount described in this Agreement, then all such amounts shall nonetheless be evidenced by the Notes, guaranteed by the Guaranty and secured by the Security Instrument; however, Borrower shall, within five (5) business days after Administrative Agent’s demand or Borrower’s earlier discovery of such Advance, pay to Administrative Agent, for the benefit of the Lenders, an amount equal to such excess principal amount and accrued but unpaid interest thereon.  All Requests for Advances shall clearly identify any amounts requested for payment to a Related Person.  As used in this Agreement, “Related Person” means each Guarantor and any insider or affiliate (or insider or affiliate of any such insider or affiliate) of Borrower, determined by assuming that:  (a) Borrower or such Guarantor or other affiliate or insider was a debtor at the time of determination of Related Person status; and (b) the terms “affiliate”, “insider” and “debtor” have the meanings provided for those terms by Section 101 of the federal Bankruptcy Code.  Unless expressly set forth in the then effective Disbursement Budget or this Agreement, no developer’s, management, consulting or brokerage fee or commission, developer profit or other payment to any Related Person will be paid directly or indirectly from any proceeds of the Loan without Administrative Agent’s prior written approval.

3.5                               TENANT IMPROVEMENT/LEASING COMMISSION ADVANCES.  Borrower shall be entitled to receive aggregate Advances, not to exceed the amounts set forth in the “Tenant Improvements” and “Leasing Commissions” line items, respectively, of the Disbursement Budget, for the payment of the cost of Tenant Improvement and Leasing Commissions incurred in leasing space within the Property and Improvements; provided, however, that no Advances for Tenant Improvements or Leasing Commissions will be made with respect to a given Lease unless such Lease is an Approved Lease.  Advances may be obtained by submitting to Administrative Agent a draw request otherwise complying with this Agreement, specifying the amount requested and the cost or costs to be paid with the requested funds, together with such supporting invoices, lien waivers, certificates, affidavits and other supporting documents as Administrative Agent may reasonably request.  Subject to Section 11.12 below, Borrower may enter into such agreements for the payment of leasing commissions as Borrower may elect (provided that such agreements are subordinate to the Security Instrument), but Advances for the payment of Leasing Commissions with respect to a particular Lease shall be disbursed to Borrower as follows (subject to the satisfaction of the other terms and conditions to funding Advances set forth in this Agreement):  (a) fifty percent (50%) upon execution of the Lease; and (b) fifty percent (50%) upon delivery to Administrative Agent of an acceptable estoppel certificate signed by the tenant following the tenant’s occupancy and opening for business.

3.6                               WITHHOLDING OF ADVANCES; RETENTION.  Administrative Agent may withhold Advances under the following circumstances, in addition to the circumstances described in Sections 13.2 and 13.7 hereof:

(a)                                 Administrative Agent may withhold any Advance if the request therefor is not accompanied by executed statutory lien waivers for all lienable work done, equipment leased and materials supplied through the date of the immediately preceding Request for Advance.

(b)                                 Ten percent (10%) of each Advance shall be retained by Administrative Agent until (i) Architect has certified, and the Independent Inspecting Architect has confirmed, on AIA Form G704 or other appropriate form, that the relevant Improvements have been substantially completed in accordance with the Plans and Specifications in accordance with that certain Section 4.1 hereof; and (ii) each applicable Governmental Authority shall have duly inspected and approved the relevant Improvements and issued the appropriate permit, license or certificate to evidence such approval.  The retainage portion of each Advance for labor, services and/or material will be disbursed following such timely completion of the Improvements in question unless Administrative Agent, in its sole discretion, agrees to disbursements at an earlier stage.

(c)                                  Any one or more Advances may be withheld in whole or in part if Administrative Agent determines that the requested Advance(s) would cause the amount committed or advanced to exceed the limitations set forth in the then effective Disbursement Budget or the limitations in Section 3.4 hereof.

3.7                               DEVELOPER’S FEES.  The developer’s fees included in the Disbursement Budget shall be disbursed on a percentage of completion basis, subject to the satisfaction of the other terms and conditions to funding Advances set forth in this Agreement.

ARTICLE 4.  IMPOUNDS

4.1                               TAX IMPOUND.  Following the occurrence of a Default, or at any time during the existence of a Cash Trap Event Period, at Administrative Agent’s option and election, Borrower shall deposit into the Tax Impound Account (collectively, “Tax Impound”), on each Due Date, an amount estimated from time to time by Administrative Agent, in its reasonable discretion, to be sufficient to pay the taxes, assessments and other similar ad valorem liabilities payable by Borrower under the Loan Documents with respect to the Property (collectively, “Impositions”) at least thirty (30) days prior to each date on which Impositions become delinquent (“Delinquency Date”).  Administrative Agent shall provide Borrower with the initial estimated monthly amount to be deposited by Borrower for Impositions on each Due Date, and Borrower shall thereafter deposit such amount with Administrative Agent on each Due Date in addition to all other amounts owed to Administrative Agent and Lenders on the Due Date.  If Administrative Agent determines in good faith at any time that the Tax Impound will not be sufficient to pay any Impositions at least thirty (30) days prior to the Delinquency Date, Administrative Agent shall notify Borrower of such determination and Borrower shall deposit with Administrative Agent the amount of such deficiency not more than ten (10) Business Days after Borrower’s receipt of such notice, and shall thereafter deposit with Administrative Agent on each Due Date the increased amount as determined in good faith by Administrative Agent necessary to pay the Impositions at least thirty (30) days prior to the Delinquency Date; provided, however, if Borrower receives notice of any such deficiency less than thirty (30) days prior to the Delinquency Date, Borrower shall deposit the amount of such deficiency with Administrative Agent not more than three (3) Business Days after Borrower’s receipt of such notice, but in no event later than the Business Day immediately preceding the Delinquency Date.  So long as no Default exists, Administrative Agent shall, upon the request of Borrower, disburse to Borrower the Tax Impound funds for the payment of the Impositions which amount shall not exceed the amount due as of the Delinquency Date.  Until such time as the indebtedness under the Loan is paid in full, Borrower shall deliver to Administrative Agent, as soon as available, a photocopy of all future tax statements received by Borrower from the tax authority.

4.2                               INSURANCE IMPOUND.  Following the occurrence of a Default, or at any time during the existence of a Cash Trap Event Period, at Administrative Agent’s option and election, Borrower shall deposit into the Insurance Impound Account (collectively, “Insurance Impound”), on each Due Date, an amount estimated from time to time by Administrative Agent, in its reasonable discretion, to be sufficient to pay the premiums for insurance required to be maintained by Borrower hereunder (“Insurance Premiums”) at least thirty (30) days prior to the date on which the current such insurance policies expire (“Insurance Expiration Date”).  Administrative Agent shall provide Borrower with the initial estimated monthly amount to be deposited by Borrower for insurance premiums on each Due Date, and Borrower shall thereafter deposit such amount with Administrative Agent on each Due Date in addition to all other amounts owed to Administrative Agent and Lenders on the Due Date.  If Administrative Agent determines in good faith at any time that the Insurance Impound will not be sufficient to pay the Insurance Premiums at least thirty (30) days prior to the Insurance Expiration Date, Administrative Agent shall notify Borrower of such determination and Borrower shall deposit with Administrative Agent the amount of such deficiency not more than ten (10) Business Days after Borrower’s receipt of such notice, and shall thereafter deposit with Administrative Agent on each Due Date the increased amount as determined in good faith by Administrative Agent necessary to pay the insurance premiums at least thirty (30) days prior to the Insurance Expiration Date; provided, however, if Borrower receives notice of any such deficiency less than thirty (30) days prior to the Insurance Expiration Date, Borrower shall deposit the amount of such deficiency with Administrative Agent not more than three (3) Business Days after Borrower’s receipt of such notice, but in no event later than the day immediately preceding the Insurance Expiration Date.  So long as no Default exists, Administrative Agent shall, upon the request of Borrower, disburse to Borrower the Insurance Impound funds for the payment of the Insurance Premiums which amount shall not exceed the amount due as of the Insurance Expiration Date.  Until such time as the indebtedness under the Loan is paid in full, Borrower shall deliver to Administrative Agent, as soon as available, a photocopy of all future insurance statements received by Borrower from insurance agent.

4.3                               GENERAL.  Borrower shall have no right or ability to affect withdrawals from the Lockbox Account or the subaccounts created thereunder, except in accordance with the provisions of this

Agreement, and shall have no right to exercise dominion or control over the Lockbox Account or the subaccounts created thereunder.  All deposits required to be made by Borrower under this Article, are herein collectively called “Impounds”.  For so long as any of the Impounds required under this Article are in effect and if Administrative Agent reasonably determines that any of the Impounds were not estimated properly and a deficiency exists, Administrative Agent shall notify Borrower of such deficiency and Borrower shall deposit or cause tenant to deposit with Administrative Agent the amount of such deficiency not more than ten (10) Business Days after Borrower’s receipt of such notice. Administrative Agent shall have the right to enter upon the Property at all reasonable times, including without limitation, prior to any disbursement of Impounds, to inspect any work in process and/or completed for which Impounds are now or hereafter required, but Administrative Agent shall not be obligated to supervise or inspect any such work or to inform Borrower or any third party regarding any aspect of any such work.  Borrower shall pay to Administrative Agent all reasonable fees, costs and expenses charged, paid or incurred by Administrative Agent from time to time in connection with any request of Borrower for a disbursement of funds from the Impounds.  Borrower authorizes Administrative Agent to disburse directly to Administrative Agent, from the Impounds or from funds to be disbursed to Borrower from the Impounds, such sums as may be necessary, at any time and from time to time, to pay all such fees, costs and expenses.

4.4                               GRANT OF SECURITY INTEREST IN IMPOUNDS, ACCOUNTS; APPLICATION OF FUNDS.  As security for payment of the Loan and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower hereby pledges and assigns to Administrative Agent, and grants to Administrative Agent, for the benefit of Lenders, a security interest in, all Borrower’s right, title and interest in and to all Impounds, the Lockbox Account and the subaccounts created thereunder, and all other Accounts.  Borrower shall not, without obtaining the prior written consent of the Requisite Lenders, further pledge, assign or grant any security interest in any of the Impounds, the Lockbox Account or the subaccounts created thereunder, or all other Accounts, or permit any lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements to be filed thereon, except those naming Administrative Agent as the secured party, to be filed with respect thereto.  This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC.  Upon the occurrence and during the continuance of a Default, Administrative Agent may apply all or any part of the, the Lockbox Account and the subaccounts created thereunder, and all other Accounts against the amounts outstanding under the Loan in any order and in any manner as Administrative Agent shall elect in Administrative Agent’s sole discretion without seeking the appointment of a receiver and without adversely affecting the rights of Administrative Agent to foreclose the liens and security interests securing the Loan or exercise its other rights under the Loan Documents.  The Impounds and Account Funds shall not constitute trust funds and may be commingled with other monies held by Administrative Agent.  All interest which accrues on the foregoing Impounds and Account Funds shall be at a rate established by Administrative Agent, which may or may not be the highest rate then available, shall accrue for the benefit of Borrower and shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Upon repayment in full of Borrower’s obligations under the Loan Documents, all remaining Impounds and Account Funds, if any, shall be disbursed to Borrower within ten (10) Business Days.

ARTICLE 5.  CONSTRUCTION

5.1                               COMMENCEMENT AND COMPLETION.  Administrative Agent acknowledges and approves that Borrower may have commenced construction, including, but not limited to, staging, demolition and foundation work prior to the Effective Date.  Borrower shall commence, or continue, construction of the Improvements without delay after recordation of the Security Instrument and shall (x) complete construction of the Initial Improvements on or before the Opening Completion Date and (y) complete construction of all of the Improvements and achieve Final Completion on or before the Final Completion Date, in each case free and clean of any mechanics’ and materialmen’s liens and in accordance with the Plans and Specifications and other provisions of the Loan Documents, with all construction costs having been paid, on or before the Final Completion Date.

5.2                               COMMENCEMENT AND COMPLETION OF OFFSITE IMPROVEMENTS.  Borrower shall commence, or continue, construction of any offsite improvements required by any Governmental Authority in connection with the construction of the Improvements without delay after recordation of the Security Instrument and shall complete construction of any such offsite improvements on or before the earlier of (i) the Opening Completion Date, (ii) the date such offsite improvements must be completed under any agreements related to such offsite improvements and (iii) the date any Governmental Authority requires completion of such offsite improvements.

5.3                               FORCE MAJEURE.  The time within which construction of the Improvements must be completed shall be extended for a period of time equal to the period of any delay directly affecting construction which is caused by fire, earthquake or other acts of God, strike, lockout, acts of public enemy, riot, insurrection, war, or governmental regulation of the sale or transportation of materials, supplies or labor or other similar events outside the control of Borrower; provided, however, that Borrower shall furnish Administrative Agent with written notice satisfactory to Administrative Agent evidencing any such event or delay within ten (10) days from the occurrence of any such event or delay.  In no event shall the time for completion of the Improvements be extended beyond (i) the Maturity Date, (ii) in the case of the Initial Improvements, more than 90 days after the Opening Completion Date or (iii) in the case of Final Completion of all of the Improvements, more than ninety (90) days beyond the Final Completion Date.

5.4                               CONSTRUCTION AGREEMENT.  Development Manager (on behalf of Borrower) and Contractor have entered into the Construction Agreement pursuant to the terms and conditions of which Contractor is to construct the Improvements.  Borrower shall require (or shall cause Development Manager to require) Contractor to perform in accordance with the terms of the Construction Agreement and neither Borrower nor Development Manager shall amend, modify or alter the responsibilities of Contractor under the Construction Agreement without Administrative Agent’s prior written consent except to the extent permitted hereunder.  Borrower shall execute (or cause Development Manager to execute, as the case may be), upon Administrative Agent’s request, an assignment of Borrower’s rights (or Development Manager’s rights, as the case may be) under the Construction Agreement to Administrative Agent, for the benefit of Lenders as security for Borrower’s obligations under this Agreement and the other Loan Documents and shall cause the Contractor to consent to any such assignment.  In addition to the foregoing, Borrower shall make or cause to be made all payments due to CDI Contractors, Inc. (“CDI”) under that certain Standard Form of Agreement Between Owner and Contractor dated November 1, 2013 between Summerlin North and CDI, regarding the construction of the Dillard’s store, in accordance with the terms thereof, which agreement has been assigned by Summerlin North to Dillard’s in accordance with the Dillard’s Separate Agreement (it being acknowledged that the payments to be made to CDI thereunder remain the obligation of Summerlin North, notwithstanding the assignment of such contract to Dillard’s).

5.5                               ARCHITECT’S AGREEMENT.  Borrower or Development Manger and Architect have entered into the Architect’s Agreement, pursuant to which Architect is to design the Improvements.  Borrower shall require (and shall cause Development Manager to require) Architect to perform in accordance with the terms of the Architect’s Agreement and neither Borrower nor Development Manager shall materially amend, modify or alter the responsibilities of Architect under the Architect’s Agreement without Administrative Agent’s prior written consent.  Upon Administrative Agent’s request, Borrower shall execute (or cause Development Manager to execute, as the case may be) an assignment of the Architect’s Agreement and the Plans and Specifications to Administrative Agent, for the benefit of Lenders, as additional security for Borrower’s performance under this Agreement and the other Loan Documents and shall cause the Architect to consent to any such assignment.

5.6                               PLANS AND SPECIFICATIONS.

(a)                                 Changes; Administrative Agent Consent.  Except as otherwise provided in this Agreement, Borrower shall not make any changes in the Plans and Specifications (or allow Development Manager to make any changes in the Plans and Specifications) without Administrative Agent’s prior written consent if such change:  (i) constitutes a material change in the building material or equipment specifications, or in the architectural or structural design, value or quality of any of the Improvements; (ii) would result in an increase of construction costs in excess of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00) for any single change or in excess of SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000.00) for all such changes not previously approved in writing by Administrative Agent; or (iii) would affect the structural integrity, quality of building materials, or overall efficiency of operating systems of the Improvements.  Without limiting the above, Lenders agree that Borrower or Development Manager may make minor changes in the Plans and Specifications without Administrative Agent’s or Requisite Lender’s, as applicable, prior written consent, provided that such changes do not violate any of the conditions specified herein.  Borrower shall at all times maintain, for inspection by Administrative Agent and Lenders, a full set of working drawings of the Improvements.  Notwithstanding the foregoing, any changes in the Plans and Specifications which would result in an increase of construction costs in excess of FOUR HUNDRED THOUSAND DOLLARS ($400,000.00) for any single change or in excess of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00) for all such changes not previously approved in writing by Requisite Lenders shall require the prior written consent of Requisite Lenders.

(b)                                 Changes; Submission Requirements.  Borrower shall submit (or cause Development Manager to submit) any proposed change in the Plans and Specifications to Administrative Agent prior to the commencement of construction relating to such proposed change whether or not such change is subject to Administrative Agent’s or Requisite Lenders’ consent.  Borrower will not permit the performance of any work pursuant to any change which requires the consent of Administrative Agent or Requisite Lenders without obtaining the prior written approval of Administrative Agent or Requisite Lenders, as applicable.  Requests for any change which requires consent shall be accompanied by a written description of the proposed change and, if warranted or requested by Administrative Agent, working drawings, and shall be submitted on a change order form acceptable to Administrative Agent, signed by Borrower or Development Manager and, if required by Administrative Agent, also by the Architect, the Contractor and/or the Independent Inspecting Architect.  At its option, Administrative Agent may require Borrower to provide:  (i) evidence satisfactory to Administrative Agent of the cost and time necessary to complete the proposed change; and (ii) a deposit in the amount of any increased costs into the Borrower’s Funds Account if required pursuant to Section 3.1(c) above.

(c)                                  Consent Process.  Borrower and Administrative Agent each acknowledges and agrees that (i) Administrative Agent’s and/or any Lender’s review of any changes and required consent may result in delays in construction and (ii) Administrative Agent shall use reasonable efforts to act in a timely fashion with respect to any review and with respect to the exercise of its approval (or disapproval, as the case may be) or consent rights hereunder.

(d)                                 Final Plans and Specifications.  Upon Final Completion of the Improvements, Borrower shall deliver to Administrative Agent within sixty (60) days a set of final Plans and Specifications.

5.7                               CONTRACTOR/CONSTRUCTION INFORMATION.  Within ten (10) days of Administrative Agent’s written request, to the extent that Borrower has the right to obtain same under the Construction Agreement, Borrower shall deliver to Administrative Agent from time to time in a form acceptable to Administrative Agent:  (a) a list detailing the name, address and phone number of each contractor, subcontractor and material supplier to be employed or used for construction of the Improvements together with the dollar amount, including changes, if any, of each contract and subcontract, and the portion thereof, if any, paid through the date of such list; (b) copies of each contract and subcontract identified in such list, including any changes thereto; (c) a cost breakdown of the projected total cost of constructing the Improvements, and that portion, if any, of each cost item which has been incurred; and (d) a construction progress schedule detailing the progress of construction and the projected sequencing and completion time for uncompleted work, all as of the date of such schedule.

Borrower agrees that Administrative Agent may disapprove any contractor, subcontractor or material supplier which, in Administrative Agent’s good faith determination, is deemed financially or otherwise unqualified; provided, however, that the absence of any such disapproval shall not constitute a warranty or representation of qualification by Administrative Agent or any Lender.  Administrative Agent may contact any such contractor, subcontractor or material supplier to discuss the course of construction.

5.8                               PROHIBITED CONTRACTS.  Without Administrative Agent’s prior written consent, Borrower shall not contract for any materials, furnishings, equipment, fixtures or other parts or components of the Improvements, if any third party shall retain any ownership interest (other than Lien rights created by operation of law) in such items after their delivery to the Property and Improvements.  Borrower shall have five (5) days to effect the removal of any such retained interest.

5.9                               LIENS.  If a claim of lien is recorded which affects the Property or Improvements, Borrower shall, within thirty (30) calendar days of such recording or within twenty (20) calendar days of Administrative Agent’s demand, whichever occurs first:  (a) pay and discharge the claim of lien; (b) effect the release thereof by recording a surety bond in sufficient form and amount as provided in Nevada Revised Statutes Section 108.2413 et seq.; or (c) delivering to Administrative Agent a surety bond or providing Administrative Agent with other assurances which Administrative Agent deems, in its sole discretion, to be satisfactory for the payment of such claim of lien and for the full and continuous protection of Administrative Agent and Lenders from the effect of such lien.

5.10                        CONSTRUCTION RESPONSIBILITIES.  Borrower shall cause the construction of the Improvements to be completed in a good and workmanlike manner according to the Plans and Specifications and the recommendations of any soils or engineering report approved by Administrative Agent.  Borrower shall comply and shall cause Development Manager and Contractor to comply with all Requirements of Law, building restrictions, recorded covenants and restrictions, and requirements of all regulatory authorities having jurisdiction over the Property or Improvements.  Borrower shall be solely responsible for all aspects of Borrower’s business and conduct in connection with the Property and Improvements, including, without limitation, for the quality and suitability of the Plans and Specifications and their compliance with all governmental requirements, the supervision of the work of construction, the qualifications, financial condition and performance of all architects, engineers, contractors, material suppliers, consultants and property managers, and the accuracy of all applications for payment and the proper application of all disbursements.  Neither Administrative Agent nor any Lender is obligated to supervise, inspect or inform Borrower, Development Manager or any third party of any aspect of the construction of the Improvements or any other matter referred to above.

5.11                        ASSESSMENTS AND COMMUNITY FACILITIES DISTRICTS.  Without Administrative Agent’s prior written consent, Borrower shall not cause or suffer to become effective or otherwise consent to the formation of any assessment district, improvement district, community facilities district, special district, special improvement district, governmental district or other similar district (any of the foregoing hereinafter referred to as a “District”); nor shall Borrower cause or otherwise consent to the levying of special taxes or assessments against the Property and Improvements by any such District.  Borrower shall immediately give notice to Administrative Agent of any notification or advice that Borrower may receive from any municipality or other third party of any intent or proposal to include the Property and Improvements in any District or to levy any such special taxes or assessments.  Administrative Agent shall have the right to file a written objection to the inclusion of all or any part of the Property and Improvements in any District, or to the levy of any such special taxes or assessments, either in its own name or in the name of Borrower, and to appear at, and participate in, any hearing with respect to the formation of any such District or the levy or such special taxes or assessments.  Notwithstanding the foregoing, Administrative Agent acknowledges that under the condominium property regime, owners of units within the regime are subject to assessments pursuant to the Declaration.

5.12                        DELAY.  Borrower shall promptly notify Administrative Agent in writing of any event causing material delay or interruption of construction, or the timely completion of construction of the Initial Improvements later than the Opening Completion Date or Final Completion of all of the Improvements

later than the Final Completion Date.  The notice shall specify the particular work delayed, and the cause and period of each delay.

5.13                        INSPECTIONS.  Administrative Agent shall have the right to engage an Independent Inspecting Architect in connection with the construction of any Improvements, and Administrative Agent and the Independent Inspecting Architect shall have the right to enter upon the Property at all reasonable times at Borrower’s cost and expense to inspect the Improvements and the construction work to verify information disclosed or required pursuant to this Agreement.  Any such inspection or review of the Improvements by Administrative Agent or Independent Inspecting Architect is solely to determine whether Borrower is properly discharging its obligations under the Loan Documents and may not be relied upon by Borrower or by any third party as a representation or warranty of compliance with this Agreement or any other agreement.  Neither Administrative Agent, Independent Inspecting Architect nor any Lender owe a duty of care to Borrower or any third party to protect against, or to inform Borrower or any third party of, any negligent, faulty, inadequate or defective design or construction of the Improvements as determined by Administrative Agent, the Independent Inspecting Architect or any Lender.

5.14                        SURVEYS.  Upon Administrative Agent’s written request, Borrower shall promptly deliver to Administrative Agent:  (a) a perimeter survey of the Property (no more than once each year or as the title insurer may require); and (b) upon completion of the Improvements, an as-built survey acceptable to a title insurer for purposes of issuing an ALTA policy of title insurance.  All such surveys shall be performed and certified by a licensed engineer or surveyor acceptable to Administrative Agent and the title insurer, shall be prepared according to current ALTA/ACSM Minimum Standard Detail Requirements and any additional items required by Administrative Agent or the title insurer, and shall be certified to Administrative Agent and the title insurer.

5.15                        NOTICE OF COMPLETION.  Upon Final Completion of the Improvements, Borrower shall promptly record a “notice of completion” and shall mail a copy of the notice of completion, all in the form, in the manner, and to the persons specified in Nevada Revised Statutes Section 108.228, and shall take such other action as may be necessary in order to shorten, as provided in Nevada Revised Statutes Section 108.226(1)(b), the periods within which to record a notice and claim of lien against the Property and Improvements.

ARTICLE 6.  INSURANCE

Borrower shall, while any obligation of Borrower or any Guarantor under any of the Loan Documents or Other Related Documents remains outstanding, maintain at Borrower’s sole expense, with licensed insurers approved by Administrative Agent, the following policies of insurance in form and substance satisfactory to Administrative Agent.  Capitalized terms used in this Article shall have the same meaning as such terms are commonly and presently defined in the insurance industry.

6.1                               TITLE INSURANCE.  The Title Policy, together with any endorsements which Administrative Agent may require, insuring Administrative Agent, for the benefit of Lenders, in the stated principal amount of the Loan, of the validity and the priority of the Lien of the Security Instrument upon the Property and Improvements, subject only to matters approved by Administrative Agent in writing.  During the term of the Loan, Borrower shall deliver to Administrative Agent, within ten (10) days of Administrative Agent’s written request, such other endorsements to the Title Policy as Administrative Agent may reasonably require with respect to the Property and which are available under applicable title insurance rules and regulations, including, without limitation, a down date endorsement concurrently with each Advance of the Loan proceeds.  Borrower shall also deliver to Administrative Agent a current survey of the Property, certified to Administrative Agent and the title insurer, showing the boundaries of the Property by courses and distances, together with a corresponding metes and bounds description, the actual or proposed location of all improvements, encroachments and restrictions, the location and width of all easements, utility lines, rights-of-way and building set-back lines, and notes referencing book and page numbers for the instruments granting the same.

6.2                               PROPERTY INSURANCE.  A Builder’s All Risk/Special Form Completed Value (Non-Reporting Form) Hazard Insurance policy, including without limitation, theft coverage and such other coverages and endorsements as Administrative Agent may require, insuring Administrative Agent, for the benefit of Lenders against damage to the Property and Improvements in an amount not less than 100% of the full replacement cost at the time of Final Completion of the Improvements, and upon completion, Borrower shall provide an All Risk/Special Form Property Insurance policy, with the foregoing endorsements in an amount not less than 100% of the full replacement cost of the Improvements.  Such coverage should adequately insure any and all Collateral, whether such Collateral is onsite, stored offsite or otherwise.   Administrative Agent, for the benefit of Lenders, shall be named on the policy as Mortgagee and named under a Lender’s Loss Payable Endorsement (form #438BFU or equivalent).

6.3                               FLOOD HAZARD INSURANCE.  If the Property is in a flood hazard zone, a policy of flood insurance, as required by applicable governmental regulations, or as deemed necessary by Administrative Agent, in an amount required by Administrative Agent, but in no event less than the amount sufficient to meet the requirements of applicable law and governmental regulation.

6.4                               LIABILITY INSURANCE.  A policy of Commercial General Liability insurance on an occurrence basis, with coverages and limits as required by Administrative Agent, insuring against liability for injury and/or death to any Person and/or damage to any property occurring on the Property and/or in the Improvements.  During the period of any construction, Borrower shall cause Development Manager and the contractors and/or subcontractors to maintain in full force and effect the liability insurance required hereunder with respect to such contractor’s activities and work.  Administrative Agent may require that Borrower be named as an additional insured on any such policy.  Whether Borrower or Development Manager employs a general contractor or performs as owner-builder, Administrative Agent may require that coverage include statutory workers’ compensation insurance.

6.5                               OTHER COVERAGE.  Borrower shall provide to Administrative Agent evidence of such other reasonable insurance in such reasonable amounts as Administrative Agent may from time to time request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.  Such coverage requirements may include but are not limited to coverage for earthquake, acts of terrorism, mold, business income, delayed business income, rental loss, sink hole, soft costs, tenant improvement or environmental.

6.6                               GENERAL.  Borrower shall provide to Administrative Agent insurance certificates or other evidence of coverage in form acceptable to Administrative Agent, with coverage amounts, deductibles, limits and retentions as required by Administrative Agent.  All insurance policies shall provide that the coverage shall not be cancelable or materially changed without 10 days prior written notice to Administrative Agent of any cancellation for nonpayment of premiums, and not less than 30 days prior written notice to Administrative Agent of any other cancellation or any modification (including a reduction in coverage).  Administrative Agent, for the benefit of Lenders shall be named under a Lender’s Loss Payable Endorsement (form #438BFU or equivalent) on all property insurance policies which Borrower actually maintains with respect to the Property and Improvements.  All insurance policies shall be issued and maintained by insurers approved to do business in the state in which the Property is located and must have an A.M. Best Company financial rating and policyholder surplus acceptable to Administrative Agent.

6.7                               COLLATERAL PROTECTION INSURANCE NOTICE.  (A) BORROWER IS REQUIRED TO:  (i) KEEP THE PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT ADMINISTRATIVE AGENT SPECIFIES; (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF NEVADA OR AN ELIGIBLE SURPLUS LINES INSURER; AND (iii) NAME ADMINISTRATIVE AGENT AS THE PERSON TO BE PAID UNDER THE POLICY (WITH RESPECT TO LOSS TO PROPERTY) IN THE EVENT OF A LOSS; (B) BORROWER MUST, IF REQUIRED BY ADMINISTRATIVE AGENT, DELIVER TO ADMINISTRATIVE AGENT A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS THEREFOR; AND (C) IF BORROWER FAILS TO MEET ANY REQUIREMENT LISTED IN CLAUSES (A) OR (B) HEREOF, ADMINISTRATIVE

AGENT MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF BORROWER AT BORROWER’S EXPENSE.

6.8                               BLANKET INSURANCE.  Borrower may obtain the insurance required hereunder under a blanket insurance policy or a master program (provided, however, any required flood insurance may not be included in such a blanket policy or master program and must be provided for on a separate policy for the Property and Improvements) and from any insurance company of Borrower’s choice that is acceptable to the Administrative Agent, which acceptance shall not be unreasonably withheld.  The non-acceptance of an insurer by the Administrative Agent shall not be deemed unreasonable if it is based upon reasonable standards, uniformly applied, relating to the extent of coverage required and the financial soundness and services of the insurer.  Such standards shall not discriminate against any particular insurer nor shall such standards call for rejection of an insurance contract because the contract contains coverage in addition to that required under this Agreement.

ARTICLE 7.  REPRESENTATIONS AND WARRANTIES

As a material inducement to Administrative Agent’s and Lenders’ entry into this Agreement, Borrower represents and warrants to Administrative Agent and each Lender as of the Effective Date and as of the date of each Advance that:

7.1                               AUTHORITY/ENFORCEABILITY.  Borrower is in compliance with all Requirements of Law applicable to its organization, existence and transaction of business and has all necessary rights and powers to own, develop, improve and operate the Property and Improvements as contemplated by the Loan Documents.

7.2                               BINDING OBLIGATIONS.  Borrower is authorized to execute, deliver and perform its obligations under the Loan Documents, and such obligations shall be valid and binding obligations of Borrower.

7.3                               FORMATION AND ORGANIZATIONAL DOCUMENTS.  Borrower has delivered to Administrative Agent all formation and organizational documents of Borrower, of the partners, joint venturers or members of Borrower, if any, and of all guarantors of the Loan, if any, and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Administrative Agent.  Borrower shall immediately provide Administrative Agent with copies of any amendments or modifications of the formation or organizational documents.

7.4                               NO VIOLATION.  Borrower’s execution, delivery, and performance under the Loan Documents do not: (a) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other document; (b) violate any Requirements of Law applicable to Borrower, the Property and Improvements or any other statute, law, regulation or ordinance or any order or ruling of any court or Governmental Authority; (c) conflict with, or constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which Borrower or the Property and Improvements are bound or regulated; or (d) violate any statute, law, regulation or ordinance, or any order of any court or Governmental Authority.

7.5                               COMPLIANCE WITH LAWS.  Borrower has obtained (or at all times prior to the time such matters are required, will obtain) all permits, licenses, exemptions, and approvals necessary to construct, occupy, operate and market the Property and Improvements, and shall maintain compliance with all Requirements of Law applicable to the Property and Improvements and all other applicable statutes, laws, regulations and ordinances necessary for the transaction of its business.  The Property is comprised of one or more legal parcels lawfully created in full compliance with all subdivision laws and ordinances, and is properly zoned for the stated use of the Property as disclosed to Administrative Agent at the time of execution hereof.  Borrower shall not initiate or acquiesce to a zoning change of the Property without prior notice to, and prior written consent from, the Requisite Lenders.

7.6                               LITIGATION.  Except as disclosed on Schedule 7.6 attached hereto, there are no claims, actions, suits, or proceedings pending, or to Borrower’s knowledge, threatened against Borrower or affecting the Property or Improvements.

7.7                               FINANCIAL CONDITION.  All financial statements and other reports heretofore and hereafter delivered to Administrative Agent by Borrower and/or Guarantor pursuant to this Article 7, including, without limitation, information relating to the financial condition of Borrower, the Property, the Improvements, the partners, joint venturers or members of Borrower, and/or any Guarantors, fairly and accurately represent the financial condition of the subject thereof and have been prepared (except as noted therein) in accordance with sound accounting principles consistently applied.  Notwithstanding the foregoing, the calculation of liabilities shall NOT include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities.  Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount.  Borrower acknowledges and agrees that Administrative Agent and Lenders may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.

7.8                               NO MATERIAL ADVERSE CHANGE.  There has been no material adverse change in the financial condition of Borrower and/or Guarantor since the dates of the latest financial statements furnished to Administrative Agent and, except as otherwise disclosed to Administrative Agent in writing, Borrower has not entered into any material transaction which is not disclosed in such financial statements.

7.9                               LOAN PROCEEDS AND ADEQUACY.  The undisbursed Loan proceeds, together with Borrower’s Funds and all other sums, if any, to be provided by Borrower as shown in Exhibit C, are sufficient to construct the Improvements in accordance with, and otherwise comply with all obligations under, the terms and conditions of this Agreement and all other Loan Documents.

7.10                        ACCURACY.  To Borrower’s knowledge, all reports, documents, instruments, information and forms of evidence delivered to Administrative Agent by any Loan Party concerning the Loan or security for the Loan or required by the Loan Documents are accurate, correct and sufficiently complete in all material respects to give Administrative Agent and Lenders true and accurate knowledge of their subject matter, and do not contain any misrepresentation or omission, or any material matter which would make such reports, documents, instruments, information and other forms of evidence delivered to Administrative Agent misleading in any material respect.

7.11                        TAX LIABILITY.  Borrower has filed all required federal, state, county and municipal tax returns and has paid all taxes and assessments owed and payable, and Borrower has no knowledge of any basis for any additional payment with respect to any such taxes and assessments.

7.12                        TITLE TO ASSETS; NO LIENS.  Borrower has good and indefeasible title to the Property, free and clear of all liens and encumbrances except Permitted Liens.

7.13                        MANAGEMENT AGREEMENTS.  Borrower is not a party or subject to any management agreement with respect to the Property, except for the Management Agreement with Manager.

7.14                        UTILITIES.  All utility services, including, without limitation, gas, water, sewage, electrical and telephone, necessary for the development and occupancy of the Property and Improvements are available at or within the boundaries of the Property, or Borrower has taken all steps necessary to assure that all such services will be available upon completion of the Improvements.

7.15                        COMPLIANCE.  Borrower is familiar with and in compliance with all Requirements of Law and Permits for the development and operation of the Property and construction of the Improvements and will conform to and comply with all Requirements of Law and the Plans and Specifications.

7.16                        AMERICANS WITH DISABILITIES ACT COMPLIANCE.  The Improvements have been designed and shall be constructed and completed in strict accordance and full compliance with all of the requirements of the ADA.

7.17                        ANCHOR AGREEMENTS.  The Anchor Agreements are in full force and effect pursuant to the terms thereof; there have been no modifications or amendments to the Anchor Agreements; and there are no known defaults by any party existing under the Anchor Agreements, and no known event or circumstance is existing which, with the giving of notice and/or the passage of time, would constitute a default by any party under the Anchor Agreements.

7.18                        BUSINESS LOAN.  The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan will be used for the personal, family or agricultural purposes of the Borrower.  No portion of the Property is used or will be used as a dwelling.

7.19                        OFAC.  None of the Borrower, Guarantor or any of the other Affiliates of Borrower or Guarantor: (i) is a person named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time; (ii) is (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; or (iii) derives any of its assets or operating income from investments in or transactions with any such country, agency, organization or person; and none of the proceeds from the Loan will be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or person; provided, however, and notwithstanding the foregoing, Borrower is not making any representations or warranties with respect to (x) any owners of publicly traded shares of the stock of Guarantor or (y) any direct or indirect owner of Borrower which is an investor in any EB-5 Entity and which is not an Affiliate of Borrower or Guarantor.

7.20                        PROJECT INFORMATION.  (a) The recitals described in this Agreement with respect to the project are true and correct in all material respects; (b) the Property includes, or will include upon the completion of construction, adequate on-site parking to comply with applicable legal requirements; (c) the Property currently abuts Hughes Park Drive East, Summerlin Centre Drive, Sahara Avenue and Pavilion Center Drive and has paved access to Pavilion Center Drive, which is a completed and dedicated public thoroughfare in both directions; (d) all water, sewer, natural gas (if applicable), electricity, refuse collection and telephone service, and police and fire protection, necessary for construction of the Improvements, and operation of the Property and Improvements after completion, are available or will be available upon the completion of construction, and Borrower will cause such utilities to be installed and connected to the Property and Improvements; and (e) Borrower has no knowledge, or reason to believe that any archaeological ruins, discoveries or specimens exist on the Property.

7.21                        REAFFIRMATION AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  Each request by Borrower for an Advance under this Agreement shall constitute an affirmation on the part of Borrower and each Guarantor that the representations and warranties contained in this Agreement and the other Loan Documents and the Guaranty are true and correct in all material respects as of the time of such request and that the relevant conditions precedent set forth in this Agreement have been fully satisfied.  All representations and warranties made herein shall survive the execution of this Agreement, the making of all Advances hereunder and the execution and delivery of all other documents and instruments in connection with the Loan, so long as Lenders have any commitment to lend to Borrower hereunder and until the Loan has been paid in full.

7.22                        FULL FORCE AND EFFECT.  The Note and other Loan Documents are in full force and effect without any defense, counterclaim, right or claim of set-off; all necessary action to authorize the execution and delivery of this Agreement has been taken.

ARTICLE 8.  REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING SPECIAL PURPOSE ENTITY (“SPE”) STATUS

8.1                               REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING SPECIAL PURPOSE ENTITY (“SPE”) STATUS.  Each Borrower hereby represents, warrants and covenants to Administrative Agent and Lenders, with regard to itself, as follows:

(a)                                 Limited Purpose.  The sole purpose to be conducted or promoted by Borrower is to engage in the following activities:  (i) to acquire, own, hold, lease, operate, manage, maintain, develop and improve the Property and construct the Improvements; (ii) to enter into and perform its obligations under the Loan Documents; (iii) to sell, transfer, service, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with the Property to the extent permitted under the Loan Documents; and (iv) to engage in any lawful act or activity and to exercise any powers permitted to limited partnerships organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes.

(b)                                 Limitations on Debt; Actions.  Notwithstanding anything to the contrary in the Loan Documents or in any other document governing the formation, management or operation of Borrower, Borrower shall not, without the prior written consent of Administrative Agent and the Requisite Lenders, (i) guarantee any obligation of any Person, including any Affiliate, or become obligated for the debts of any other Person or hold out its credit as being available to pay the obligations of any other Person; (ii) engage, directly or indirectly, in any business other than as required or permitted to be performed under this Section; (iii) incur, create or assume any indebtedness or liabilities other than the Loan, any Swap Agreement, and unsecured trade payables incurred in the ordinary course of its business that are related to the ownership and operation of the Property not to exceed two percent (2%) of the outstanding balance of the Loan, and which is not evidenced by a note and which must be paid within sixty (60) days and which are otherwise expressly permitted under the Loan Documents; (iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that Borrower may invest in those investments permitted under the Loan Documents; (v) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or other transfer of any of its assets outside the ordinary course of Borrower’s business; (vi) buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities); (vii) form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity; (vii) own any asset or property other than the Property and incidental personal property necessary for the ownership or operation of the Property; or (viii) take any material action without the unanimous written approval of all partners of Borrower.  To the extent Borrower is allowed to incur debt in accordance with the terms of this Agreement, then any such debt which is payable to an Affiliate of Borrower shall be expressly subordinate to the Loan.

(c)                                  Separateness Covenants.  In order to maintain its status as a separate entity and to avoid any confusion or potential consolidation with any Affiliate, Borrower represents and warrants that in the conduct of its operations since its organization it has and will (except as may otherwise be required under this Agreement or the Loan Documents) continue to observe the following covenants (collectively, the “Separateness Provisions”): (i) maintain books and records and bank accounts separate from those of any other Person; (ii) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets; (iii) comply with all organizational formalities necessary to maintain its separate existence; (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity; (vi) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person except that Borrower’s assets may be included in a consolidated financial statement of its Affiliate; (vii) prepare and file its own tax returns separate from those of any Person to the extent required by applicable law, and pay any taxes required to be paid by applicable law; (viii) allocate and charge fairly and reasonably any common employee or overhead shared with Affiliates; (ix) not enter into any transaction with any Affiliate, except on an arm’s-length basis on terms which are intrinsically fair and no less favorable than would be available for unaffiliated third parties, and pursuant to written, enforceable agreements; (x) conduct business in its own name, and use separate stationery, invoices and checks bearing its own name; (xi) except as expressly permitted by the Loan Documents, not commingle its assets or funds with those of any other Person; (xii) except as expressly permitted by the Loan Documents, not assume, guarantee or pay the debts or obligations of any other Person; (xiii) correct any known misunderstanding as to its separate identity; (xiv) not permit any Affiliate to guarantee or pay its obligations (other than limited guarantees and indemnities set forth in the Loan Documents); (xv) not make loans or advances to any other Person; (xvi) except as expressly permitted by the Loan Documents, pay its liabilities and expenses out of and to the extent of its own funds; (xvii) maintain a sufficient number of employees in light of its contemplated business purpose and pay the salaries of its own employees, if any, only from its own funds; (xviii) not make any distributions to its members or partners which would result, at the time of such distribution, in Borrower not having adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall not require any equity owner to make additional capital contributions to Borrower; and (xix) cause the managers, officers, employees, agents and other representatives of Borrower to act at all times with respect to Borrower consistently and in furtherance of the foregoing and in the best interests of Borrower.

Failure of Borrower to comply with any of the covenants contained in this Section or any other covenants contained in this Agreement shall not affect the status of Borrower as a separate legal entity.  Each of the representations, warranties and covenants made by a Borrower under this Section 8.1 are made by such Borrower with respect to itself only and with respect to that portion of the Property and Improvements owned by it (i.e., as to Summerlin North, that portion of the Property and Improvements defined as the Fashion Center and the Office Tower, and as to Summerlin South, that portion of the Property and Improvements defined as the Market Center).

(d)                                 No Amendment of Borrower Organizational Documents.  Borrower covenants and agrees not to amend, modify or otherwise change its organizational documents in any material manner without the prior written consent of Administrative Agent and the Requisite Lenders, including without limitation, any amendment or modification that would have an adverse effect on Borrower’s ability to own and operate the Property and Improvements or perform its obligations under the Loan.

(e)                                  Additional Special Covenants.  Without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld or delayed, Borrower shall not:  (i) enter into, amend in any material respect (provided that Borrower shall provide Administrative Agent a copy of any amendments, whether or not material) or terminate any material agreement providing for the development, management, leasing or operation of the Property or construction of the Improvements if such action would reasonably be expected to have a Material Adverse Effect; (ii) make any amendment to Borrower’s limited partnership agreement or any member of Borrower or any managing member or general partner, as applicable, of such member, in each case from the form thereof previously provided to Administrative Agent (except to the extent permitted under Section 8.1(d) above); (iii) engage in any transaction with any affiliate of Borrower or Guarantor on other than fair market, arms’-length terms and conditions; or (iv) suffer or permit any direct or indirect change in the ownership of Borrower except as expressly provided in Section 14.2(b) hereof; provided, however, that (1) the consent of Requisite Lenders shall be required with respect to any material amendment referred to in clause (i) of this Section 8.1(e) and (2) the unanimous consent of the Lenders (in Lenders’ sole and absolute discretion) shall be required with respect to any change in ownership referred to in clause (iv) of this Section 8.1(e).  For purposes of this Section 8.1(e), “material agreement” shall mean any agreement which cannot, by its terms, be terminated upon sixty days notice, or which involves annual expenditures (on an actual or projected basis) in excess of $100,000.

ARTICLE 9.  HAZARDOUS MATERIALS

9.1                               SPECIAL REPRESENTATIONS AND WARRANTIES.  Without in any way limiting the other representations and warranties set forth in this Agreement, and after reasonable investigation and inquiry, Borrower hereby specially represents and warrants to the best of Borrower’s knowledge as of the date of this Agreement as follows:

(a)                                 Hazardous Materials.  Except as set forth in those certain reports listed on Schedule 9.1 attached hereto, the Property and Improvements are not and have not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any oil, flammable explosives, asbestos, urea formaldehyde insulation, mold, toxic mold, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “wastes,” “regulated substances,” “industrial solid wastes,” or “pollutants or contaminants” under the Hazardous Materials Laws, as described below, and/or other applicable environmental laws, ordinances and regulations (collectively, the “Hazardous Materials”).  “Hazardous Materials” shall not include commercially reasonable amounts of such materials used in the ordinary course of construction or operation of the Property which are used and stored in accordance with all applicable Hazardous Materials Laws.

(b)                                 Hazardous Materials Laws.  Except as set forth in those certain reports listed on Schedule 9.1 attached hereto, the Property and Improvements are in compliance with all laws, ordinances and regulations relating to Hazardous Materials (“Hazardous Materials Laws”), including, without limitation:  the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Hazardous Materials Transportation Act, as amended 49 U.S.C. Section 1801 et seq.; the Atomic Energy Act, as amended, 42 U.S.C. Section 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. Section 136 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; each as now and hereafter amended, and the regulations thereunder, and any other local, state and/or federal laws or regulations that govern (i) the existence, cleanup and/or remedy of contamination on the Property; (ii) the protection of the environment from released, spilled, deposited or otherwise emplaced contamination; (iii) the control of hazardous wastes; or (iv) the use, generation, transport, treatment, removal or recovery of Hazardous Materials, including any and all building materials.

(c)                                  Hazardous Materials Claims.  There are no claims or actions (“Hazardous Materials Claims”) known to, pending or threatened against Borrower, the Property or Improvements by any Governmental Authority, governmental agency or by any other Person relating to Hazardous Materials or pursuant to the Hazardous Materials Laws.

9.2                               HAZARDOUS MATERIALS COVENANTS.  Borrower agrees as follows:

(a)                                 No Hazardous Activities.  Borrower shall not cause or permit the Property or Improvements to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials, except as required to complete construction of the Improvements but only in accordance with Hazardous Materials Laws.

(b)                                 Compliance.  Borrower shall comply and cause the Property and Improvements to comply with all Hazardous Materials Laws.

(c)                                  Notices.  Borrower shall immediately notify Administrative Agent in writing of:  (i) the discovery of any Hazardous Materials on, under or about the Property and Improvements; (ii) any knowledge by Borrower that the Property and Improvements do not comply with any Hazardous Materials Laws; and (iii) any Hazardous Materials Claims.

(d)                                 Remedial Action.  In response to the presence of any Hazardous Materials on, under or about the Property or Improvements, Borrower shall immediately take, at Borrower’s sole expense, all remedial action required by any Hazardous Materials Laws or any regulatory agency, governing body, or any judgment, consent decree, settlement or compromise with respect to any Hazardous Materials Claims.

9.3                               INSPECTION BY ADMINISTRATIVE AGENT.  Upon reasonable prior notice to Borrower, Administrative Agent, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding) enter and inspect the Property and Improvements for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property and Improvements.

9.4                               HAZARDOUS MATERIALS INDEMNITY.  BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES) WHICH INDEMNITEES MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF THE USE, GENERATION, MANUFACTURE, STORAGE, DISPOSAL, THREATENED DISPOSAL, TRANSPORTATION OR PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR ABOUT THE PROPERTY OR IMPROVEMENTS, ANY VIOLATION OR CLAIM OF VIOLATION OF ANY HAZARDOUS MATERIALS LAWS WITH RESPECT TO THE PROPERTY, OR ANY INDEMNITY CLAIM BY A THIRD PARTY AGAINST ONE OR MORE INDEMNITEES IN CONNECTION WITH ANY OF THE FOREGOING BUT EXCLUDING ANY SUCH AMOUNT TO THE EXTENT ARISING OUT OF OR ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNITEE.  EACH INDEMNITEE SHALL HAVE THE RIGHT AT ANY TIME TO APPEAR IN, AND TO PARTICIPATE IN AS A PARTY IF IT SO ELECTS, AND BE REPRESENTED BY COUNSEL OF ITS OWN CHOICE IN, ANY ACTION OR PROCEEDING INITIATED IN CONNECTION WITH ANY HAZARDOUS MATERIALS LAWS THAT AFFECT THE PROPERTY.  BORROWER SHALL IMMEDIATELY PAY TO THE APPLICABLE INDEMNITEES, UPON DEMAND, ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE LOAN.  BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES SHALL SURVIVE THE CANCELLATION OF THE NOTES AND THE RELEASE, RECONVEYANCE OR PARTIAL RELEASE OF THE SECURITY INSTRUMENT.  NOTWITHSTANDING THE FOREGOING, BORROWER SHALL NOT BE OBLIGATED TO INDEMNIFY HEREUNDER WITH REGARD TO ANY HAZARDOUS MATERIALS FIRST USED, GENERATED, MANUFACTURED, STORED OR DISPOSED IN, ON, UNDER OR ABOUT THE PROPERTY BY ANY THIRD PARTY AFTER THE LATEST OF: (i) THE DATE OF FORECLOSURE ON THE SECURITY INSTRUMENT (OR ADMINISTRATIVE AGENT’S ACCEPTANCE OF A DEED IN LIEU THEREOF); OR (ii) THE DATE BORROWER NO LONGER HAS POSSESSION OF THE PROPERTY AND IMPROVEMENTS; OR (iii) THE DATE BORROWER NO LONGER USES OR OPERATES THE PROPERTY AND IMPROVEMENTS; PROVIDED, HOWEVER, NOTWITHSTANDING THE FOREGOING, IF ANY HAZARDOUS MATERIALS ARE DISCOVERED IN, ON UNDER OR ABOUT

THE PROPERTY OR IMPROVEMENTS AFTER SUCH APPLICABLE DATE THAT ARE CONSISTENT WITH THE OWNERSHIP, OCCUPANCY, USE OR OPERATION OF THE PROPERTY AND IMPROVEMENTS WHICH OCCURRED DURING BORROWER’S OWNERSHIP, OCCUPANCY, USE OR OPERATION OF THE PROPERTY AND IMPROVEMENTS, THEN THERE IS A PRESUMPTION THAT THE USE, GENERATION, MANUFACTURE, STORAGE, DISPOSAL OF, TRANSPORTATION OR PRESENCE OF ANY OF SAID HAZARDOUS MATERIALS IN, ON, UNDER, ABOUT, OR MIGRATING FROM, THE PROPERTY AND IMPROVEMENTS OCCURRED DURING BORROWER’S OWNERSHIP, OCCUPANCY, USE OR OPERATION OF THE PROPERTY AND IMPROVEMENTS, AND BORROWER SHALL CONTINUE TO BE OBLIGATED TO INDEMNIFY HEREUNDER UNLESS BORROWER OVERCOMES SAID PRESUMPTION WITH THE BURDEN OF PROOF.

9.5                               LEGAL EFFECT.  Borrower, Administrative Agent and Lenders agree that each provision in this Article (together with any indemnity applicable to a breach of any such provision) with respect to the environmental condition of the real property security is intended by Administrative Agent, Lenders and Borrower to be an “environmental provision” for purposes of Nevada Revised Statutes Section 40.508.  The term of the indemnity provided for herein will commence on the Effective Date.  Without in any way limiting the above, it is expressly understood that Borrower’s duty to indemnify the Indemnitees hereunder shall survive:  (i) any judicial or non-judicial foreclosure under the Security Instrument, or transfer of the Property in lieu thereof; (ii) the cancellation of the Note and the release, satisfaction or reconveyance or partial release, satisfaction or reconveyance of the Security Instrument; and (iii) the satisfaction of all of Borrower’s obligations under the Loan Documents.

ARTICLE 10.  SET ASIDE LETTERS

10.1                        SET ASIDE LETTERS.  If, at Borrower’s request, Administrative Agent issues any letter or letters (“Set Aside Letter”) to any Governmental Authority (“Obligee”) or bonding company (“Surety”) whereby Administrative Agent, on behalf of Lenders, agrees to allocate Loan proceeds for the construction of off-site, common area, or other improvements required by any governmental agency or for which bonds may be required (“Bonded Work”) in connection with the development of the Property, Borrower represents, warrants, covenants and agrees as follows:

(a)                                 The sum which Borrower requests Lenders to allocate for the Bonded Work shall be consistent with the Disbursement Budget attached hereto as Exhibit C and shall be sufficient to pay for the construction and completion cost of the Bonded Work in accordance with any agreement between Borrower and Obligee and a copy of such agreement shall be furnished to Administrative Agent by Borrower prior to and as a condition precedent to the issuance by Administrative Agent of any Set Aside Letter;

(b)                                 Administrative Agent, on behalf of Lenders, is irrevocably and unconditionally authorized to disburse to the Obligee or Surety all or any portion of said allocated Loan proceeds upon a demand of such Surety or Obligee made in accordance with the terms and conditions of the Set Aside Letter;

(c)                                  Any such disbursements or payments which Administrative Agent makes or may be obligated to make under any Set Aside Letter, whether made directly to the Surety, Obligee, or to others for completion of all or part of the Bonded Work, shall be deemed a disbursement under this Agreement to or for the benefit or account of Borrower;

(d)                                 BORROWER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS ADMINISTRATIVE AGENT AND EACH LENDER FROM ANY CLAIM, DEMAND, CAUSE OF ACTION, DAMAGE, LOSS OR LIABILITY, INCLUDING, WITHOUT LIMITATION, ANY COURT COSTS AND ATTORNEYS’ FEES AND EXPENSES, WHICH ADMINISTRATIVE AGENT OR ANY LENDER MAY SUFFER OR INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF ITS ISSUANCE OF OR COMPLIANCE WITH ANY REQUESTED SET ASIDE LETTER.  BORROWER SHALL PAY ANY INDEBTEDNESS ARISING UNDER THIS INDEMNITY TO ADMINISTRATIVE AGENT OR ANY LENDER IMMEDIATELY UPON DEMAND OF

ADMINISTRATIVE AGENT OR SUCH LENDER.  BORROWER’S DUTY TO DEFEND, INDEMNIFY AND HOLD HARMLESS ADMINISTRATIVE AGENT AND EACH LENDER HEREUNDER SHALL SURVIVE THE RELEASE AND CANCELLATION OF THE NOTES AND THE FULL OR PARTIAL RELEASE OR RECONVEYANCE OF THE SECURITY INSTRUMENT OR OTHER LOAN DOCUMENTS;

(e)                                  Administrative Agent shall have no obligation to release any collateral or security under the Loan Documents unless and until Administrative Agent has received a full and final written release of its obligations under each Set Aside Letter; and

(f)                                   The fee for issuing each Set Aside Letter hereunder shall be one and one-half percent (1.5%) of the face amount of the Set Aside Letter.

ARTICLE 11.  COVENANTS OF BORROWER

11.1                        EXPENSES.  Borrower shall immediately pay Administrative Agent upon demand all actual, out-of-pocket costs and expenses incurred by Administrative Agent in connection with:  (a) the preparation of this Agreement, all other Loan Documents and Other Related Documents contemplated hereby; (b) the administration of this Agreement, the other Loan Documents and Other Related Documents for the term of the Loan; and (c) the enforcement or satisfaction by Administrative Agent and/or Lenders of any of Borrower’s or Guarantor’s obligations under this Agreement, the other Loan Documents, the Guaranty or the Other Related Documents.  For all purposes of this Agreement, Administrative Agent’s and Lenders’ costs and expenses shall include, without limitation, all appraisal fees, cost engineering and inspection fees, legal fees and expenses, accounting fees, environmental consultant fees, auditor fees, UCC filing fees and/or UCC vendor fees, flood certification vendor fees, tax service vendor fees, documentary stamp tax, intangible tax, recording and/or filing fees, and the cost to Lenders of any title insurance premiums or endorsements, title surveys, reconveyance and notary fees.  Borrower recognizes and agrees that Administrative Agent or Lenders may, at their option, require inspection of the Property and Improvements by an independent supervising architect and/or cost engineering specialist and/or Independent Inspecting Architect:  (i) prior to each Advance; (ii) at least once each month during the course of construction even though no disbursement is to be made for that month; (iii) upon Opening Completion and Final Completion; and (iv) at least semi-annually thereafter.  Borrower further recognizes and agrees that formal written Appraisals of the Property by a licensed independent appraiser may be required by Administrative Agent’s or any Lender’s internal procedures and/or federal regulatory reporting requirements on an annual and/or specialized basis at Administrative Agent’s or such Lender’s expense.  If any of the services described above are provided by an employee of Administrative Agent or its Affiliates, Administrative Agent’s costs and expenses for such services shall be calculated in accordance with Administrative Agent’s standard charge for such services.

11.2                        ERISA COMPLIANCE.  Borrower shall at all times comply with the provisions of ERISA with respect to any retirement or other employee benefit plan to which it is a party as employer, and as soon as possible after Borrower knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such plan of Borrower has occurred, it shall furnish to Administrative Agent a written statement setting forth details as to such Reportable Event and the action, if any, which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation.

11.3                        LEASING.  Borrower shall use its good faith, diligent efforts to maintain all leasable space in the Property leased at no less than fair market rental rates.

11.4                        APPROVAL OF LEASES.

(a)                                 Borrower shall perform its covenants and obligations under the Leases, and shall promptly deliver to Administrative Agent copies of any notices of default or other material notices received from any tenants under the Leases.  Borrower shall not amend or modify any Lease that is not a Minor Lease in any material manner without the prior written consent of Administrative

Agent (it being agreed, without limiting the foregoing, that any amendment or modification to the Leases which (1) reduces the rent or term of the Lease, (2) changes the permitted use by the tenant thereunder, (3) provides for any material concessions to the tenant, (4) materially increases landlord’s obligations thereunder or (5) restricts the future development of any of the Property or (6) grants any options, rights of first refusal or other similar rights to purchase any of the Property, shall be deemed material).  In addition, Borrower shall not terminate any Lease without the prior written consent of Administrative Agent in Administrative Agent’s sole discretion (a “Termination Consent”), unless such termination (A) is a Lease to a tenant who is relocating to other space within the Property, provided that such tenant executes a new Lease covering such space on substantially the same economic terms as the terminated Lease, or (B) is a Lease covering less than 10,000 rentable square feet of the Property and Improvements, and (1) the termination is in the ordinary course of business of owning and operating a mixed use development in a reasonable and prudent manner, (2) no Default or Potential Default is then existing and (3) such Lease is being terminated on account of a default by the tenant under the Lease in question.

(b)                                 All Leases (and lease terminations, modifications or amendments) of all or any part of the Property and Improvements shall:  (a) satisfy the requirements for an Approved Lease as set forth in the definition thereof; and (b) include estoppel, subordination, attornment and mortgagee protection provisions satisfactory to Administrative Agent in Administrative Agent’s reasonable discretion.  Any material deviation from the Approved Lease Form shall be subject to the prior approval of Administrative Agent prior to execution of any lease using such form, such approval not to be unreasonably withheld.  Borrower shall provide a copy of any executed Lease to Administrative Agent upon Administrative Agent’s request.  Borrower shall not enter into any Lease of any portion of the Property and Improvements unless such Lease satisfies the requirements of an Approved Lease.  As used in this Agreement, an “Approved Lease” means (1) a Lease that is in effect prior to the Effective Date and which has been reviewed by Administrative Agent, and (2) a Lease of the Property and Improvements entered into after the Effective Date in the ordinary course of business of owning and operating a mixed-use development in a reasonable and prudent manner, on then market terms and conditions, and which is (i) approved by Administrative Agent as to form and content, (ii) with a tenant whose creditworthiness is acceptable to Administrative Agent and (iii) on economic terms generally not materially less favorable than the Pro Forma Rent (including, but not limited to, term, Net Effective Rent, expenses recovery and tenant improvement/concession package).  Notwithstanding the foregoing, (i) Minor Leases executed after the Effective Date and that provide for a Net Effective Rent of at least ninety-five percent (95%) or more of Pro Forma Rent and which are substantially on the Approved Lease Form and otherwise on arm’s length terms and with a tenant unaffiliated with Borrower or Guarantor, shall be deemed “Approved Leases” and shall not be subject to review or approval by Administrative Agent, (ii) Leases executed after the Effective Date covering at least 10,000 rentable square feet but less than 20,000 rentable square feet of the Property and Improvements, shall be subject to the prior review and approval of Administrative Agent and (iii) Leases executed after the Effective Date covering 20,000 or more rentable square feet of the Property and Improvements shall be subject to the review and approval of Requisite Lenders.

(c)                                  With respect to any Lease that requires the approval of only Administrative Agent as provided herein, Borrower shall submit the Lease Materials for such proposed Lease to Administrative Agent in writing with its request for the approval of the Lease by the Administrative Agent, and Administrative Agent shall respond to Borrower with its approval or disapproval, as the case may be, of the Lease within ten (10) Business Days of Administrative Agent’s receipt of such Lease Materials, provided that the notice sent by Borrower to Administrative Agent shall include the following statement set forth in all capital letters: “NOTE:  ADMINISTRATIVE AGENT’S REPLY TO BORROWER’S REQUEST FOR APPROVAL OF THE ENCLOSED LEASE MATERIALS IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF ITS RECEIPT OF THIS REQUEST, AND ADMINISTRATIVE AGENT’S FAILURE TO RESPOND WITHIN SUCH TEN (10) BUSINESS DAY PERIOD SHALL BE DEEMED AN APPROVAL OF THE ENCLOSED

LEASE.”  If the request from Borrower contains the foregoing language and the required Lease Materials and Administrative Agent fails to respond in writing (which may be by email) with Administrative Agent’s approval or disapproval on or before the tenth (10th) Business Day of Administrative Agent’s receipt of such written notice and Lease Materials, such failure shall be deemed to be an approval of such proposed Lease by Administrative Agent.

(d)                                 With respect to any Lease that requires the approval of the Requisite Lenders as provided herein, and Termination Consents for Leases covering 20,000 or more rentable square feet, Borrower shall submit the Lease Materials for such proposed Lease (or the Termination Consent, as the case may be) to Administrative Agent in writing with its request for the approval of the Lease (or the termination of the Lease) by the Requisite Lenders, and Administrative Agent shall respond to Borrower with the Requisite Lenders’ approval or disapproval, as the case may be, of the Lease (or such termination) within fifteen (15) Business Days of Administrative Agent’s receipt of such Lease Materials, provided that the notice sent by Borrower to Administrative Agent shall include the following statement set forth in all capital letters:  “NOTE:  THE REQUISITE LENDERS’ REPLY TO THE REQUEST FOR APPROVAL OF THE ENCLOSED LEASE MATERIALS [OR LEASE TERMINATION] IS REQUIRED WITHIN FIFTEEN (15) BUSINESS DAYS OF RECEIPT OF THIS REQUEST, AND THE REQUISITE LENDERS’ FAILURE TO RESPOND WITHIN SUCH FIFTEEN (15) BUSINESS DAY PERIOD SHALL BE DEEMED AN APPROVAL OF THE ENCLOSED LEASE [OR LEASE TERMINATION].”  Upon receipt of such request, Administrative Agent shall promptly send a copy of the Lease Materials (or Termination Consent) to each Lender, and each Lender shall review and reply to Administrative Agent in writing with such Lender’s approval or disapproval, as the case may be, of the Lease Materials for such Lease (or Termination Consent, as the case may be) within five (5) Business Days of such Lender’s receipt of the applicable Lease Materials, and if any Lender fails to respond to Administrative Agent within such five (5) Business Day period, then Administrative Agent shall be entitled to rely on such non-response as an approval of the proposed Lease (or such Termination Consent) by such Lender.  If the request to Administrative Agent contains the required notice language and the required Lease Materials (or Termination Consent) and Administrative Agent fails to respond in writing (which may be by email) with Administrative Agent’s approval or disapproval on or before the fifteenth (15th) Business Day of Administrative Agent’s receipt of such written notice and Lease Materials (or Termination Consent), such failure shall be deemed to be an approval of such proposed Lease (or Termination Consent) by the Requisite Lenders.

(e)                                  Administrative Agent shall provide timely responses to Borrower’s requests for review and approval of any Subordination, Nondisturbance and Attornment Agreements and other reasonable items related to the redevelopment of any of the Property (e.g., easements and Termination Consents for Leases covering less than 20,000 rentable square feet).  With respect to any items that require Administrative Agent’s approval, Administrative Agent shall review and reply to Borrower with its approval or disapproval, as the case may be, of such matter within ten (10) Business Days of Administrative Agent’s receipt of a written request from Borrower for approval, provided that the notice sent by Borrower to Administrative Agent includes the following statement set forth in all capital letters “NOTE:  ADMINISTRATIVE AGENT’S REPLY TO BORROWER’S REQUEST FOR APPROVAL OF THE ENCLOSED MATERIAL IS REQUESTED WITHIN TEN (10) BUSINESS DAYS OF ITS RECEIPT OF THIS REQUEST.”  If the request to Administrative Agent contains the required notice language and Administrative Agent fails to respond in writing (which may be by email) with Administrative Agent’s approval or disapproval on or before the tenth (10th) Business Day of Administrative Agent’s receipt of such written notice, such failure shall be deemed to be an approval of such request.

11.5                        INCOME FROM PROPERTY.  Notwithstanding any contrary provision contained in any of the Loan Documents, upon Administrative Agent’s request, Borrower shall deposit upon receipt all income derived in any manner from the Property and Improvements into the Borrower’s Account.

11.6                        INCOME TO BE APPLIED TO DEBT SERVICE.  Borrower shall apply all Gross Operating Income from the Property and Improvements only to the payment of Gross Operating

Expenses and the payment of accrued interest and outstanding principal on the Loan, prior to any distributions to the partners or members of Borrower.  To the extent Gross Operating Income exceeds Gross Operating Expenses, such excess shall be used first to pay accrued interest (regardless of any Interest Reserve).  In no event shall any Gross Operating Income be distributed to any partner, venturer, member or equity investor of Borrower prior to Final Completion, at any time the Debt Service Coverage Ratio is less than 1.0:1.0, or at any time during the existence of a Default.

11.7                        SUBDIVISION MAPS.  Prior to recording any final map, plat, parcel map, lot line adjustment or other subdivision map of any kind covering any portion of the Property (collectively, “Subdivision Map”), Borrower shall submit such Subdivision Map to Administrative Agent for Administrative Agent’s review and approval, which approval shall not be unreasonably withheld.  Within ten (10) Business Days after Administrative Agent’s receipt of such Subdivision Map, Administrative Agent shall provide Borrower written notice if Administrative Agent disapproves of said Subdivision Map.  Within five (5) Business Days after Administrative Agent’s request, Borrower shall execute, acknowledge and deliver to Administrative Agent such amendments to the Loan Documents as Administrative Agent may reasonably require to reflect the change in the legal description of the Property resulting from the recordation of any Subdivision Map.  In connection with and promptly after the recordation of any amendment or other modification to the Security Instrument recorded in connection with such amendments, Borrower shall deliver to Administrative Agent, for the benefit of Lenders, at Borrower’s sole expense, a title endorsement to the Title Policy in form and substance satisfactory to Administrative Agent insuring the continued first priority Lien of the Security Instrument.  Subject to the execution and delivery by Borrower of any documents required under this Section, Administrative Agent, on behalf of Lenders, shall, if required by applicable law, sign any Subdivision Map approved by Administrative Agent pursuant to this Section.

11.8                        OPINION OF LEGAL COUNSEL.  Borrower shall provide, at Borrower’s expense, an opinion of legal counsel in form and content satisfactory to Administrative Agent to the effect that:  (a) upon due authorization, execution and recordation or filing as may be specified in the opinion, each of the Loan Documents and Other Related Documents shall be legal, valid and binding instruments, enforceable against the makers thereof in accordance with their respective terms; (b) Borrower and Guarantor are duly formed and have all requisite authority to enter into the Loan Documents and Other Related Documents; and (c) such other matters, incident to the transactions contemplated hereby, as Administrative Agent may reasonably request.

11.9                        FURTHER ASSURANCES.  Upon Administrative Agent’s request and at Borrower’s sole cost and expense, Borrower shall, and shall cause any Person affiliated with Borrower to, execute, acknowledge and deliver any other instruments, including replacement promissory notes, guaranties or other loan documents, and perform any other acts necessary, desirable or proper, as determined by Administrative Agent, to correct clerical errors or omissions in any loan closing documentation, to replace any lost or destroyed loan closing documentation, or to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any Liens created by the Loan Documents.  This obligation shall survive any foreclosure or deed in lieu of foreclosure of the Property.

11.10                 MERGER, CONSOLIDATION, TRANSFER OF ASSETS.  Without limiting Borrower’s obligations under Section 8.1 or ARTICLE 14, Borrower shall not: (a) merge or consolidate with any other entity; (b) make any substantial change in the nature of Borrower’s business or structure; (c) acquire all or substantially all of the assets of any other entity; or (d) sell, lease, assign, pledge, hypothecate, mortgage or transfer or otherwise dispose of a material part of Borrower’s assets, except for leasing of the Property and Improvements in the ordinary course of Borrower’s business and in accordance with this Agreement.

11.11                 ASSIGNMENT.  Without the prior written consent of Lenders, Borrower shall not assign Borrower’s interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void.  In this regard, Borrower acknowledges that Lenders would not make this Loan except in reliance on Borrower’s expertise, reputation, prior experience in developing and constructing commercial real property, Lenders’ knowledge of Borrower, and Lenders’ understanding that this Agreement is more in the nature of an agreement involving personal services than a standard loan where Lenders would rely on security which already exists.

11.12                 MANAGEMENT OF PROPERTY.  The Manager shall remain as the property manager of the Property and Improvements during the term of the Loan unless otherwise approved by Administrative Agent.  Without the prior written consent of Administrative Agent, Borrower shall not enter into, materially amend or terminate the Management Agreement or any other agreement providing for the management, leasing or operation of the Property, and Borrower shall obtain a subordination agreement from Manager or any replacement manager, in form and substance reasonably acceptable to Administrative Agent, with respect to the Management Agreement or any replacement management agreement.  Borrower may, without the consent of Administrative Agent or the Lenders, enter into leasing commission agreements with third parties that are in good faith and on arm’s length market terms and conditions.

11.13                 APPRAISAL.  In addition to the Appraisals obtained in connection with the closing of the Loan, Administrative Agent shall have the right to obtain Appraisals of the Property and Improvements at Borrower’s cost and expense (i) in connection with the Borrower’s exercise of the First Option to Extend in accordance with Section 2.10 hereof and/or the Second Option to Extend in accordance with Section 2.11 hereof, (ii) if a Material Adverse Effect has occurred since the Effective Date and (iii) upon the occurrence of a Default.

11.14                 CHANGE IN STRUCTURE OR MANAGEMENT.  Borrower and its managers and members that are entities, if any, will (a) preserve their existence, and not make any material change in the nature or manner of their respective business activities, and (b) maintain executive personnel and management at a level of experience and ability equivalent to present executive personnel and management.  In the event the Board of Directors of Guarantor desire to change the senior management team of Guarantor existing as of the Effective Date (said senior management team consisting of Grant Herlitz, David Weinreb and Andrew Richardson), Borrower or Guarantor shall deliver written notice to Administrative Agent of such change in management within 120 days after the occurrence thereof, with the names of the new senior management team of Guarantor, and information describing their prior management experience.  Without the prior consent of Administrative Agent:  (i) Borrower shall not, and shall not cause or permit any Guarantor to, dissolve or liquidate, or merge or consolidate with or into any other entity, or turn over the management or operation of its property, assets or business to any other person; and (ii) Borrower shall not own or acquire assets other than the Property and Improvements and other assets incidental to the normal operation of the Property and Improvements, such as bank accounts relating thereto.

11.15                 EXISTENCE.  If other than a natural person or persons, Borrower shall preserve and maintain its existence and all of its rights, privileges and franchises; conduct its business in an orderly, efficient, and regular manner; and comply with the requirements of all applicable laws, rules, regulations and orders of a governmental authority applicable to Borrower and the Property and Improvements.

11.16                 TAXES AND OTHER LIABILITIES.  Borrower shall pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real and personal, owed by Borrower (including federal and state income taxes), except such as Borrower may in good faith contest or as to which a bona fide dispute may arise, provided provision is made to the satisfaction of Administrative Agent for eventual payment thereof in the event that it is found that the same is an obligation of Borrower.

11.17                 NOTICE.  Borrower shall promptly give notice in writing to Administrative Agent of:  (a) any litigation pending or threatened against Borrower; (b) the occurrence of any breach or default in the payment or performance of any material obligation owing by Borrower to any person or entity, other than Administrative Agent; (c) any change in the name of Borrower, and in the case of a Borrower which is an organization, any change in its identity or organizational structure; (d) any uninsured or partially uninsured loss through fire, theft, liability damage; or (e) any termination or cancellation of any insurance policy which Borrower is required herein to maintain.

11.18                 INSURANCE.  Borrower shall maintain and keep in force insurance in accordance with the terms, provisions and requirements set forth in Article 6 of this Agreement.

11.19                 REPAIR.  Upon completion of the Improvements, Borrower shall keep the Property and Improvements in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that the Property and Improvements are fully and efficiently preserved and maintained.

11.20                 SNDA DELIVERY.  In the event Administrative Agent requires a subordination, non-disturbance and attornment agreement in a form acceptable to Administrative Agent (“SNDA”) in connection with any one or more Leases of the Property and Improvements, Borrower shall deliver to Administrative Agent in recordable form, with proper notary acknowledgements attached, the executed, unmodified originals of any such SNDA within thirty (30) days of Administrative Agent’s request for same.  Borrower hereby acknowledges that Administrative Agent’s delivery of any such SNDA to Borrower for execution shall be deemed equivalent to Administrative Agent’s written notice requesting the same of Borrower.

11.21                 SWAP AGREEMENT.  If Borrower enters into any Secured Rate Contract with Wells Fargo, Borrower shall, upon receipt from Administrative Agent, execute promptly all documents evidencing such transaction.

11.22                 REQUIREMENTS OF LAW.  Borrower shall comply with all Requirements of Law and shall use commercially reasonable and good faith efforts to cause other persons or entities to comply with same in a timely manner.

11.23                 LIMITATIONS ON DISTRIBUTIONS, ETC.  Prior to Final Completion, or following the occurrence and during the continuance of a known monetary or other material Potential Default or any Default and otherwise subject to Section 11.6 hereof, Borrower shall not distribute any money or other property to any member of Borrower, whether in the form of earnings, income or other proceeds from the Property and Improvements, nor shall Borrower repay any principal or interest on any loan or other advance made to Borrower by any member, nor shall Borrower loan or advance any funds to any such member.  In addition to the foregoing, Borrower shall not, except for any reimbursement of construction costs pursuant to the Initial Advance contemplated by the Disbursement Budget, distribute any proceeds of the Loan to its members or partners or any of their Affiliates, it being acknowledged and agreed that the Loan proceeds shall be used solely for the purposes stated in this Agreement.

11.24                 AMERICANS WITH DISABILITIES ACT COMPLIANCE. Borrower shall cause the Property and Improvements to comply with the ADA in all material respects.  At Administrative Agent’s written request from time to time, Borrower shall provide Administrative Agent with written evidence of such compliance satisfactory to Administrative Agent. Borrower shall be solely responsible for all such ADA costs of compliance and reporting.

11.25                 ANCHOR AGREEMENTS. Borrower shall diligently perform all of its obligations under the Anchor Agreements in accordance with the terms thereof.  Borrower shall promptly deliver to Administrative Agent a copy of all demand or default notices sent by any party that is a party to the Anchor Agreements.

11.26                 INTENTIONALLY OMITTED.

11.27                 CASH TRAP EVENT PERIOD.

(a)                                 All Operating Revenues shall be deposited into the Lockbox Account on a daily basis pursuant to the Cash Management Agreement.  So long as no Cash Trap Event Period is then existing, all funds deposited into the Lockbox Account shall be transferred from the Lockbox

Account to the Borrower’s Account pursuant to the Cash Management Agreement, and Borrower will have unrestricted access to the funds in the Borrower’s Account.

(b)                                 In the event that a Potential Default or Default occurs and is continuing under this Agreement or any of the other Loan Documents, then a “Cash Trap Event Period” shall be deemed to exist.

(c)                                  Upon the occurrence and during the existence of a Cash Trap Event Period, all Operating Revenues shall be swept into the reserve accounts required under the Cash Management Agreement, including without limitation, any required Impound Accounts, and amounts necessary to pay Operating Expenses (to the extent of any Operating Revenues received and remaining after the required reserve accounts are funded) shall be made available to Borrower to pay such Operating Expenses as provided in the Cash Management Agreement.  All Net Cash Flow remaining after payment of Operating Expenses shall be deposited into the Excess Cash Reserve Account.  Thereafter, the cash sweep shall remain in effect under the Cash Management Agreement so long as the Cash Trap Event Period remains in effect.  Borrower may request disbursements in writing from the Excess Cash Reserve Account to pay for the cost of Tenant Improvements and Leasing Commissions incurred in connection with Approved Leases, and any disbursements from the Excess Cash Reserve Account shall be subject to the same terms and conditions to funding Loan proceeds set forth in this Agreement.

(d)                                 In the event a Cash Trap Event Period has occurred, the Cash Trap Event Period shall terminate at such time as Default is cured to the satisfaction of Administrative Agent in Administrative Agent’s sole discretion, and further provided that no other Defaults have occurred and are continuing.

(e)                                  Borrower shall have no right or ability to affect withdrawals from the Excess Cash Reserve Account, except in accordance with the provisions of this Agreement, and shall have no right to exercise dominion or control over the Excess Cash Reserve Account.  All cash held in the Excess Cash Reserve Account shall be held as cash collateral for the Loan.  The Excess Cash Reserve Account and the funds held therein shall not constitute trust funds and may be commingled with other monies held by Administrative Agent.  As security for payment of the Loan and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower hereby pledges and assigns to Administrative Agent, for the benefit of the Lenders, and grants to Administrative Agent a security interest in, all Borrower’s right, title and interest in and to the Excess Cash Reserve Account. Borrower shall not, without obtaining the prior written consent of Administrative Agent, further pledge, assign or grant any security interest in the Excess Cash Reserve Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements to be filed thereon, except those naming Administrative Agent as the secured party, to be filed with respect thereto.  This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC.  Upon the occurrence and during the continuance of a Default, Administrative Agent may, in addition to any other remedies provided in this Agreement or any of the other Loan Documents or Other Related Documents, or at law or in equity, apply all or any part of the funds in the Excess Cash Reserve Account against the Indebtedness outstanding under the Loan Documents in any order and in any manner as Administrative Agent shall elect in Administrative Agent’s sole discretion without seeking the appointment of a receiver and without adversely affecting the rights of Administrative Agent to foreclose the liens and security interests securing the Loan or exercise its other rights under the Loan Documents.

11.28                 POST CLOSING REQUIREMENTS.  Borrower shall satisfy the Post Closing Requirements within the time periods set forth on Schedule 11.28 in a manner satisfactory to Administrative Agent in Administrative Agent’s sole discretion.

11.29                 DEVELOPMENT MANAGEMENT AGREEMENT.  Borrower agrees that it will not enter into any Development Management Agreement until such time as (i) Administrative Agent has approved the Development Manager, which approval will not be unreasonably withheld, (ii) Borrower has delivered the proposed form of Development Management Agreement to Administrative Agent, and received the written approval of such form by Administrative Agent, and (iii) as to any Development Management Agreement, it has obtained and delivered to Administrative Agent an Assignment and Subordination of Development Management Agreement executed by the Development Manager in the form acceptable to Administrative Agent.  The Development Management Agreement shall be subordinate to the Security Instrument and must be terminable on thirty (30) days prior written notice from Administrative Agent after a Default.  Except to the extent provided by Applicable Law, upon obtaining title to the Property and Improvements or any portion thereof pursuant to the remedies in the Security Instrument, Administrative Agent will not be liable for unpaid developer fees accrued before the acquisition of title by Administrative Agent or a Person owned in whole or in part by Administrative Agent and/or Lenders.

ARTICLE 12.  REPORTING COVENANTS

12.1                        FINANCIAL INFORMATION.

(a)                                 Borrower Annual Financial Statements.  Borrower shall deliver to Administrative Agent, as soon as available, but in no event later than one hundred twenty (120) days after Borrower’s fiscal year end and certified as required by Section 12.9 below, (i) a current financial statement (including, without limitation, a balance sheet, an income and expense statement and statement of cash flow) signed by an officer of Borrower reasonably acceptable to Administrative Agent, (ii) a yearly business plan and (iii) if requested by Administrative Agent, financial and/or cash flow projections for Borrower for the ensuing twelve (12) months, together with any other financial information reasonably requested by Administrative Agent for Borrower.

(b)                                 Borrower Quarterly Financial Statements.  Within forty-five (45) days after the end of each calendar quarter, Borrower shall also deliver to Administrative Agent quarterly financial statements (including a balance sheet, income state and a statement of cash flow) and other financial information regarding Borrower as Administrative Agent may specify.

(c)                                  Guarantor Financial Statements.  Borrower shall cause to be delivered to Administrative Agent, as soon as available, but in no event later than one hundred twenty (120) days after Guarantor’s fiscal year end, (i) a current financial statement (including, without limitation, a balance sheet, and an income and expense statement) signed by Guarantor, (ii) a yearly business plan and (iii) if requested by Administrative Agent, financial and/or cash flow projections for Guarantor for the ensuing twelve (12) months, together with any other financial information reasonably requested by Administrative Agent for Guarantor.  Within forty-five (45) days after the end of each calendar quarter, Borrower shall also cause to be delivered to Administrative Agent quarterly financial statements and other information regarding Guarantor as may be reasonably requested by Administrative Agent.  In addition to the foregoing statements, Guarantor shall deliver to Administrative Agent a Compliance Certificate (in form and substance reasonably acceptable to Administrative Agent), as required by Section 13.2 of the Guaranty, at the same time the financial statements are delivered to Administrative Agent pursuant to this section (c), and any and all financial information and statements and other documents or items reasonably required by Administrative Agent to support or evidence the statements contained in such Compliance Certificate

(d)                                 Other Information.  Upon Administrative Agent’s request, Borrower shall also deliver to Administrative Agent such other financial information regarding Borrower, Guarantor, Indemnitor or any other Persons in any way obligated on the Loan as Administrative Agent may reasonably specify.  If audited financial information is prepared for Borrower or Guarantor, Borrower shall, subject to Requirements of Law, deliver to Administrative Agent copies of that information within fifteen (15) days of its final preparation.  Except as otherwise agreed to by Administrative Agent, all such financial information shall be prepared in accordance with generally accepted accounting principles.

12.2                        BOOKS AND RECORDS.  Borrower shall maintain complete books of account and other records for the Property and Improvements and for disbursement and use of the proceeds of the Loan and Borrower’s Funds, and the same shall be available for inspection and copying by Administrative Agent and each Lender upon reasonable prior notice.

12.3                        LEASING REPORTS.  Within forty-five (45) days after the end of each calendar quarter, Borrower shall deliver to Administrative Agent quarterly Rent Rolls, leasing schedules and reports, operating statements and/or such other leasing information as Administrative Agent shall reasonably request with respect to the Property and Improvements for the quarter then ended, each in form and substance satisfactory to Administrative Agent.

12.4                        ANNUAL BUDGET.  Until such time as the Note is paid in full, Borrower shall deliver to Administrative Agent within thirty (30) days after the end of each fiscal year, an Annual Budget adopted by Borrower for the applicable year, signed and dated by Borrower, and certified to be true, complete and correct by an authorized officer of Borrower.

12.5                        OPERATING STATEMENTS FOR PROPERTY AND IMPROVEMENTS.  Until such time as the Obligations are paid in full, Borrower shall deliver to Administrative Agent not later than forty-five (45) days after the end each calendar quarter an “Operating Statement” which shows in detail the amounts and sources of Gross Operating Income received by or on behalf of Borrower and the amounts and purposes of Gross Operating Expenses paid by or on behalf of Borrower with respect to the Property and Improvements for the previous quarter and for the current year to date.

12.6                        KNOWLEDGE OF DEFAULT; ETC.  Borrower shall promptly, upon obtaining knowledge thereof, report in writing to Administrative Agent the occurrence of (i) any Default or (ii) the occurrence or existence of an event or condition which, with the giving of notice or the lapse of time, or both, would constitute a Default.  In the case of clause (ii) of the preceding sentence, such notice shall include, as applicable, the affirmative steps which Borrower has taken or intends to take during the applicable cure period in order to avoid the occurrence of a Default with respect to the subject event, circumstance or condition.

12.7                        LITIGATION, ARBITRATION OR GOVERNMENT INVESTIGATION.  Borrower shall promptly, upon obtaining knowledge thereof, report in writing to Administrative Agent, (i) the institution of, or threat of, any material proceeding against or affecting Borrower or the Property, including any eminent domain or other condemnation proceedings affecting the Property, or (ii) any material development in any proceeding already disclosed, which, in either case, has a Material Adverse Effect, which notice shall contain such information as may be reasonably available to Borrower to enable Administrative Agent and its counsel to evaluate such matters.

12.8                        ENVIRONMENTAL NOTICES.  Borrower shall notify Administrative Agent, in writing, as soon as practicable, and in any event within ten (10) days after Borrower’s learning thereof, of any notice required pursuant to Section 9.2(c).

12.9                        CERTIFICATE OF BORROWER.  Together with each delivery of any Operating Statement or financial statement pursuant to this Article 12, Borrower shall provide the certificate of its chief financial officer or other authorized signatory that such person has reviewed the terms of this Agreement and the other Loan Documents, and has made a review in reasonable detail of the transactions and condition of Borrower during the accounting period covered by such Operating Statements or financial statements, and that such review has not disclosed the existence during or at the end of such accounting period, and that such person does not have knowledge of the existence as of the date of such certificate, of any condition or event which constitutes a Default or a Potential Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action has been taken, is being taken and is proposed to be taken with respect thereto.  The certification of such signatory shall expressly state that such signatory shall have no personal liability for the statements and certification set forth therein.

12.10                 OTHER INFORMATION.  From time to time, upon Administrative Agent’s delivery to Borrower of at least ten (10) days’ prior written notice, such other information with regard to Borrower, principals of Borrower, any Guarantor, or the Property, as Administrative Agent may reasonably request in writing.

12.11                 FORM; WARRANTY.  Borrower agrees that all financial statements to be delivered to Administrative Agent pursuant to this Article shall:  (a) be complete and correct; (b) present fairly the financial condition of the party; (c) disclose all liabilities that are required to be reflected or reserved against; and (d) be prepared in accordance with modified accrual basis accounting principles, consistently applied.  Notwithstanding the foregoing, the calculation of liabilities shall NOT include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. Borrower acknowledges and agrees that Administrative Agent may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports. By its execution of this Agreement, Borrower shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement, there has been no change in financial condition which would have a Material Adverse Effect, nor have any assets or properties been sold, transferred, assigned, mortgaged, pledged or encumbered since the date of such financial statement, except as disclosed by Borrower in writing delivered to Administrative Agent.  Borrower agrees that all rent rolls and other information to be delivered to Administrative Agent by or on behalf of Borrower or Guarantor pursuant to this Article shall not contain any misrepresentation or omission of a material fact.

ARTICLE 13.  DEFAULTS AND REMEDIES

13.1                        DEFAULT.  The occurrence of any one or more of the following shall constitute an event of default (“Default”) under this Agreement and the other Loan Documents:

(a)                                 Monetary.  Borrower’s failure to pay any sums payable under the Notes, the Fee Letter or any of the other Loan Documents within five (5) days of the date such sums are due; provided, however, Borrower shall not be entitled to any grace period upon the maturity of the Loan (i.e., it shall be an immediate Default if Borrower fails to repay in full all indebtedness outstanding under the Notes and other Loan Documents on the Maturity Date); or

(b)                                 Performance of Obligations.  Borrower’s or Guarantor’s failure to perform any of its respective obligation, covenant or condition (other than those in Section 13.1(a) above or which are specifically addressed as a Default under this Article 13 or any of the other Loan Documents or Other Related Documents) under any of the Loan Documents or Other Related Documents and such failure continues for thirty (30) days after receipt by Borrower of written notice and demand for performance of such obligation; provided, however, in the event Borrower has commenced and is diligently and in good faith working to cure such matter, Borrower shall be allowed an additional thirty (30) days to complete the cure of such matter and provided, further, and notwithstanding the foregoing, if a cure period is specifically provided for the remedy of such failure elsewhere in this Article 13 or any other Loan Document, such cure period shall control over the provisions of this Section 13.1(b) and Borrower’s failure to perform will not constitute a Default until such date as the specified cure period expires; or Guarantor’s failure to perform any obligation in addition to those in Section 13.1(a) above under any of the Loan Documents or Other Related Documents; provided, however, that if a cure period is provided for the remedy of such failure, Borrower’s failure to perform will not constitute a Default until such date as the specified cure period expires; or

(c)                                  Construction; Use.  (i) There is any material deviation in the work of construction from the Plans and Specifications or governmental requirements or the appearance or use of defective workmanship or materials in constructing the Improvements, and Borrower fails to remedy the same to Administrative Agent’s satisfaction within thirty (30) days of Administrative Agent’s written demand to do so; provided, however, in the event Borrower has commenced and is diligently and in good faith working to cure such matter, Borrower shall be allowed an additional 30 days to complete the cure of such matter; or (ii) there is a cessation of construction of the Improvements for a continuous period of more than fifteen (15) days (except as caused by an event of force majeure for which a longer delay may be permitted under Article 5, subject to any limitations set forth therein); or (iii) the construction, sale or leasing of any of the Improvements in accordance with the Loan Documents is prohibited, enjoined or delayed for a continuous period of more than thirty (30) days; or (iv) utilities or other public services necessary for the full occupancy and utilization of the Property and Improvements are curtailed for a continuous period of more than thirty (30) days (except as caused by an event of force majeure); or

(d)                                 Condemnation; Attachment; Liens.  (i) the condemnation, seizure or appropriation of, or occurrence of an uninsured casualty with respect to any material portion of the Property or Improvements; or (ii) the sequestration or attachment of, or any levy or execution upon any of the Property or Improvements, any other collateral provided by Borrower under any of the Loan Documents, any monies in any of the Accounts, or any substantial portion of the other assets of Borrower, which sequestration, attachment, levy or execution is not released, expunged or dismissed prior to the earlier of thirty (30) days or the sale of the assets affected thereby; or (iii) the recording or service upon Administrative Agent or any Lender of any claim of lien against the Property or Improvements and the continuance of such claim of lien for (x) thirty (30) days after the date Borrower receives notice of such lien or (y) twenty (20) calendar days after Administrative Agent’s demand, whichever occurs first, without such lien being bonded over, discharged, satisfied or provision for payment being made by Borrower in a manner reasonably satisfactory to Administrative Agent; or

(e)                                  Representations and Warranties.  The failure of any representation or warranty of Borrower in any of the Loan Documents or Guarantor in the Guaranty and the continuation of such failure for more than ten (10) days after written notice to Borrower from Administrative Agent requesting that Borrower cure such failure; provided, however, in the event Borrower has commenced and is diligently and in good faith working to cure such matter, Borrower shall be allowed an additional ten (10) days to complete the cure of such matter; or

(f)                                   Bankruptcy; Insolvency; Dissolution.  (i) The filing by Borrower, any Guarantor, or any partner or member of Borrower (other than any partner that is an EB-5 Entity, so long as such filing does not result in a Material Adverse Effect), of a petition for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing against Borrower, any Guarantor, or any partner or member of Borrower (other than any partner that is an EB-5 Entity, so long as such filing does not result in a Material Adverse Effect), of an involuntary proceeding under the Bankruptcy Code or other debtor relief law and the failure of Borrower to effect a full dismissal of such proceeding within thirty (30) days after the date of filing such proceeding; (iii) a general assignment by Borrower, any Guarantor, or any partner or member of Borrower (other than any partner that is an EB-5 Entity, so long as such filing does not result in a Material Adverse Effect), for the benefit of creditors; or (iv) Borrower, any Guarantor, or any partner or member of Borrower (other than any partner that is an EB-5 Entity, so long as such filing does not result in a Material Adverse Effect), applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its property; or

(g)                                  Change in Management or Control.  The occurrence of any material management or organizational change in Borrower or Guarantor or in the partners, venturers or members of Borrower or Guarantor, including, without limitation, any partnership, joint venture or member dispute which Administrative Agent determines, in its reasonable discretion, shall have a Material Adverse Effect; provided, however, management or organization changes that result from Transfers of direct or indirect interests in Borrower and which are permitted under the terms and conditions of Section 14.2(b) shall not constitute a Default under this Section 13.1(g); or

(h)                                 Transfer of Assets.  The sale, assignment, lease, encumbrance, pledge, hypothecation, mortgage or transfer or any disposition of all or a substantial portion of the assets of Borrower, or Guarantor or any interest therein, other than in the ordinary course of business of said entity; or

(i)                                     Transfer of Controlling Interest.  Any sale or transfer of any part of a legal entity with the result that Guarantor ceases to own the majority and/or controlling interest in Borrower; or

(j)                                    Loss of Priority.  The failure at any time of the Security Instrument to be a valid first Lien upon the Property and Improvements or any portion thereof (subject to Permitted Liens), other than as a result of any release or reconveyance of the Security Instrument with respect to all or any portion of the Property and Improvements pursuant to the terms and conditions of this Agreement; or

(k)                                 Hazardous Materials.  The discovery of any significant Hazardous Materials in, on or about the Property or Improvements subsequent to the Effective Date, and Borrower’s failure to (x) promptly take corrective action in accordance with the Loan Documents and Other Related Documents, and (y) cure such matter within thirty (30) days after written notice from Administrative Agent (so that (A) such Hazardous Materials are not at levels on the Property and Improvements in violation of applicable Hazardous Materials Laws or (B) all remedial action required to be undertaken by Borrower under applicable Hazardous Materials Laws has been performed); provided, further (1) so long as Borrower is diligently pursuing to cure such matter without delay and is not otherwise in Default under this Agreement, such period shall be extended as reasonably necessary to permit Borrower to cure such matter, but in any event, such corrective action shall be completed and the matter cured within ninety (90) days after such written notice from Administrative Agent and (2) Administrative Agent may, at its option and in its sole discretion, further extend the cure period as Administrative Agent deems necessary to allow Borrower to complete such cure.  Any such Hazardous Materials shall be “significant” for this purpose if said Hazardous Materials, in Administrative Agent’s reasonable discretion, have a materially adverse impact on the value of the Property and Improvements; or

(l)                                     Prohibited Transfers. The occurrence of any Prohibited Property Transfer or Prohibited Equity Transfer; or

(m)                             Violation of Separate Purpose Entity Provisions. The occurrence of any default in the observance of the Separateness Provisions applicable to Borrower; or

(n)                                 Default Under Unsecured Indemnity Agreement. The occurrence of a default under that certain Hazardous Materials Indemnity Agreement (Unsecured) executed by Indemnitor in favor of Administrative Agent, and dated of even date with this Agreement that continues for a period of thirty (30) days after written notice from Administrative Agent, including without limitation Indemnitor’s failure to perform any covenant, condition, or obligation thereunder; provided, further (1) so long as Borrower or Indemnitor is diligently pursuing to cure such matter without delay and is not otherwise in Default under this Agreement or the Hazardous Materials Indemnity Agreement, such period shall be extended as reasonably necessary to permit Borrower or Indemnitor to cure such matter, but in any event, such corrective action shall be completed and the matter cured within ninety (90) days after such written notice from Administrative Agent and (2) Administrative Agent may, at its option and in its sole discretion, further extend the cure period as Administrative Agent deems necessary to allow Borrower and/or Indemnitor to complete such cure or

(o)                                 Default Under Guaranty. The occurrence of a default under the Guaranty, or any other guaranty now or hereafter executed in connection with the Loan, including without limitation any Guarantor’s failure to perform any covenant, condition, or obligation thereunder that continues for a period of thirty (30) days after written notice from Administrative Agent; provided, however, that no additional cure period (beyond any cure periods provided therein) shall be provided upon a breach of the financial covenants set forth in the Guaranty, and a breach of any of said financial covenants shall constitute an immediate Default under the Guaranty and this Agreement; provided, however, in the event that (x) Guarantor is not in compliance with the covenant regarding its required Minimum Liquid Assets (as defined in the Guaranty), and (y) Guarantor deposits funds into an account with Administrative Agent or makes a principal prepayment to Administrative Agent as provided in Section 12.1(c) of the Guaranty in lieu of maintaining the required Minimum Liquid Assets, then such event shall not constitute a Default hereunder; or

(p)                                 Default Under Swap Agreement. An “Event of Default” by Borrower occurs under any Swap Agreement (as defined therein); or

(q)                                 Post Closing Requirements.  The failure to satisfy the Post Closing Requirements within the time periods set forth on Schedule 11.28; or

(r)                                    Default Under Cash Management Agreement.  The occurrence of a default by Borrower under the Cash Management Agreement, after the expiration of any applicable notice and/or cure period; or

(s)                                   Default Under Anchor Agreements.  Borrower is in default, after any applicable notice and/or cure periods, under any of the Anchor Agreements.  The occurrence of a default by Borrower under the Anchor Lease, after giving effect to any applicable grace or cure period.

13.2                        ACCELERATION UPON DEFAULT; REMEDIES.  Upon the occurrence of any Default specified in this Article 13, Requisite Lenders may, at their sole option, declare all sums owing to Lenders under the Notes, this Agreement and the other Loan Documents immediately due and payable; provided, that any Default described in Section 13.1(f) shall automatically, without declaration or other action on the part of Administrative Agent or Lenders, cause all such amounts to be immediately due and payable without notice or demand.  Upon such acceleration, Administrative Agent may, and at the direction of Requisite Lenders, shall (unless such action could, in Administrative Agent’s opinion, result in significant impairment of the ability of all Lenders to recover any further amounts in respect of the Loan under applicable laws), in addition to all other remedies permitted under this Agreement and the other Loan Documents and at law or equity, apply any sums in the Accounts to the sums owing under the Loan Documents and any and all obligations of Lenders to fund further disbursements under the Loan shall terminate.

13.3                        ACCELERATION UPON LOSS OF SECURITY.  If at any time the Security Instrument ceases to be a valid first lien upon the Property and Improvements, all sums remaining unpaid and owing to Lenders under the Loan Documents shall, at Administrative Agent’s option, be immediately due and payable and Lenders’ obligation to disburse the remaining portion of the Loan which is then undisbursed, if any, shall terminate.

13.4                        APPLICATION OF PROCEEDS AFTER ACCELERATION.  If a Default exists and maturity of any of the Obligations has been accelerated or the Maturity Date has occurred, all payments received by the Administrative Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority:

(a)                                 First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Administrative Agent (including fees and time charges for attorneys who may be employees of Administrative Agent) and amounts payable under Article 2) payable to Administrative Agent in its capacity as such;

(b)                                 Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (excluding other amounts provided for in clauses “Third” or “Fourth” below) payable to Lenders and any Secured Swap Provider (including fees, charges and disbursements of counsel to the respective Lenders and any Secured Swap Provider and amounts payable under Article 2), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

(c)                                  Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loan, and accrued and unpaid interest on any Swap Obligations under any Secured Rate Contract (excluding any netting payments or other settlement amounts due to any Secured Swap Provider upon the termination of any Secured Rate Contract), ratably among Lenders, and any Secured Swap Provider, in proportion to the respective amounts described in this clause Third payable to them;

(d)                                 Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loan and settlements under any Secured Rate Contracts (including any netting payments or other settlement amounts due to any Secured Swap Provider upon the termination of any Secured Rate Contract), ratably among Lenders and any Secured Swap Provider, in proportion to the respective amounts described in this clause Fourth held by them; and

(e)                                  Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Applicable Law.

Notwithstanding the foregoing, Swap Obligations shall be excluded from the application described above if Administrative Agent has not received written notice thereof, together with such supporting documentation as Administrative Agent may request, from the applicable Secured Swap Provider.  Each Secured Swap Provider not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of Administrative Agent pursuant to the terms of Article 15 hereof for itself and its Affiliates as if a “Lender” party hereto.

13.5                        DISBURSEMENTS TO THIRD PARTIES.  Upon the occurrence of a Default occasioned by Borrower’s failure to pay money to a third party as required by this Agreement, Administrative Agent may but shall not be obligated to make such payment from the Loan proceeds, Borrower’s Funds, or other funds of Lenders or any amounts in deposit accounts maintained by Borrower with Administrative Agent.  If such payment is made from proceeds of the Loan or from Borrower’s Funds, Borrower shall immediately deposit with Administrative Agent, upon written demand, an amount equal to such payment.  If such payment is made from funds of Lenders, Borrower shall immediately repay such funds upon written demand of Administrative Agent.  In either case, the Default with respect to which any such payment has been made by Administrative Agent or Lenders shall not be deemed cured until such deposit or repayment (as the case may be) has been made by Borrower to Administrative Agent.

13.6                        ADMINISTRATIVE AGENT’S COMPLETION OF CONSTRUCTION.  Upon the occurrence of a Default, Administrative Agent may, upon five (5) days prior written notice to Borrower, and with or without legal process, take possession of the Property and Improvements, remove Borrower, Development Manager and all agents, employees and contractors of Borrower from the Property and Improvements, complete the construction of the Improvements and market and sell or lease the Property and/or Improvements.  For this purpose, Borrower irrevocably appoints Administrative Agent as its attorney-in-fact, which agency is coupled with an interest.  As attorney-in-fact, Administrative Agent may, in Borrower’s name, take or omit to take any action Administrative Agent may deem appropriate, including, without limitation, exercising Borrower’s rights under the Loan Documents and all contracts concerning the Property and/or Improvements.

13.7                        ADMINISTRATIVE AGENT’S CESSATION OF CONSTRUCTION.  If Administrative Agent determines at any time in its reasonable discretion that the Improvements are not being constructed in accordance with the Plans and Specifications and all Requirements of Law, Administrative

Agent may immediately cause all construction to cease on any of the Improvements affected by the condition of nonconformance and withhold further disbursements under the Loan.  Borrower shall thereafter not allow any construction work, other than corrective work, to be performed on any of the Improvements affected by the condition of nonconformance until such time as Administrative Agent notifies Borrower in writing that the nonconforming condition has been corrected.  Borrower shall notify Administrative Agent and the Independent Inspecting Architect immediately upon receipt of “red tag” or “stop order” notices from any federal, state, county or municipal building inspector or of unsatisfactory compliance with any applicable building code, and in such event Borrower shall provide Administrative Agent and the Independent Inspecting Architect with a full and complete written explanation of the nature of such noncompliance.

13.8                        REPAYMENT OF FUNDS ADVANCED.  Any funds expended by Administrative Agent or any Lender in the exercise of its rights or remedies under this Agreement and the other Loan Documents shall be payable to Administrative Agent upon demand, together with interest at the rate applicable to the principal balance of the Loan from the date the funds were expended.

13.9                        SETOFF.  Upon the occurrence of a Default, Administrative Agent may have Lenders set off any and all amounts due by Borrower against the Obligations (including the indebtedness under the Loan Documents).

13.10                 RIGHTS CUMULATIVE, NO WAIVER.  All Administrative Agent’s and Lenders’ rights and remedies provided in this Agreement and the other Loan Documents, together with those granted by law or at equity, are cumulative and may be exercised by Administrative Agent or Lenders at any time.  Administrative Agent’s or any Lender’s exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Lenders under the Loan Documents are repaid and Borrower has cured all other Defaults.  No waiver shall be implied from any failure of Administrative Agent or any Lender to take, or any delay by Administrative Agent or any Lender in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition.  Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.

ARTICLE 14.  DUE ON SALE/ENCUMBRANCE

14.1                        PROPERTY TRANSFERS.

(a)                                 Prohibited Property Transfers.  Except as expressly permitted in this Agreement or the other Loan Documents, Borrower shall not cause or permit any Transfer of all or any part of or any direct or indirect legal or beneficial interest in the Property, Improvements or the Collateral (collectively, a “Prohibited Property Transfer”), including, without limitation, (i) a lease of all or a material part of the Property for any purpose other than actual occupancy by a space tenant in accordance with this Agreement and (ii) the Transfer of all or any part of Borrower’s right, title and interest in and to any Lease or lease payments.  Notwithstanding anything to the contrary contained in this Agreement, an involuntary Lien filed on the Property (such as, for example, a mechanic’s or materialmen’s lien), shall not constitute a Prohibited Property Transfer so long as (i) such Lien is not consensual on the part of Borrower, (ii) such Lien is contested in good faith by Borrower in accordance with Section 5.9 of this Agreement, and the requirements of Section 5.9 are satisfied with respect to such contest and (iii) such Lien is bonded around as may be required by Administrative Agent in accordance with Section 5.9 hereof (so that such Lien ceases to be an encumbrance on the Property), and in any event, such Lien is removed from title to the Property promptly upon the conclusion of any such contest, and in any event prior to any foreclosure of any Lien.

(b)                                 Permitted Transfers.  Notwithstanding the foregoing, none of the following Transfers shall be deemed to be a Prohibited Property Transfer:  (i) a Transfer which is expressly permitted under this Agreement, (ii) an Approved Lease which is permitted under the terms of the

Loan Documents, (iii) Permitted Liens and (iv) Transfers of Collateral permitted under Section 5.7 of the Security Instrument.

14.2                        EQUITY TRANSFERS.

(a)                                 Prohibited Equity Transfers.  Except as expressly permitted in this Agreement, Borrower shall not cause or permit any Transfer of any direct or indirect legal or beneficial interest in a Restricted Party (collectively, a “Prohibited Equity Transfer”), including without limitation, (i) if a Restricted Party is a corporation, any merger, consolidation or other Transfer of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (ii) if a Restricted Party is a limited partnership, limited liability partnership, general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Transfer of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new limited partnership interests; (iii) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Transfer of a non-managing membership interest or the creation or issuance of new non-managing membership interests; or (iv) if a Restricted Party is a trust, any merger, consolidation or other Transfer of any legal or beneficial interest in such Restricted Party or the creation or issuance of new legal or beneficial interests.

(b)                                 Permitted Equity Transfers.  Notwithstanding the foregoing, none of the following Transfers shall be deemed to be a Prohibited Equity Transfer: (i) a Transfer by a natural person who is a member, partner or shareholder of a Restricted Party to a revocable inter vivos trust having such natural person as both trustor and trustee of such trust and one or more immediate family members of such natural person as the sole beneficiaries of such trust; (ii) a Transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party where such Transfer does not result in a Default under this Agreement, and (iii) any transfer of interests in an EB-5 Entity, so long as in any event, (x) there is no Change of Control in Borrower or Guarantor and (y) after giving effect to such transfers, none of the transferees shall be an Embargoed Person.  In addition, notwithstanding any provision in this Agreement to the contrary, none of the following Transfers shall be deemed to be a Prohibited Equity Transfer:  the issuance, redemption, sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance, conveyance, transfer or other disposition (each, an “HHC Share Transfer”) of the equity interests (the “HHC Shares”) in Guarantor (or a successor by a merger pursuant to a Plan Sponsor Acquisition as hereinafter defined) so long as the HHC Share Transfer does not result in or cause a Change of Control (as hereinafter defined) of Guarantor (or a successor by a merger pursuant to a Plan Sponsor Acquisition).  For purposes of this Section, a “Change of Control” shall occur when:  (i)  one Person (hereinafter defined) or group of affiliated Persons acquires more than 33% of the HHC Shares in one or a series of transactions, provided, however, that the acquisition by a Plan Sponsor (as hereinafter defined) of more than 33% of the HHC Shares in one or a serious of transactions (a “Plan Sponsor Acquisition”) shall not constitute a Change in Control; or (ii) the individuals comprising the Board of Directors of Guarantor (or a successor by merger pursuant to a Plan Sponsor Acquisition), as the same exists for the twelve (12) month period immediately prior to the HHC Share Transfer, fail to represent a majority of the Board of Directors of Guarantor (or a successor by merger pursuant to a Plan Sponsor Acquisition) as of the date of completion of the HHC Share Transfer and for a period of six (6) months following the HHC Share Transfer, provided however, that such a change in the majority of the Board of Directors of Guarantor in connection with a Plan Sponsor Acquisition shall not constitute a Change in Control.  For purposes of determining the occurrence of (ii) above, the following shall be expressly excluded:  any change in directors resulting from (w) the death or incapacity of any director and/or (x) the resignation or removal of any director for reasons unrelated to an HHC Share Transfer, provided any replacement director has been approved in the manner required by the governing documents of Guarantor in effect immediately prior to the date of the HHC Share Transfer.  For purposes of this Section 14.2, “Plan Sponsor”

means Pershing Square Capital Management, L.P. and any affiliate thereof.  Any Plan Sponsor that sells its ownership interest in Guarantor shall no longer be deemed a Plan Sponsor effective as of the date of the consummation of such sale.  Borrower shall give written notice to Administrative Agent within 30 days after Borrower receives actual notice of the consummation of a Plan Sponsor Acquisition and shall provide Administrative Agent with such documents and information as Administrative Agent may reasonably require so that Administrative Agent can confirm that the transaction qualifies as a Plan Sponsor Acquisition.  In addition, notwithstanding any provision to the contrary, each of Guarantor and The Howard Research and Development Corporation, a Maryland corporation (“HRDC”) may pledge, hypothecate and encumber its assets as each may determine.  A Person shall mean any person or entity.  Prohibited Equity Transfers do not include issuance, redemptions, sales, conveyances, exchanges, mortgages, pledges, hypothecations, assignments, encumbrances, conveyances, transfers or other dispositions in Persons having a direct or indirect interest in Guarantor (or successor by merger pursuant to a Plan Sponsor Acquisition).

(c)                                  EB-5 Funding.  Borrower may request approval from Administrative Agent for Borrower to obtain additional funding pursuant to the EB-5 Program, provided that (i) such approval shall be in the sole and absolute discretion of Administrative Agent, U.S. Bank and the Requisite Lenders, (ii) such additional funding shall be in the form of limited partner equity, and the entity making such investment shall have no Lien or security interest in any Collateral for the Loan or in any of the ownership interests in Borrower (directly or indirectly), (iii) such investment shall not exceed $50,000,000 in the aggregate and (iv) the partnership agreement or other entity documents evidencing such investment shall be subject to the prior review and approval of Administrative Agent, U.S. Bank and the Requisite Lenders in their sole and absolute discretion.

(d)                                 SPE Status.  Nothing contained in this Section shall be construed to permit any Transfer which would result in a breach of any representation, warranty or covenant of Borrower under Section 8.1 of this Agreement.

14.3                        CERTIFICATES OF OWNERSHIP.  Borrower shall deliver to Administrative Agent, at any time and from time to time, not more than five (5) days after Lender’s written request therefor, a certificate, in form acceptable to Administrative Agent, signed and dated by Borrower, listing the names of all Persons holding more than a five percent (5%) direct or indirect legal or beneficial interests in the Property or Borrower and the type and amount of each such interest; provided, however, in no event shall Borrower be obligated to provide such information with respect to the ownership of Guarantor.

ARTICLE 15.  THE ADMINISTRATIVE AGENT; INTERCREDITOR PROVISIONS

15.1                        APPOINTMENT AND AUTHORIZATION.

(a)                                 Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement, the other Loan Documents and Other Related Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.  Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents and Other Related Documents for the benefit of the Lenders.

(b)                                 Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement, the Loan Documents or the Other Related Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

(c)                                  Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein.  Without limiting the generality of the foregoing, the use of the terms “Administrative Agent”, “Agent”, “agent” and similar terms in the Loan Documents or Other Related Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(d)                                 The Administrative Agent will also furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Administrative Agent by the Borrower, any Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document.  In addition, Administrative Agent will also furnish to each Lender, promptly upon Administrative Agent’s receipt, copies of each of Request for Advance, reports from the Independent Inspecting Architect, executed Leases (other than Minor Leases), each Appraisal covering any of the Property which has been reviewed and approved by Administrative Agent, the financial statements, certificates, notices and other documents received by Administrative Agent pursuant to Article 12, and copies of any demand letters received or delivered by Administrative Agent.

(e)                                  As to any matters not expressly provided for by the Loan Documents and Other Related Documents (including, without limitation, enforcement or collection of any of Borrower’s obligations hereunder), Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the obligations of Borrower; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Requirements of Law.  Not in limitation of the foregoing, the Administrative Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Potential Default or Default unless the Requisite Lenders have directed the Administrative Agent otherwise.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement, the other Loan Documents, or the Other Related Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

15.2                        WELLS FARGO AS LENDER.  Wells Fargo, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity.  Wells Fargo and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any other Loan Party or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders.  Further, the Administrative Agent and any affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders.  The Lenders acknowledge that, pursuant to such activities, Wells Fargo or its affiliates may receive information regarding the Borrower, other loan parties, other subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.

15.3                        LOAN DISBURSEMENTS.

(a)                                 Following receipt of a complete Request for Advance, Administrative Agent shall send an electronic or other copy thereof to each other Lender and shall otherwise notify each Lender of the proposed disbursement and the Funding Date for such disbursement.  Each Lender shall make available to Administrative Agent (or the funding bank or entity designated by Administrative Agent), the amount of such Lender’s Pro Rata Share of such disbursement in immediately available funds not later than the times designated in Section 15.3(b).  Unless Administrative Agent shall have been notified by any Lender not later than the close of business (San Francisco, California time) on the Business Day immediately preceding the Funding Date in respect of any disbursement that such Lender does not intend to make available to Administrative Agent such Lender’s Pro Rata Share of such disbursement, Administrative Agent may assume that such Lender shall make such amount available to Administrative Agent.  If any Lender does not notify Administrative Agent of its intention not to make available its Pro Rata Share of such disbursement as described above, but does not for any reason make available to Administrative Agent such Lender’s Pro Rata Share of such disbursement, such Lender shall pay to Administrative Agent forthwith on demand such amount, together with interest thereon at the Federal Funds Rate.  In any case where a Lender does not for any reason make available to Administrative Agent such Lender’s Pro Rata Share of such disbursement, Administrative Agent, in its sole discretion, may, but shall not be obligated to, fund to Borrower such Lender’s Pro Rata Share of such disbursement.  If Administrative Agent funds to Borrower such Lender’s Pro Rata Share of such disbursement and if such Lender subsequently pays to Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Pro Rata Share of such disbursement.  Nothing in this Section 15.3(a) shall alter the respective rights and obligations of the parties hereunder in respect of a Defaulting Lender or a Non-Pro Rata Advance.

(b)                                 Requests by Administrative Agent for funding by Lenders of disbursements will be made by telecopy.  Each Lender shall make the amount of its disbursement available to Administrative Agent in Dollars and in immediately available funds, to such bank and account, in El Segundo, California (to such bank and account in such other place) as Administrative Agent may designate, not later than 9:00 A.M. (San Francisco time) on the Funding Date designated by Administrative Agent with respect to such disbursement, but in no event earlier than two (2) Business Days following Lender’s receipt of the applicable Request for Advance.

(c)                                  Nothing in this Section 15.3 shall be deemed to relieve any Lender of its obligation hereunder to make its Pro Rata Share of disbursements on any Funding Date, nor shall Administrative Agent or any Lender be responsible for the failure of any other Lender to perform its obligations to make any disbursement hereunder, and the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make a disbursement.

15.4                        DISTRIBUTION AND APPORTIONMENT OF PAYMENTS; DEFAULTING LENDERS.

(a)                                 Subject to Section 15.4(b) below, payments actually received by Administrative Agent for the account of Lenders shall be paid to them promptly after receipt thereof by Administrative Agent, but in any event within two (2) Business Days, provided that Administrative Agent shall pay to Lenders interest thereon, at the lesser of (i) the Federal Funds Rate and (ii) the rate of interest applicable to the Loan, from the Business Day following receipt of such funds by Administrative Agent until such funds are paid in immediately available funds to Lenders.  All payments of principal, interest, and other payments under the Loan Documents or Other Related Documents shall be allocated among such of Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares in the Loan or otherwise as provided herein or as separately agreed by Administrative Agent and any Lender.  Administrative Agent shall promptly distribute, but in any event within two (2) Business Days, to each Lender at its primary address set forth on the appropriate signature page hereof or on the Assignment and Assumption Agreement, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive, provided that Administrative Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including, without limitation, instructions from Requisite Lenders or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby.  The order of priority herein is set forth solely to determine the rights and priorities of Lenders as among themselves and may at any time or from time to time be changed by Lenders as they may elect, in writing in accordance with this Agreement, without necessity of notice to or consent of or approval by Borrower or any other Person.  All payments or other sums received by Administrative Agent for the account of Lenders shall not constitute property or assets of the Administrative Agent and shall be held by Administrative Agent, solely in its capacity as agent for itself and the other Lenders, subject to the Loan Documents and the Other Related Documents.

(b)                                 Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has funded its Pro Rata Share of a Protective Advance or prior Loan disbursements which was previously a Non-Pro Rata Advance, or all other Lenders have received payment in full (whether by repayment or prepayment) of the amounts due in respect of such Non-Pro Rata Advance, all of the indebtedness and obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal, interest and fees in respect of all Non-Pro Rata Advances in which the Defaulting Lender has not funded its Pro Rata Share (such principal, interest and fees being referred to as “Senior Loans”).  All amounts paid by a Loan Party and otherwise due to be applied to the indebtedness and obligations owing to the Defaulting Lender pursuant to the terms hereof shall be distributed by Administrative Agent to the other Lenders in accordance with their respective Pro Rata Shares of the Loan (recalculated for purposes hereof to exclude the Defaulting Lender’s Pro Rata Share of the Loan), until all Senior Loans have been paid in full.  This provision governs only the relationship among Administrative Agent, each Defaulting Lender, and the other Lenders; nothing hereunder shall limit the obligations of any Loan Party under the Loan Documents and the Other Related Documents. The provisions of this section shall apply and be effective regardless of whether a Default occurs and is then continuing, and notwithstanding (a) any other provision of this Agreement to the contrary, (b) any instruction of any Loan Party as to its desired application of payments or (c) the suspension of such Defaulting Lender’s right to vote on matters which are subject to the consent or approval of Requisite Lenders or all Lenders.  Administrative Agent shall be entitled to (i) withhold or setoff, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Defaulting Lender under this Agreement, and (ii) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest.  In addition, the Defaulting Lender shall indemnify, defend and hold Administrative Agent, each of the other Lenders and Borrower (provided that any claim by or on behalf of Borrower shall be subordinate to any claim of Administrative Agent or the other Lenders) harmless from and against any and all liabilities and costs, plus interest thereon at the Default Rate as set forth in the Notes, which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender’s failure or refusal to perform its obligations under this Agreement.

15.5                        PRO RATA TREATMENT.  Except to the extent otherwise provided herein:  (a) each borrowing from Lenders shall be made from the Lenders, each payment of the fees shall be made for the account of the Lenders, and each termination or reduction of the amount of the Commitments pursuant to this Agreement shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of the Loan shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loan held by them, provided that if immediately prior to giving effect to any such payment in respect of the Loan the outstanding principal amount of the Loan shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time the Loan was made, then such payment shall be applied to the Loan in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Loan being held by the Lenders pro rata in accordance with their respective Commitments; and (c) each payment of interest on the Loan shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on the Loan then due and payable to the respective Lenders.

15.6                        SHARING OF PAYMENTS, ETC.  Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the obligations of Borrower or Guarantor under the Loan, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares in the Loan, whether received by voluntary payment, by counterclaim or cross action or by the enforcement of any or all of such obligations, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim or otherwise, receive payment of a proportion of the aggregate amount of such obligations held by it which is greater than its Pro Rata Share in the Loan of the payments on account of such obligations, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such obligations owed to the others so that all such recoveries with respect to such obligations shall be applied ratably in accordance with such Pro Rata Shares; provided, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery.  Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 15.6 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.  All payments to be made by Borrower to Lenders under this Agreement shall be made to or through Administrative Agent.

15.7                        COLLATERAL MATTERS; PROTECTIVE ADVANCES.

(a)                                 Each Lender hereby authorizes the Administrative Agent, without the necessity of any notice to or further consent from any Lender, from time to time prior to a Default, to take any action with respect to any Collateral, Loan Documents or Other Related Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to any of the Loan Documents or Other Related Documents.

(b)                                 The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and indefeasible payment and satisfaction in full of all of obligations of Borrower hereunder; (ii) as expressly permitted by, but only in accordance with, the terms of the applicable Loan Document; and (iii) if approved, authorized or ratified in writing by the Requisite Lenders (or such greater number of Lenders as this Agreement or any other Loan Document may expressly provide).  Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section.

(c)                                  Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the obligations of Borrower or any Liens upon (or obligations of the Borrower or any other Loan Party in respect of) all interests retained by the Borrower or any other Loan Party, including (without limitation) the proceeds of such sale or transfer, all of which shall continue to constitute part of the Collateral.  In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Administrative Agent shall be authorized to deduct all of the expenses reasonably incurred by the Administrative Agent from the proceeds of any such sale, transfer or foreclosure.

(d)                                 The Administrative Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by the Borrower or any other Loan Party or is cared for, protected or insured or that the Liens granted to the Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Administrative Agent in this Section or in any of the Loan Documents or Other Related Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent’s own interest in the Collateral as one of the Lenders and that the Administrative Agent shall have no duty or liability whatsoever to the Lenders, except to the extent resulting from its gross negligence or willful misconduct.

(e)                                  The Administrative Agent may make, and shall be reimbursed by the Lenders (in accordance with their Pro Rata Shares) to the extent not reimbursed by the Borrower for, Protective Advances during any one calendar year with respect to any Property that is Collateral up to the sum of (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon such Property; (ii) amounts expended to pay insurance premiums for policies of insurance related to such Property; and (iii) $1,000,000.  Protective Advances in excess of said sum during any calendar year for any Property that is Collateral shall require the consent of the Requisite Lenders.  The Borrower agrees to pay on demand all Protective Advances.

(f)                                   Each Lender agrees that it will not take any action, nor institute any actions or proceedings, against Borrower or any other Loan Party under the Loan Documents or the Other Related Documents with respect to exercising claims against or rights in the Collateral without the written consent of Requisite Lenders.

15.8                        POST-FORECLOSURE PLANS.  If all or any portion of the Collateral is acquired by the Administrative Agent as a result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the obligations of Borrower hereunder, the title to any such Collateral, or any portion thereof, shall be held in the name of the Administrative Agent or a nominee or subsidiary of the Administrative Agent, as agent, for the ratable benefit of all Lenders.  The Administrative Agent shall prepare a recommended course of action for such Collateral (a “Post-Foreclosure Plan”), which shall be subject to the approval of the Requisite Lenders.  In accordance with the approved Post-Foreclosure Plan, the Administrative Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired, and shall administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents for the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral.  Actions taken by the Administrative Agent with respect to the Collateral, which are not specifically provided for in the approved Post-Foreclosure Plan or reasonably incidental thereto, shall require the written consent of the Requisite Lenders by way of supplement to such Post-Foreclosure Plan.  Upon demand therefor from time to time, each Lender will contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by the Administrative Agent pursuant to the approved Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral.  In addition, the Administrative Agent shall render or cause to be rendered to each Lender, on a monthly basis, an income and expense statement for such Collateral, and each Lender shall promptly contribute its Pro Rata Share of any operating loss for such Collateral, and such other expenses and operating reserves as the Administrative Agent shall deem reasonably necessary pursuant to and in accordance with the approved Post-Foreclosure Plan.  To the extent there is net operating income from such Collateral (taking into account the funding of any reasonably required operating reserves), the Administrative Agent shall, in accordance with the approved Post-Foreclosure Plan, determine the amount and timing of distributions to the Lenders.  All such distributions shall be made to the Lenders in accordance with their respective Pro Rata Shares.  The Lenders acknowledge and agree that if title to any Collateral is obtained by the Administrative Agent or its nominee, such Collateral will not be held as a permanent investment but will be liquidated as soon as practicable.  The Administrative Agent shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Requisite Lenders reasonably shall determine to be most advantageous to the Lenders.  Any purchase money mortgage or deed of trust taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name the Administrative Agent, as agent for the Lenders, as the beneficiary or mortgagee.  In such case, the Administrative Agent and the Lenders shall enter into an agreement with respect to such purchase money mortgage or deed of trust defining the rights of the Lenders in the same Pro Rata Shares as provided hereunder, which agreement shall be in all material respects similar to this Article insofar as the same is appropriate or applicable.

15.9                        APPROVALS OF LENDERS.  All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials provided to the Administrative Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Administrative Agent’s recommended course of action or determination in respect thereof.  Unless a Lender shall give written notice to the Administrative Agent that it specifically objects to the recommendation or determination of the Administrative Agent (together with a reasonable written explanation of the reasons behind such objection) within ten (10) Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents or Other Related Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

15.10                 NOTICE OF DEFAULTS.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Potential Default unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Potential Default and stating that such notice is a “notice of default”.  If any Lender (excluding the Lender which is also serving as the Administrative Agent) becomes aware of any Default or Potential Default, it shall promptly send to the Administrative Agent such a “notice of default”.  Further, if the Administrative Agent receives such a “notice of default,” the Administrative Agent shall give prompt notice thereof to the Lenders.

15.11                 ADMINISTRATIVE AGENT’S RELIANCE, ETC.  Notwithstanding any other provisions of this Agreement, any other Loan Documents or the Other Related Documents, neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, INCLUDING ACTIONS WHICH MAY CONSTITUTE NEGLIGENCE OR ANY STRICT LIABILITY, EXCEPT FOR ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN CONNECTION WITH ITS OR THEIR DUTIES EXPRESSLY SET FORTH HEREIN OR THEREIN, as determined by a court of competent jurisdiction in a final non-appealable judgment.  Without limiting the generality of the foregoing, the Administrative Agent: may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.  Neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender or any other Person and shall be responsible to any Lender or any other Person for any statement, warranty or representation made or deemed made by the Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons or inspect the property, books or records of the Borrower or any other Person; (c) shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any Collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lenders in any such Collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or Other Related Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties.  The Administrative Agent may execute any of its duties under the Loan Documents or Other Related Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

15.12                 INDEMNIFICATION OF ADMINISTRATIVE AGENT.  Regardless of whether the transactions contemplated by this Agreement, the other Loan Documents and Other Related Documents are consummated, each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as Administrative Agent but not as a “Lender”) in any way relating to or arising out of the Loan Documents or Other Related Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents and Other Related Documents (collectively, “Indemnifiable Amounts”), INCLUDING ANY OF THE FOREGOING RESULTING FROM ANY NEGLIGENCE OR ALLEGED NEGLIGENCE OF ADMINISTRATIVE AGENT OR ANY STRICT LIABILITY; provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment provided, however, that no action taken in accordance with the directions of the Requisite Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.  Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents and Other Related Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and Other Related Documents and/or collect any obligation of Borrower hereunder, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent and/or the Lenders arising under any Hazardous Materials Laws.  Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification.  The agreements in this Section shall survive the payment of the Loan and all other amounts payable hereunder or under the other Loan Documents or Other Related Documents and the termination of this Agreement.  If the Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

15.13                 LENDER CREDIT DECISION, ETC.  Each Lender expressly acknowledges and agrees that neither the Administrative Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties to such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, any other Loan Party or Affiliate, shall be deemed to constitute any such representation or warranty by the Administrative Agent to any Lender.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of the Borrower, the other Loan Parties or Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the other Loan Parties and other Persons, its review of the Loan Documents and the Other Related Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents or Other Related Documents.  The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any other Loan Party of the Loan Documents or Other Related Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrower, any other Loan Party.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent under this Agreement, any of the other Loan Documents or Other Related Documents, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates.  Each Lender acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to such Lender.

15.14                 SUCCESSOR ADMINISTRATIVE AGENT.  Administrative Agent may resign at any time as Administrative Agent under the Loan Documents and Other Related Documents by giving written notice thereof to the Lenders and the Borrower, but such resignation shall not be effective until a successor Administrative Agent is appointed pursuant to this paragraph and such appointment is accepted by a successor Administrative Agent.  Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Potential Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and any of its Affiliates as a successor Administrative Agent).  If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after the current Administrative Agent’s giving of notice of resignation, then the current Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents and the Other Related Documents as Administrative Agent but not as Lender.  After any Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article 15 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents and the Other Related Documents.  Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents and the Other Related Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice.

15.15                 NO SET-OFFS.  Each Lender hereby acknowledges that the exercise by any Lender of offset, set-off, banker’s lien or similar rights against any deposit account or other property or asset of Borrower, whether or not located in Nevada or Texas, could result under certain laws in significant impairment of the ability of all Lenders to recover any further amounts in respect of the Loan.  Therefore, each Lender agrees, for the benefit of each other Lender, not to charge or offset any amount owed to it by Borrower against any of the accounts, property or assets of Borrower or any of its affiliates held by such Lender without the prior written approval of Administrative Agent and Requisite Lenders, and nothing herein shall be construed to be an authorization or consent for any Lender to charge or offset against any such accounts except as expressly provided herein.

ARTICLE 16.  MISCELLANEOUS PROVISIONS

16.1                        INDEMNITY.

(a)                                 INDEMNITY.  BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES) WHICH INDEMNITEES MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF:  (A) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (B) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY OTHER RELATED DOCUMENT; (C) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; (D) ANY ACT OR OMISSION BY BORROWER, CONSTITUENT PARTNER OR MEMBER OF BORROWER, ANY CONTRACTOR, SUBCONTRACTOR OR MATERIAL SUPPLIER, ENGINEER, ARCHITECT OR OTHER PERSON WITH RESPECT TO ANY OF THE PROPERTY OR IMPROVEMENTS; OR (E) INDEMNITEE’S ISSUANCE OF OR COMPLIANCE WITH ANY REQUESTED SET ASIDE LETTER; PROVIDED, HOWEVER, BORROWER SHALL HAVE NO OBLIGATION TO DEFEND, INDEMNIFY OR HOLD HARMLESS HEREUNDER ANY INDEMNITEE FOR ANY SUCH MATTER ARISING OUT OF OR ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNITEE.  BORROWER SHALL IMMEDIATELY PAY TO THE APPLICABLE INDEMNITEES UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE LOAN.  BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES SHALL SURVIVE CANCELLATION OF THE NOTES AND THE RELEASE, RECONVEYANCE OR PARTIAL RELEASE OF THE SECURITY INSTRUMENT.

(b)                                 WAIVER OF SPECIAL DAMAGES.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST ADMINISTRATIVE AGENT AND LENDERS, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, THE LOAN DOCUMENTS, ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS, THE LOAN OR THE USE OF THE PROCEEDS OF THE LOAN.

16.2                        FORM OF DOCUMENTS.  The form and substance of all documents, instruments, and forms of evidence to be delivered to Administrative Agent under the terms of this Agreement, any of the other Loan Documents or Other Related Documents shall be subject to Administrative Agent s approval and shall not be modified, superseded or terminated in any respect without Administrative Agent’s prior written approval.

16.3                        NO THIRD PARTIES BENEFITED.  No Person other than Administrative Agent,  Lenders and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents or Other Related Documents.  None of the proceeds of the Loan shall constitute a fund for the benefit of any contractor, subcontractor or laborer or material supplier.

16.4                        NOTICES.  All notices, demands, or other communications under this Agreement, the other Loan Documents or the Other Related Documents shall be in writing and shall be delivered to the appropriate party at the address set forth on the signature page of this Agreement (subject to change from time to time by written notice to all other parties to this Agreement).  All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, except that notice of Default may be sent by certified mail, return receipt requested, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid. Notices so sent shall be effective three (3) days after mailing, if mailed by first class mail, and otherwise upon receipt; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

16.5                        ATTORNEY-IN-FACT.  Borrower hereby irrevocably appoints and authorizes Administrative Agent, as Borrower’s attorney-in-fact, which agency is coupled with an interest, following the occurrence and during the existence of a Default, to execute and/or record in Administrative Agent’s or Borrower’s name any notices, instruments or documents that Administrative Agent deems appropriate to protect Lenders’ interest under any of the Loan Documents or Other Related Documents.

16.6                        ACTIONS.  Borrower agrees that Administrative Agent or any Lender, in exercising the rights, duties or liabilities of Administrative Agent, Lenders or Borrower under the Loan Documents or Other Related Documents, may commence, appear in or defend any action or proceeding purporting to affect the Property, the Improvements, the Loan Documents or the Other Related Documents and Borrower shall immediately reimburse Administrative Agent or such Lender upon demand for all such expenses so incurred or paid by Administrative Agent or such Lender, including, without limitation, attorneys’ fees and expenses and court costs.

16.7                        RIGHT OF CONTEST.  Borrower may contest in good faith any claim, demand, levy or assessment (other than Liens) by any Person other than Administrative Agent or Lenders which would constitute a Default if:  (a) Borrower pursues the contest diligently, in a manner which Administrative Agent determines is not prejudicial to Administrative Agent or any Lender, and does not impair the rights of Administrative Agent or any Lender under any of the Loan Documents or Other Related Documents; and (b) if requested by Administrative Agent, Borrower deposits with Administrative Agent any funds or other forms of assurance which Administrative Agent in good faith determines from time to time appropriate to protect Administrative Agent and each Lender from the consequences of the contest being unsuccessful, which assurances may include, at Administrative Agent’s option, a surety bond satisfactory for the payment of such claim of lien and for the full and continuous protection of Administrative Agent and Lenders from the effect of such lien, in form and substance acceptable to Administrative Agent.  Borrower’s compliance with this Section shall operate to prevent such claim, demand, levy or assessment from becoming a Default.

16.8                        RELATIONSHIP OF PARTIES.  The relationship of Borrower, Administrative Agent and Lenders under the Loan Documents and Other Related Documents is, and shall at all times remain, solely that of borrower and lender, and Administrative Agent and Lenders neither undertake nor assumes any responsibility or duty to Borrower or to any third party with respect to the Property or Improvements, except as expressly provided in this Agreement, the other Loan Documents and the Other Related Documents.

16.9                        DELAY OUTSIDE LENDER’S CONTROL.  No Lender or Administrative Agent shall be liable in any way to Borrower or any third party for Administrative Agent’s or such Lender’s failure to perform or delay in performing under the Loan Documents (and Administrative Agent  or any Lender may suspend or terminate all or any portion of Administrative Agent’s or such Lender’s obligations under the

Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Administrative Agent or such Lender deemed probable), or from any Act of God or other cause or event beyond Administrative Agent’s or such Lender’s control.

16.10                 ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT.  If any attorney is engaged by Administrative Agent or any Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents or Other Related Documents, with or without the filing of any legal action or proceeding or in connection with any appeal of a lower court decision, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of the Borrower, then Borrower shall immediately pay to Administrative Agent or such Lender, upon demand, the amount of all attorneys’ fees and expenses and all costs incurred by Administrative Agent or such Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Loan. In the event of any legal proceedings, court costs and attorneys’ fees shall be set by the court and not by jury and shall be included in any judgment obtained by Administrative Agent or such Lender.

16.11                 IMMEDIATELY AVAILABLE FUNDS.  Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Administrative Agent or any Lender shall be payable only in United States Dollars, in immediately available funds.

16.12                 AMENDMENTS AND WAIVERS.

(a)                                 Generally.  Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document  may be amended, (iii) the performance or observance by the Borrower or any other Loan Party of any terms of this Agreement or such other Loan Document may be waived, and (iv) the continuance of any Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto.  Notwithstanding the previous sentence and Section 16.12(b), the Administrative Agent, shall be authorized on behalf of all the Lenders, without the necessity of any notice to, or further consent from, any Lender, to waive the imposition of the late fees provided in Section 2.8(c), up to a maximum of three (3) times per calendar year, and Borrower shall be entitled to rely on any action of Administrative Agent without verifying that Requisite Lenders or Lenders have approved of such action.

(b)                                 Unanimous Consent.  Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by all of the Lenders (or the Administrative Agent at the written direction of the Lenders), do any of the following:

(i)                                     increase the Commitments of the Lenders (excluding any increase as a result of an assignment of Commitments permitted under Section 16.13) or subject the Lenders to any additional obligations;

(ii)                                  reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, the Loan;

(iii)                               reduce the amount of any fees payable to the Lenders hereunder;

(iv)                              postpone any date fixed for any payment of principal of, or interest on, the Loan (including, without limitation, the Maturity Date) or for the payment of fees or any other obligations of Borrower or Guarantor;

(v)                                 change the Pro Rata Shares (excluding any change as a result of an assignment of Commitments permitted under Section 16.13);

(vi)                              amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section;

(vii)                           modify the definition of the term “Requisite Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof;

(viii)                        release any Guarantor from its obligations under the Guaranty;

(ix)                              waive a Default under Section 13.1(a);

(x)                                 consent to any Transfer not expressly permitted by Section 14.2 of this Agreement or amend the provisions of Section 14.2;

(xi)                              release or dispose of any Collateral unless released or disposed of as permitted by, and in accordance with, Section 15.7, or in Section 2.12 with respect to a partial release of a Release Parcel on the terms and conditions set forth therein;  or

(xii)                           except as expressly provided in this Agreement, release any Borrower from its obligations under the Loan Documents Other Related Documents;

(c)                                  Amendment of Administrative Agent’s Duties, Etc.  No amendment, waiver or consent unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement, any of the other Loan Documents or Other Related Documents.  No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein.  No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.  Any Default occurring hereunder shall continue to exist until such time as such Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Default.  Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

16.13                 SUCCESSORS AND ASSIGNS.

(a)                                 Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Lenders (and any such assignment or transfer to which all of the Lenders have not consented shall be void).

(b)                                 Participations.  Any Lender may at any time grant to an affiliate of such Lender, or one or more banks or other financial institutions (each a “Participant”) participating interests in its Commitment or the obligations owing to such Lender hereunder.  No Participant shall have any rights or benefits under this Agreement or any other Loan Document.  In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of it obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase such Lender’s Commitment, (ii) extend the date fixed for the payment of principal on the Loan or a portion thereof owing to such Lender, or (iii) reduce the rate at which interest is payable thereon.  An assignment or other transfer which is not permitted by subsection (c) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

(c)                                  Assignments.  Any Lender may with the prior written consent of the Administrative Agent and the Borrower (which consent, in each case, shall not be unreasonably withheld) at any time assign to one or more Eligible Assignees (each an “Assignee”) all or a portion of its rights and obligations under this Agreement and the Notes; provided, however, (i) no such consent by the Borrower shall be required (x) if a Default or Potential Default shall exist or (y) in the case of an assignment to another Lender or an affiliate of another Lender or an Approved Fund; (ii) Borrower shall have been deemed to have approved an Assignee if Borrower fails to respond within five (5) Business Days after Borrower’s receipt of the request for approval of such Assignee, (iii) any partial assignment shall be in an amount at least equal to $10,000,000 and after giving effect to such assignment the assigning Lender retains a Commitment, or if the Commitments have been terminated, holds a Note having an outstanding principal balance, of at least $10,000,000, and (iv) each such assignment shall be effected by means of an Assignment and Assumption Agreement.  Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Assumption Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required.  Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangement so the new Notes (in the form attached hereto as Exhibit E) are issued to the Assignee and such transferor Lender, as appropriate.  In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $4,500; provided, however, if such assigning Lender is a Defaulting Lender, the administrative fee for processing such assignment shall be $7,500.  Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower, or any of its respective Affiliates or subsidiaries, or to any natural person.  In no event shall Borrower be directly or indirectly responsible for such administrative fees.

(d)                                 Intentionally Omitted.

(e)                                  Federal Reserve Bank Assignments.  In addition to the assignments and participations permitted under the foregoing provisions of the Section, and without the need to comply with any of the formal or procedural requirements of this Section, any Lender may at any time and from time to time, pledge and assign all or any portion of its rights under all or any of the

Loan Documents and Other Related Documents to a Federal Reserve Bank; provided that no such pledge of assignment shall release such Lender from its obligation thereunder.

(f)                                   Information to Assignee, Etc.  A Lender may, from time to time, furnish any information in the possession of such Lender concerning the Borrower, any subsidiary or any other Loan Party, or relating to the Loan or the Collateral, including insurance information, to Assignees and Participants (including prospective Assignees and Participants who Lender in good faith proposes to assign or participate a portion of the Loan in accordance with this Agreement).  In connection with and to the extent reasonably necessary for such negotiation, execution and delivery, Borrower authorizes Administrative Agent and Lenders to communicate all information and documentation related to the Loan (whether to Borrower or to any Participant, Assignee, legal counsel, appraiser or other necessary party) directly by e-mail, fax, or other electronic means used to transmit information.  Each Lender shall use commercially reasonable and good faith efforts to maintain, and to cause any of its Participants to maintain, such information in a confidential manner, and to restrict the dissemination of such information to Persons having a reasonable and legitimate need related to the Loan for access thereto.

(g)                                  Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the principal office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(h)                                 USA Patriot Act Notice; Compliance.  In order for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act, prior to any Lender that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Administrative Agent may request, and such Lender shall provide to the Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Administrative Agent to comply with federal law.

16.14                 ADDITIONAL COSTS.

(a)                                 Capital Adequacy.  If any Lender or any Participant in the Loan determines that compliance with any law or regulation or with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or such Participant, or any corporation controlling such Lender or such Participant, as a consequence of, or with reference to, such Lender’s or such Participant’s or such corporation’s Commitments or its making or maintaining Loans below the rate which such Lender or such Participant or such corporation controlling such Lender or such Participant could have achieved but for such compliance (taking into account the policies of such Lender or such Participant or corporation with regard to capital), then the Borrower shall, from time to time, subject to Section 2.8(f), pay to such Lender or such Participant additional amounts sufficient to compensate such Lender or such Participant or such corporation controlling such Lender or such Participant to the extent that such Lender or such Participant determines such increase in capital is allocable to such Lender’s or such Participant’s obligations hereunder.

(b)                                 Additional Costs.  In addition to, and not in limitation of the immediately preceding clause (a), the Borrower shall promptly pay to the Administrative Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans or hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or such obligation or the maintenance by such Lender of capital in respect of its LIBOR Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that:  (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or its Commitments (other than taxes imposed on or measured by the overall net income of such Lender or of its Lending Office for any of such LIBOR Loans by the jurisdiction in which such Lender has its principal office or such Lending Office), or (ii) imposes or modifies any reserve, special deposit or similar requirements (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on LIBOR Loans is determined) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder) or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies with respect to capital adequacy).

(c)                                  Lender’s Suspension of LIBOR Loans.  Without limiting the effect of the provisions of the immediately preceding subsection (a) and (b), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in  this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or continue LIBOR Loans shall be suspended until such Regulatory Change ceases to be in effect.

(d)                                 Notification and Determination of Additional Costs.  Each of the Administrative Agent, each Lender, and each Participant, as the case may be, agrees to notify the Borrower of any event occurring after the Effective Date entitling the Administrative Agent, such Lender or such Participant to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of the Administrative Agent, any Lender or any Participant to give such notice shall not release the Borrower from any of its obligations hereunder.  The Administrative Agent, each Lender and each Participant, as the case may be, agrees to furnish to the Borrower, a Lender or a Participant to the Administrative Agent as well, a certificate setting forth the basis and amount of each request for compensation under this Section.  Determinations by the Administrative Agent, such Lender, or such Participant, as the case may be, of the effect of any Regulatory Change shall be conclusive and binding for all purposes, absent manifest error.

16.15                 NO WAIVER.  No previous waiver and no failure or delay by Administrative Agent or any Lender in acting with respect to the terms of this Agreement, the other Loan Documents or Other Related Documents shall constitute a waiver of any breach, default, or failure of condition thereunder or the obligations secured thereby.  A waiver of any term of this Agreement, the other Loan Documents or Other Related Documents or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver.

16.16                 SIGNS.  In connection with the Loan, Borrower hereby agrees that Wells Fargo & Company and its subsidiaries (“Wells Fargo”) may publicly identify details of the Loan in Wells Fargo advertising and public communications of all kinds, including, but not limited to, press releases, direct mail, newspapers, magazines, journals, e-mail, internet advertising and communications, and the placement on the Property of reasonable signs in conformity with all laws, ordinances and regulations standard to construction loan transactions, in locations reasonably determined by Borrower, stating that construction financing is being provided by Wells Fargo and any other lenders or participants in the Loan.  Such details may include, but not be limited to, the name of the Property, the address of the Property, the amount of the Loan, the date of the closing and a description of the size/location of the Property.

16.17                 LENDER’S AGENTS.  Administrative Agent and/or any Lender may designate an agent or independent contractor to exercise any of such Person’s rights under this Agreement, any of the other Loan Documents and Other Related Documents.  Any reference to Administrative Agent or any Lender in any of the Loan Documents or Other Related Documents shall include Administrative Agent’s and such Lender’s agents, employees or independent contractors.  Borrower shall pay the costs of such agent or independent contractor either directly to such person or to Administrative Agent or such Lender in reimbursement of such costs, as applicable.

16.18                 TAX SERVICE.  Administrative Agent, on behalf of Lenders, is authorized to secure, at Borrower’s expense, a tax service contract with a third party vendor which shall provide tax information on the Property and Improvements satisfactory to Administrative Agent.

16.19                 WAIVER OF RIGHT TO TRIAL BY JURY.  TO THE EXTENT PERMITTED BY APPLICABLE STATE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS  (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

16.20                 SEVERABILITY.  If any provision or obligation under this Agreement, the other Loan Documents or Other Related Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the Other Related Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents or Other Related Documents, provided, however, that if the rate of interest or any other amount payable under the Notes or this Agreement or any other Loan Document, or the right of collectibility therefor, are declared to be or become invalid, illegal or unenforceable, Lenders’ obligations to make Advances under the Loan Documents shall not be enforceable by Borrower.

16.21                 TIME.  Time is of the essence of each and every term of this Agreement.

16.22                 HEADINGS.  All article, section or other headings appearing in this Agreement, the other Loan Documents and Other Related Documents are for convenience of reference only and shall be disregarded in construing this Agreement, any of the other Loan Documents and Other Related Documents.

16.23                 GOVERNING LAW; CONSENT TO JURISDICTION.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by, and construed and enforced in accordance with, the laws of the State of Texas without regard to any conflicts of law principles, except to the extent preempted by federal laws.  Borrower and all Persons in any manner obligated to Administrative Agent and Lenders under the Loan Documents and Other Related Documents consent to the jurisdiction of any federal or state court within the State of Texas and the State of Nevada having proper venue and also consent to service of process by any means authorized by Texas, Nevada or federal law.

16.24                 USA PATRIOT ACT NOTICE; COMPLIANCE.  The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution.  Consequently, Administrative Agent (for itself and/or as Administrative Agent for all Lenders hereunder) may from time-to-time request, and Borrower shall provide to Administrative Agent, Borrower’s name, address, tax identification number and/or such other identification information as shall be necessary for Administrative Agent and Lenders to comply with federal law.  An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

16.25                 ELECTRONIC DOCUMENT DELIVERIES. Documents required to be delivered pursuant to the Loan Documents (other than notices of Default) shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website such as www.Edgar.com <http://www.Edgar.com> or a website sponsored or hosted by the Administrative Agent or the Borrower) provided that (A) the foregoing shall not apply to notices to any Lender pursuant to Article 3 and (B) the Lender has not notified the Administrative Agent or Borrower that it cannot or does not want to receive electronic communications.   The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications.  Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which the Administrative Agent or Borrower posts such documents or the documents become available on a commercial website and the Administrative Agent or Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of  9:00 a.m. on the opening of business on the next business day for the recipient.  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificate required by Section 12.9 to the Administrative Agent and shall deliver paper copies of any documents to the Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender.  Except for the certificates required by Section 12.9, the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery.  Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents. Borrower acknowledges and agrees that (a) there are risks associated with the use of electronic transmission and that Administrative Agent and Lenders do not control the method of transmittal or service providers, (b) Administrative Agent and Lenders have no obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt or third party interception of any such transmission, and (c) BORROWER WILL RELEASE, HOLD HARMLESS AND INDEMNIFY INDEMNITEES FOR, FROM AND AGAINST ANY CLAIM, DAMAGE OR LOSS, INCLUDING THAT ARISING IN WHOLE OR PART FROM INDEMNITEE’S STRICT LIABILITY OR SOLE, COMPARATIVE OR CONTRIBUTORY NEGLIGENCE (BUT EXCLUDING ANY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT), WHICH IS RELATED TO THE ELECTRONIC TRANSMISSION OF DATA.

16.26                 INTEGRATION; INTERPRETATION.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN

THE PARTIES.  THIS INSTRUMENT MAY BE AMENDED ONLY BY AN INSTRUMENT IN WRITING EXECUTED BY THE PARTIES HERETO.  The Loan Documents and Other Related Documents shall not be modified except by written instrument executed by all parties.  Any reference to the Loan Documents or Other Related Documents includes any amendments, renewals or extensions now or hereafter approved by Administrative Agent in writing.

16.27                 JOINT AND SEVERAL LIABILITY.  The liability of all Persons obligated in any manner under this Agreement, any of the Loan Documents or Other Related Documents, other than Administrative Agent and/or Lenders, shall be joint and several.  The limitations set forth in the Guaranty documents with respect to Guarantors are not affected by the preceding sentence.

16.28                 POWERS OF ATTORNEY.  The powers of attorney granted by Borrower to Administrative Agent in this Agreement shall be unaffected by the disability of the principal so long as any portion of the Loan remains unpaid or unperformed.  Administrative Agent shall have no obligation to exercise any of the foregoing rights and powers in any event.  Borrower acknowledges that this power of attorney forms a part of a contract (this Agreement) and is security for money or for the performance of a valuable act.  Administrative Agent hereby discloses that it may exercise the foregoing power of attorney for Administrative Agent’s and/or Lenders’ benefit, and such authority need not be exercised for Borrower’s best interest.

16.29                 RULES OF CONSTRUCTION.  The word “Borrower” as used herein shall include both the named Borrower and any other person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the named Borrower under the Note and the other Loan Documents.  The term “person” as used herein shall include any individual, company, trust or other legal entity of any kind whatsoever.  If this Agreement is executed by more than one person, the term “Borrower” shall include all such persons.  The word “Administrative Agent” as used herein shall include Administrative Agent, its successors, assigns and affiliates, and the word “Lender” as used herein shall include each Lender and their respective successors, assigns and affiliates.

16.30                 USE OF SINGULAR AND PLURAL; GENDER.  When the identity of the parties or other circumstances make it appropriate, the singular number includes the plural, and the masculine gender includes the feminine and/or neuter.

16.31                 EXHIBITS, SCHEDULES AND RIDERS.  All exhibits, schedules, riders and other items attached hereto are incorporated into this Agreement by such attachment for all purposes.

16.32                 INCONSISTENCIES.  In the event of any inconsistencies between the terms of this Agreement and the terms of any of the other Loan Documents, the terms of this Agreement shall prevail.

16.33                 COUNTERPARTS.  To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single document.  It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.  Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

16.34                 CONTRIBUTIONS AND WAIVERS.

(a)                                 Each Borrower is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of each Borrower to accept joint and several liability for the obligations of each of them.

(b)                                 Each Borrower hereby agrees such Borrower is, and each such Borrower’s heirs, personal representatives, successors and assigns are, jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Administrative Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all of the Obligations of Borrowers, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of Borrowers without preferences or distinction among them.  Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 16.34 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 16.34 shall be absolute and unconditional.

(c)                                  If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations hereunder as and when due or to perform any of such Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.

(d)                                 The guaranty obligations of each Borrower under the provisions of this Section 16.34 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever, including the following:

(i)                                     the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document, or any other agreement, document or instrument to which any other Borrower is or may become a party;

(ii)                                  the absence of any action to enforce this Agreement (including this Section 16.34 or any other Loan Document or the waiver or consent by Administrative Agent and Lenders with respect to any of the provisions thereof;

(iii)                               the existence, value or condition of, or failure to perfect any lien or any security for the Obligations or any action, or the absence of any action, by Administrative Agent and Lenders in respect thereof (including the release of any such security);

(iv)                              the insolvency of any other Borrower;

(v)                                 the institution of any proceeding under the federal Bankruptcy Code, or any similar proceeding, by or against a Borrower or Administrative Agent’s election in any such proceeding of the application of Section 1111(b)(2) of the federal Bankruptcy Code;

(vi)                              any borrowing or grant of a security interest by any Borrower as debtor-in-possession, under Section 364 of the federal Bankruptcy Code;

(vii)                           the disallowance, under Section 502 of the federal Bankruptcy Code, of all or any portion of Administrative Agent’s claim(s) for repayment of any of the Obligations; or

(viii)                        any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor other than the payment and performance, in full, of the Obligations.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

(e)                                  Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of occurrence of any Potential Default or Default (except to the extent notice is expressly required to be given pursuant to the terms of this Agreement), or of any demand for any payment under this Agreement (except to the extent demand is expressly required to be given pursuant to the terms of this Agreement), notice of any action at any time taken or omitted by the Administrative Agent or any Lender under or in respect of any of the Obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement.  Except as otherwise expressly provided herein, each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Administrative Agent or Lenders in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Borrower.  Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or any failure to act on the part of the Administrative Agent or any Lender, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 16.34, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 16.34, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Borrower under this Section 16.34 shall not be discharged except by performance and then only to the extent of such performance.  The obligations of each Borrower under this Section 16.34 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower, Administrative Agent or any Lender.  The joint and several liability of Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower, Administrative Agent or any Lender.

(f)                                   Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 16.34(j), each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash.  Each Borrower acknowledges and agrees that this subordination is intended to benefit Administrative Agent and Lenders and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Section 16.34, and that Administrative Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 16.34.

(g)                                  If Administrative Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Administrative Agent or such Lender a lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Administrative Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 16.34.  If, in the exercise of any of its rights and remedies, Administrative Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Borrower hereby consents to such action by Administrative Agent or such Lender and waives any claim based upon such action, even if such action by Administrative Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Administrative Agent or such Lender.  Any election of remedies that results in the denial or impairment of the right of Administrative Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations.  In the event Administrative Agent or any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Administrative Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Administrative Agent or such Lender but shall be credited against the Obligations.  The amount of the successful bid at any such sale, whether Administrative Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 16.34, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Administrative Agent or any Lenders might otherwise be entitled but for such bidding at any such sale.

(h)                                 The provisions of this Section 16.34 are made for the benefit of the Administrative Agent, the Lenders and their respective successors and assigns, and may be enforced by any such Person from time to time against any of Borrowers as often as occasion therefor may arise and without requirement on the part of Administrative Agent or any Lender first to marshal any of its claims or to exercise any of its rights against any of the other Borrowers or to exhaust any remedies available to it against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy.  The provisions of this Section 16.34 shall remain in effect until all the Obligations hereunder shall have been paid in full or otherwise fully satisfied.  If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy or reorganization of any of Borrowers, or otherwise, the provisions of this Section 16.34 will forthwith be reinstated and in effect as though such payment had not been made.

(i)                                     Each Borrower’s liability under this Section 16.34 shall be limited to an amount not to exceed as of any date of determination the greater of the following:

(i)                                     the amount of the Loan allocated to that portion of the Property and Improvements owned by each Borrower as set forth on Schedule 16.34 hereto (with respect to such portion of the Property and Improvements, the “Allocated Loan Amount”); and

(ii)                                  the amount that could be claimed by Administrative Agent and any Lender from such Borrower under this Section 16.34 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower’s right of contribution and indemnification from each other Borrower under Section 16.34(j) below.

(j)                                    Contribution with Respect to Guaranty Obligations:

(i)                                     To the extent that any Borrower (the “Overpaying Borrower”) incurs (i) any payment in excess of its Allocated Loan Amount, or (ii) a loss of its Collateral due to the foreclosure (or other realization by Lenders) of, or the delivery of deeds in lieu of foreclosure relating to it Collateral, and the value of such Collateral exceeded its Allocated Loan Amount (the

“Overpayment Amount”), then such Overpaying Borrower shall be entitled, after indefeasible payment in full and the satisfaction of all Obligations to Lenders under this Agreement, to contribution from each of the benefited Borrowers, on a pro rata basis, for the amounts so paid, advanced or benefited, in an amount equal to the difference between the Overpayment Amount and such benefited Borrower’s then current Allocated Loan Amount.  Any such contribution payments shall be made within ten (10) Business Days after demand therefor.

(ii)                                  This Section 16.34(j) is intended only to define the relative rights of Borrowers and nothing set forth in this Section 16.34(j) is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 16.34(a) above.  Nothing contained in this Section 16.34(j) shall limit the liability of any Borrower to pay all or any part of the Loan made directly or indirectly to that Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.

(iii)                               The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

(iv)                              The rights of the indemnifying Borrowers against other Borrowers under this Section 16.34(j) shall be exercisable only upon the full and indefeasible payment of the Obligations.

(k)                                 The liability of Borrowers under this Section 16.34 is in addition to and shall be cumulative with all liabilities of each Borrower to Administrative Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

(l)                                     Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Borrower to honor all of its obligations in respect of Swap Obligations under any Secured Rate Contract (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 16.34(l) for the maximum amount of such liability than can be hereby incurred without rendering its obligations under this Section 16.34(l), voidable under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section 16.34(l) shall remain in full force and effect until the guarantees in respect of Swap Obligations under each Secured Rate Contract have been discharged, or otherwise released or terminated in accordance with the terms of this Agreement.  Each Qualified ECP Guarantor intends that this Section 16.34(l) constitute, and this Section 16.34(l) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Borrower for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

16.35                 PRIOR LOAN DOCUMENTS.

(a)                                 Amendment and Restatement.  This Agreement amends and restates that certain Loan Agreement dated April 23, 2013 (the “Prior Loan Agreement”) executed by Summerlin Centre, LLC, a Delaware limited liability company (“Prior Borrower”) and The Howard Hughes Corporation (“Prior Lender”) relating to that certain loan (the “Prior Loan”) in the original principal amount of $350,000,000 from Prior Lender to Prior Borrower.  The Prior Loan has since been assumed by Borrower, and Prior Lender has assigned the Prior Loan to Administrative Agent, on behalf of the Lenders.  To the extent there are any conflicting provisions in the Prior Loan Agreement and this Agreement, the terms of this Agreement shall take precedence and shall control.

(b)                                 Assignment.  Borrower hereby (i) consents to the assignment of the Prior Loan and all documents evidencing and/or securing the Prior Loan (collectively, the “Prior Loan Documents”) to Administrative Agent, for the benefit of the Lenders, and (ii) acknowledges that the Prior Loan Documents are being amended and restated in their entity by the Loan Documents, and (iii) acknowledges that all documentation relating to the Loan shall be evidenced by the Loan Documents with no provisions (except lien priority of the Prior Deed of Trust) from the Prior Loan Documents surviving the assignment of the Prior Loan Documents to Administrative Agent.  Without limiting the foregoing, to the extent there are any inconsistencies between the Prior Loan Documents and the Loan Documents, the Loan Documents shall control and prevail.

(c)                                  Representations and Warranties.  Borrower hereby represents and warrants to Administrative Agent and Lenders that the Prior Loan Documents represent all documents evidencing, securing or otherwise executed in connection with the Prior Loan, and that the Prior Loan Documents have not been modified, altered or amended in any manner, subject to any exceptions disclosed on the Title Policy.

(d)                                 Released Parties.  Borrower hereby releases, remises, acquits and forever discharges Administrative Agent and Lenders, together with their respective agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, employees, subsidiary corporations, parent corporations, and related corporate divisions, past and present (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing (collectively, “Claims”), for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date hereof, and in any way directly or indirectly arising out of or in any way connected to the Prior Loan Documents and all other documents evidencing, securing or otherwise executed in connection with the Prior Loan, or any of the transactions associated therewith, including specifically but not limited to claims of usury, lack of consideration, fraudulent conveyance and lender liability. Borrower represents and warrants to Administrative Agent and Lenders that it has no Claims against the Prior Lender under the Prior Loan Documents.  THE FOREGOING RELEASE INCLUDES ACTIONS AND CAUSES OF ACTION, JUDGMENTS, EXECUTIONS, SUITS, DEBTS, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, DAMAGES AND EXPENSES ARISING AS A RESULT OF THE NEGLIGENCE OF ONE OR MORE OF THE RELEASED PARTIES, HOWEVER, SUCH RELEASE SHALL NOT APPLY TO ANY RELEASED PARTY TO THE EXTENT THE SUBJECT OF THE RELEASE IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF SUCH RELEASED PARTY.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, Borrower, Administrative Agent and Lenders have executed this Agreement as of the date appearing on the first page of this Agreement.

“ADMINISTRATIVE AGENT”

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders

By:	/s/ Ryan Campbell
Ryan Campbell, Vice President

Administrative Agent’s Address:

5400 LBJ Freeway, Suite 1000
Dallas, Texas 75240
Attn: Commercial Real Estate Group, Ryan Campbell
Telephone: 972-364-1024
Facsimile: 972-386-4723
Email: ryan.c.campbell@wellsfargo.com

With copy to:

301 S. College Street, 4th Floor
Charlotte, NC 28288
MAC D1053-04F
Attn: Debbie Ramsey, Vice President, Shared Credit Management
Telephone: 704-715-7788
Facsimile: 866-600-0942
Email: debbie.ramsey@wellsfargo.com

“LENDER”

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Ryan Campbell
Ryan Campbell, Vice President

Lender’s Address:

5400 LBJ Freeway, Suite 1000
Dallas, Texas 75240
Attn: Commercial Real Estate Group, Ryan Campbell
Telephone: 972-364-1024
Facsimile: 972-386-4723
Email: ryan.c.campbell@wellsfargo.com

301 S. College Street, 4th Floor
Charlotte, NC 28288
MAC D1053-04F
Attn: Debbie Ramsey, Vice President, Shared Credit Management
Telephone: 704-715-7788
Facsimile: 866-600-0942
Email: debbie.ramsey@wellsfargo.com

“LENDER”

U.S. BANK NATIONAL ASSOCIATION,
a national banking association

By:	/s/ John D. Kuykendall
Name:	John D. Kuykendall
Title:	Senior Vice President

Lender’s Address:

13737 Noel Road, Suite 800
Dallas, Texas 75240
Attn: Commercial Real Estate, John D. Kuykendall
Telephone: 972-581-1611
Facsimile: 972-581-1670
Email: john.kuykendall@usbank.com

“LENDER”

JPMORGAN CHASE BANK, N.A.,
a national banking association

By:	/s/ Diane Chavez
Name:	Diane Chavez
Title:	Authorized Officer

Lender’s Address:

Attn:
Telephone:
Facsimile:
Email:

“BORROWER”

THE SHOPS AT SUMMERLIN NORTH, LP,
a Delaware limited partnership

By:	Summerlin North GP, LLC, a Delaware limited liability company, its general partner

	By:	/s/ Peter F. Riley
Peter F. Riley, Secretary

THE SHOPS AT SUMMERLIN SOUTH, LP,
a Delaware limited partnership

By:	Summerlin South GP, LLC, a Delaware limited liability company, its general partner

	By:	/s/ Peter F. Riley
Peter F. Riley, Secretary

Borrower’s Address:

c/o The Howard Hughes Corporation
One Galleria Tower
13355 Noel Road, Suite 2200
Dallas, Texas 75240
Attention: President

c/o The Howard Hughes Corporation
One Galleria Tower
13355 Noel Road, Suite 2200
Dallas, Texas 75240
Attention: Legal Department